Exhibit 4.3

EXECUTION COPY

BA CREDIT CARD FUNDING, LLC

as Transferor

FIA CARD SERVICES, NATIONAL ASSOCIATION

(formerly known as MBNA America Bank, National Association)

as Servicer

and

THE BANK OF NEW YORK

as the Trustee

on behalf of the Certificateholders

of the BA Master Credit Card Trust II

SECOND AMENDED AND RESTATED

POOLING AND SERVICING AGREEMENT

Dated as of October 20, 2006

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(continued)

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(continued)

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(continued)

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EXHIBITS

Exhibit A	Form of Transferor Certificate
Exhibit B	Form of Assignment of Receivables in Additional Accounts
Exhibit C	Form of Monthly Servicer’s Certificate
Exhibit D	Form of Annual Servicer’s Certificate
Exhibit E	Form of Opinion of Counsel Regarding Additional Accounts
Exhibit F	Form of Annual Opinion of Counsel
Exhibit G	Form of Reassignment of Receivables
Exhibit H	Form of Reconveyance of Receivables

SCHEDULES

Schedule 1	List of Accounts [Deemed Incorporated]
[Schedule 2	List of Series Supplements to the Pooling and Servicing Agreement]

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THIS SECOND AMENDED AND RESTATED POOLING AND SERVICING AGREEMENT (this “Agreement”) by and among BA CREDIT CARD FUNDING, LLC, a Delaware limited liability company (“Funding”), as Transferor, FIA CARD SERVICES, NATIONAL ASSOCIATION (formerly known as MBNA America Bank, National Association), a national banking association (“FIA”), as Servicer, and THE BANK OF NEW YORK, a banking corporation organized and existing under the laws of the State of New York, as Trustee, is made and entered into as of October 20, 2006.

WHEREAS, the Trustee and FIA have heretofore executed and delivered an Amended and Restated Pooling and Servicing Agreement, dated as of June 10, 2006, which amended and restated the Pooling and Servicing Agreement, dated as of August 4, 1994 (as amended and restated, amended, supplemented or otherwise modified prior to the date hereof, the “Prior Pooling and Servicing Agreement”); and

WHEREAS, FIA, as Seller under the Prior Pooling and Servicing Agreement, has determined to substitute Funding as the Transferor under this Agreement in the place of FIA as the Seller under the Prior Pooling and Servicing Agreement, and the parties hereto desire to amend and restate in its entirety the Prior Pooling and Servicing Agreement, among other things, to provide for the substitution of Funding for FIA, in such capacity.

NOW, THEREFORE, in consideration of the mutual agreements contained herein, the Prior Pooling and Servicing Agreement is hereby amended and restated in its entirety as follows and each party agrees as follows for the benefit of the other parties and the Certificateholders:

ARTICLE I

DEFINITIONS

Section 1.01. Definitions. Whenever used in this Agreement, the following words and phrases shall have the following meanings:

“Account” shall mean each Initial Account, each Additional Account, and each Transferred Account. This term includes an Additional Account only from and after the related Addition Date. This term does not include any Removed Accounts. This term does not include any Account from and after the date on which all of its Receivables have been reassigned to the Transferor pursuant to subsection 2.04(d) or (e).

“Account Information” shall have the meaning specified in subsection 2.02(b).

“Account Owner” shall mean FIA, and its successors and assigns, as the issuer of the credit card relating to an Account pursuant to a Credit Card Agreement.

“Account Schedule” shall mean a complete schedule of all Accounts that is attached to this Agreement and marked as Schedule 1. The Account Schedule may take the form of a computer file, a microfiche list, or another tangible medium that is commercially reasonable. The Account Schedule must identify each Account by account number and by the balance of the Receivables existing in that Account on the Amendment Closing Date (for each Initial Account) or the related Addition Date (for each Additional Account).

“Accumulation Period” shall mean, with respect to any Series, or any Class within a Series, a period following the Revolving Period, which shall be the accumulation or other period in which Collections of Principal Receivables are accumulated in an account for the benefit of the Investor Certificateholders of such Series, or a Class within such Series, in each case as defined with respect to such Series in the related Supplement.

“Addition Date” shall have the meaning, for an Additional Account, set forth in the related Assignment.

“Additional Account” shall mean each VISA,® MasterCard,® or American Express® credit card account* that is designated as an Account under Section 2.06 and the related Assignment after the Amendment Closing Date and that is identified on the Account Schedule from and after the related Addition Date.

“Affiliate” shall mean, for any identified Person, any other Person that (a) is an affiliate or insider of that identified Person, (b) controls that identified Person, (c) is controlled by that identified Person, or (d) is under common control with that identified Person.

“Aggregate Investor Default Amount” shall have, with respect to any Series of Certificates, the meaning stated in the related Supplement.

“Aggregate Investor Interest” shall mean, as of any date of determination, the sum of the Investor Interests of all Series of Certificates issued and outstanding on such date of determination.

“Aggregate Investor Percentage” with respect to Principal Receivables, Finance Charge Receivables and Receivables in Defaulted Accounts, as the case may be, shall mean, as of any date of determination, the sum of such Investor Percentages of all Series of Certificates issued and outstanding on such date of determination; provided, however, that the Aggregate Investor Percentage shall not exceed 100%.

“Agreement” shall have the meaning set forth in the first paragraph of this document.

“Amendment Closing Date” shall mean October 20, 2006.

“Amortization Period” shall mean, with respect to any Series, or any Class within a Series, a period following the Revolving Period during which principal is distributed to Investor Certificateholders, which shall be the controlled amortization period, the principal amortization period, the rapid amortization period, or other amortization period, in each case as defined with respect to such Series in the related Supplement.

*	VISA, MasterCard, and American Express are registered trademarks of VISA USA, Inc., MasterCard International Incorporated, and American Express Company, respectively.

“Annual Membership Fee” shall mean an annual membership fee or similar fee that is charged to an Account under the related Credit Card Agreement.

“Applicants” shall have the meaning specified in Section 6.07.

“Appointment Day” shall have the meaning specified in subsection 9.02(a).

“Assignment” shall have the meaning specified in subsection 2.06(c)(ii).

“Authorized Newspaper” shall mean a newspaper of general circulation in the Borough of Manhattan, The City of New York printed in the English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays and holidays.

“Average Principal Receivables” shall mean, for any period, an amount equal to (a) the sum of the aggregate amount of Principal Receivables at the end of each day during such period divided by (b) the number of days in such period.

“BACCS” shall mean Banc of America Consumer Card Services, LLC, a North Carolina limited liability company, and its permitted successors and assigns.

“Bank Portfolio” shall mean the MasterCard,® VISA,® and American Express® credit card accounts owned by the Account Owner.

“Bearer Certificates” shall have the meaning specified in Section 6.01.

“Bearer Rules” shall mean the provisions of the Internal Revenue Code, in effect from time to time, governing the treatment of bearer obligations, including sections 163(f), 871, 881, 1441, 1442 and 4701, and any regulations thereunder including, to the extent applicable to any Series, Proposed or Temporary Regulations.

“Book-Entry Certificates” shall mean certificates evidencing a beneficial interest in the Investor Certificates, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 6.10; provided, that after the occurrence of a condition whereupon book-entry registration and transfer are no longer authorized and Definitive Certificates are to be issued to the Certificate Owners, such certificates shall no longer be “Book-Entry Certificates.”

“Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, or Newark, Delaware (or, with respect to any Series, any additional city specified in the related Supplement) are authorized or obligated by law or executive order to be closed.

“Cash Advance Fee” shall mean a cash advance fee or similar fee that is charged to an Account under the related Credit Card Agreement.

“Certificate” shall mean any one of the Investor Certificates of any Series or the Transferor Certificate.

“Certificateholder” or “Holder” shall mean the Person in whose name a Certificate is registered in the Certificate Register; if applicable, the holder of any Bearer Certificate or Coupon, as the case may be or such other Person deemed to be a “Certificateholder” or “Holder” in any Series Supplement; and, if used with respect to the Transferor Interest, a Person in whose name the Transferor Certificate is registered in the Certificate Register or a Person in whose name ownership of the uncertificated interest in the Transferor Interest is recorded in the books and records of the Trustee.

“Certificate Interest” shall mean interest payable in respect of the Investor Certificates of any Series pursuant to Article IV of the Supplement for such Series.

“Certificate Owner” shall mean, with respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate, as may be reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency).

“Certificate Principal” shall mean principal payable in respect of the Investor Certificates of any Series pursuant to Article IV of this Agreement.

“Certificate Rate” shall mean, with respect to any Series of Certificates (or, for any Series with more than one Class, for each Class of such Series), the percentage (or formula on the basis of which such rate shall be determined) stated in the related Supplement.

“Certificate Register” shall mean the register maintained pursuant to Section 6.03, providing for the registration of the Certificates and transfers and exchanges thereof.

“Class” shall mean, with respect to any Series, any one of the classes of Certificates of that Series as specified in the related Supplement.

“Clearing Agency” shall mean an organization registered as a “clearing agency” pursuant to Section 17A of the Securities Exchange Act of 1934, as amended.

“Clearing Agency Participant” shall mean a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency or Foreign Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency or Foreign Clearing Agency.

“Clearstream” shall mean Clearstream Banking, société anonyme and its successors and assigns.

“Closing Date” shall mean, with respect to any Series, the date of issuance of such Series of Certificates, as specified in the related Supplement.

“Collateral Interest” shall have the meaning, with respect to any Series, specified in the related Supplement.

“Collection Account” shall have the meaning specified in subsection 4.02(a).

“Collections” shall mean all payments on Receivables in the form of cash, checks, wire transfers, electronic transfers, ATM transfers, or any other form of payment. This term includes Recoveries and Insurance Proceeds. This term also includes the amount of Interchange (if any) allocable to any Series of Certificates pursuant to any Supplement with respect to the related Monthly Period (to the extent received by the Trust and deposited into the Finance Charge Account or any Series Account, as the case may be, on the Transfer Date following the related Monthly Period), to be applied as if such amount were Collections of Finance Charge Receivables for all purposes. This term also includes the amount deposited by the Transferor into the Finance Charge Account (or Series Account if provided in any Supplement) pursuant to Section 2.08.

“Commission” shall mean the Securities and Exchange Commission.

“Companion Series” shall mean (i) each Series which has been paired with another Series (which Series may be prefunded or partially prefunded), such that the reduction of the Investor Interest of such Series results in the increase of the Investor Interest of such other Series, as described in the related Supplements, and (ii) such other Series.

“Corporate Trust Office” shall mean the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Agreement is located at 101 Barclay Street, 8 West, New York, New York 10286.

“Coupon” shall have the meaning specified in Section 6.01.

“Credit Adjustment” shall have the meaning specified in subsection 4.03(c).

“Credit Card Agreement” shall mean, for any VISA,® MasterCard,® or American Express® credit card account, the agreement (including any related statement under the Truth in Lending Act) between the Account Owner and the related Obligor governing that account.

“Credit Card Guidelines” shall mean the Account Owner’s policies and procedures (a) relating to the operation of its credit card business, including the policies and procedures for determining the creditworthiness of credit card customers and the extension of credit to credit card customers, and (b) relating to the maintenance of credit card accounts and the collection of credit card receivables.

“Credit Enhancement” shall mean, with respect to any Series, the subordination, the cash collateral guaranty or account, collateral interest, letter of credit, surety bond, insurance policy, spread account, reserve account, cross-support feature or any other contract or agreement for the benefit of the Certificateholders of such Series (or Certificateholders of a Class within such Series) as designated in the applicable Supplement.

“Credit Enhancement Provider” shall mean, with respect to any Series, the Person, if any, designated as such in the related Supplement.

“Date of Processing” shall mean, with respect to any transaction, the date on which such transaction is first recorded on the Servicer’s computer master file of MasterCard,® VISA® and American Express® credit card accounts (without regard to the effective date of such recordation).

“Debtor Relief Laws” shall mean (a) the United States Bankruptcy Code, (b) the Federal Deposit Insurance Act, and (c) all other insolvency, bankruptcy, conservatorship, receivership, liquidation, reorganization, or other debtor relief laws affecting the rights of creditors generally.

“Default Amount” shall mean, with respect to any Defaulted Account, the amount of Principal Receivables (other than Ineligible Receivables) in such Defaulted Account on the day such Account became a Defaulted Account.

“Defaulted Account” shall mean any Account containing only Receivables that have been charged off as uncollectible under the Credit Card Guidelines and the Servicer’s customary and usual procedures for servicing credit card accounts. An Account becomes a Defaulted Account on the date on which all of its Receivables are recorded as charged-off on the Servicer’s master computer file of credit card accounts.

“Definitive Certificate” shall have the meaning specified in Section 6.10.

“Depository” shall have the meaning specified in Section 6.10.

“Depository Agreement” shall mean, with respect to each Series, the agreement among the Transferor, the Trustee and the Clearing Agency, or as otherwise provided in the related Supplement.

“Determination Date” shall mean, unless otherwise specified in the related Series Supplement, the fourth Business Day prior to each Transfer Date.

“Discount Option Receivables” shall mean, with respect to any Series, Principal Receivables designated by the Transferor that are transferred to the Trustee at a specified discount, which discount is applied such that the discounted portion of Collections of such Principal Receivables are treated as Collections of Finance Charge Receivables, as specified with respect to such Series in the related Supplement.

“Discount Option Receivable Collections” shall have the meaning specified in Section 2.08.

“Discounted Percentage” shall have the meaning specified in Section 2.08.

“Distribution Account” shall have the meaning specified in subsection 4.02(c).

“Distribution Date” shall mean, with respect to each Series, the dates specified in the related Supplement.

“Dollars”, “$” or “U.S. $” shall mean United States dollars.

“Draft Fee” shall mean a draft fee or similar fee that is charged to an Account under the related Credit Card Agreement.

“Eligible Account” shall mean any VISA,® MasterCard,® or American Express® credit card account for which each of the following requirements is satisfied as of the date of its designation under the Prior Pooling and Servicing Agreement, in the case of any Initial Account, or as of the related Addition Date, in the case of any Additional Account:

(a) it exists and is maintained by the Account Owner;

(b) its Receivables are payable in Dollars;

(c) the related Obligor’s most recent billing address is located in the United States or its territories or possessions;

(d) it is not classified on the Account Owner’s electronic records as counterfeit, cancelled, fraudulent, stolen, or lost; and

(e) all of its Receivables have not been charged off as uncollectible under the Account Owner’s customary and usual procedures for servicing credit card accounts.

“Eligible Receivable” shall mean any Receivable for which each of the following requirements is satisfied as of the applicable time:

(a) it arises in an Eligible Account;

(b) it is created, in all material respects, in compliance with all Requirements of Law applicable to the Account Owner, and it is created under a Credit Card Agreement that complies, in all material respects, with all Requirements of Law applicable to the Account Owner;

(c) all consents, licenses, approvals, or authorizations of, or registrations or declarations with, any Governmental Authority that are required for its creation or the execution, delivery, or performance of the related Credit Card Agreement have been obtained or made by the Account Owner and are fully effective;

(d) immediately prior to it being transferred to the Trustee, the Transferor has good and marketable title to it free and clear of all Liens arising through or under the Transferor or any of its Affiliates, except for any Lien for municipal or other local taxes if those taxes are currently not due or if the Account Owner, BACCS, or the Transferor is currently in good faith contesting those taxes in appropriate proceedings and has set aside adequate reserves for those contested taxes;

(e) it is the legal, valid, and binding payment obligation of the related Obligor and is enforceable against that Obligor in accordance with its terms, except as enforceability may be limited by Debtor Relief Laws or general principles of equity; and

(f) it is an account under Article 9 of the Delaware UCC.

“Eligible Servicer” shall mean the Trustee, a wholly-owned subsidiary of the Trustee, or an entity which, at the time of its appointment as Servicer, (a) is servicing a portfolio of consumer revolving credit card accounts or other consumer revolving credit accounts, (b) is legally qualified and has the capacity to service the Receivables, (c) is qualified (or licensed) to use the software that the Servicer is then currently using to service the Receivables or obtains the right to use, or has its own, software which is adequate to perform its duties under this Agreement, (d) has, in the reasonable judgment of the Trustee, demonstrated the ability to professionally and competently service a portfolio of similar accounts in accordance with customary standards of skill and care and (e) has a net worth of at least $50,000,000 as of the end of its most recent fiscal quarter.

“Enhancement Invested Amount” shall have the meaning, with respect to any Series, specified in the related Supplement.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

“Euroclear Operator” shall mean Euroclear Bank S.A./N.V., as operator of the Euroclear System, and its successors and assigns.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Extended Trust Termination Date” shall have the meaning specified in subsection 12.01(a).

“FDIC” shall mean the Federal Deposit Insurance Corporation.

“FIA” shall have the meaning set forth in the first paragraph of this Agreement.

“Finance Charge Account” shall have the meaning specified in subsection 4.02(b).

“Finance Charge Receivable” shall mean any Receivable that is a Periodic Finance Charge, a Cash Advance Fee, a Late Fee, an Annual Membership Fee, a Draft Fee, a Service Transaction Fee, or a similar fee or charge, including a charge for credit insurance. Finance Charge Receivables with respect to any Monthly Period shall include the amount of Interchange (if any) and Discount Option Receivables (if any) and other amounts allocable to any Series of Certificates pursuant to any Supplement with respect to such Monthly Period (to the extent received by the Trustee and deposited into the Finance Charge Account or any Series Account, as the case may be, on the Transfer Date following such Monthly Period).

“Floating Principal Allocation” shall have the meaning specified in the related Supplement.

“Foreign Clearing Agency” shall mean Clearstream and the Euroclear Operator.

“Funding” shall have the meaning set forth in the first paragraph of this Agreement.

“Global Certificate” shall have the meaning specified in Section 6.13.

“Governmental Authority” shall mean the United States of America or any individual State, any political subdivision of the United States of America or any individual State, or any other entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government.

“Group” shall mean, with respect to any Series, the group of Series in which the related Supplement specifies that such Series shall be included.

“Holder of the Transferor Certificate” or “holder of the Transferor Certificate” shall mean the Holder of the Transferor Certificate or the Holder of any uncertificated interest in the Transferor Interest.

“Ineligible Receivable” shall have the meaning specified in subsection 2.04(d)(iii).

“Initial Account” shall mean each VISA®, MasterCard®, or American Express® credit card account that was designated as an Account under the Prior Pooling and Servicing Agreement and that is identified on the Account Schedule from and after the Amendment Closing Date.

“Initial Investor Interest” shall mean, with respect to any Series of Certificates, the amount stated in the related Supplement.

“Insolvency Event” shall have the meaning specified in subsection 9.01(c).

“Insurance Proceeds” shall mean all Insurance Proceeds (as defined in the Receivables Purchase Agreement) that are allocable to the Receivables transferred by the Transferor to the Trustee.

“Interchange” shall mean all Interchange (as defined in the Receivables Purchase Agreement) that is allocable to the Receivables transferred by the Transferor to the Trustee.

“Internal Revenue Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Investment Company Act” shall mean the Investment Company Act of 1940, as amended from time to time.

“Investor Account” shall mean each of the Finance Charge Account, the Principal Account and the Distribution Account.

“Investor Certificate” shall mean any one of the certificates (including, without limitation, the Bearer Certificates, the Registered Certificates or the Global Certificates) issued by the Trust, executed by the Transferor (or, prior to the Amendment Closing Date, executed by FIA as Seller under the Prior Pooling and Servicing Agreement) and authenticated by the Trustee substantially in the form (or forms in the case of a Series with multiple classes) of the investor certificate attached to the related Supplement or such other interest in the Trust deemed to be an “Investor Certificate” in any related Supplement.

“Investor Certificateholder” shall mean the holder of record of an Investor Certificate.

“Investor Charge-Off” shall have, with respect to each Series, the meaning specified in the applicable Supplement.

“Investor Default Amount” shall have, with respect to any Series of Certificates, the meaning stated in the related Supplement.

“Investor Interest” shall have, with respect to any Series of Certificates, the meaning stated in the related Supplement.

“Investor Percentage” shall have, with respect to Principal Receivables, Finance Charge Receivables and Receivables in Defaulted Accounts, and any Series of Certificates, the meaning stated in the related Supplement.

“Investor Servicing Fee” shall have, with respect to each Series, the meaning specified in Section 3.02.

“Late Fee” shall mean a late fee or similar fee that is charged to an Account under the related Credit Card Agreement.

“Lien” shall mean any security interest, lien, mortgage, deed of trust, pledge, hypothecation, encumbrance, assignment, participation interest, equity interest, deposit arrangement, preference, priority, or other security or preferential arrangement of any kind or nature. This term includes any conditional sale or other title retention arrangement and any financing lease having substantially the same economic effect as any security or preferential arrangement. This term does not include any security interest or other lien created in favor of the Trustee under the Prior Pooling and Servicing Agreement or any other document and does not include any assignment pursuant to Section 7.02.

“Maximum Addition Amount” shall mean, unless otherwise provided in a Supplement, with respect to any Addition Date, the number of Accounts originated by the Account Owner and designated as Additional Accounts pursuant to Section 2.06 without prior Rating Agency confirmation of its then existing rating of any Series of Investor Certificates then issued and outstanding described under subsection 2.06(c)(vii) which would either (a) with respect to any of the three consecutive Monthly Periods be equal to the product of (i) 15% and (ii) the number of Accounts as of the first day of the calendar year during which such Monthly Periods commence or (b), with respect to any twelve-month period, equal the product of (i) 20% and (ii) the number of Accounts as of the first day of such twelve-month period; provided, however, that if the aggregate principal balance in the Additional Accounts specified in clause (a) or (b) above, as the case may be, shall exceed either (y) the product of (i) 15% and (ii) the aggregate amount of Principal Receivables determined as of the first day of the third preceding Monthly Period minus the aggregate amount of Principal Receivables as of the date each such Additional Account was added to the Trust in all of the Accounts owned by the Account Owner that have been designated as Additional Accounts since the first day of the third preceding Monthly Period or (z) the product of (i) 20% and (ii) the aggregate amount of Principal Receivables determined as of the first day of the calendar year in which such Addition Date occurs minus the aggregate amount of Principal Receivables as of the date each such Additional

Account was added to the Trust in all of the Accounts owned by the Account Owner that have been designated as Additional Accounts since the first day of such calendar year, the Maximum Addition Amount shall be an amount equal to the lesser of the aggregate amount of Principal Receivables specified in either clause (y) or clause (z) of this proviso.

“Minimum Aggregate Principal Receivables” shall mean, unless otherwise provided in a Supplement relating to any Series, as of any date of determination, an amount equal to the sum of the numerators used in the calculation of the Investor Percentages with respect to Principal Receivables for all outstanding Series on such date; provided, that with respect to any Series in its Accumulation Period or such other period as designated in the related Supplement with an Investor Interest as of such date of determination equal to the Principal Funding Account Balance relating to such Series taking into account any deposit to be made to the Principal Funding Account on the Transfer Date following such date of determination, the numerator used in the calculation of the Investor Percentage with respect to Principal Receivables relating to such Series shall, solely for the purpose of the definition of Minimum Aggregate Principal Receivables, be deemed to equal zero.

“Minimum Transferor Interest” shall mean 4% (or such other percentage as specified in the related Supplement) of the Average Principal Receivables; provided, however, that the Transferor may reduce the Minimum Transferor Interest upon (w) delivery to the Trustee of a Tax Opinion with respect to such reduction, (x) 30 day’s prior notice to the Trustee, each Rating Agency and any Credit Enhancement Provider entitled to receive such notice pursuant to the relevant Supplement, (y) written confirmation from the Rating Agency that such reduction will not result in the reduction or withdrawal of the respective ratings of each Rating Agency for any Series outstanding and (z) delivery to the Trustee and each such Credit Enhancement Provider of an Officer’s Certificate stating that the Transferor reasonably believes that such reduction will not, based on the facts known to such officer at the time of such certification, then or thereafter cause a Pay Out Event to occur with respect to any Series; provided further that the Minimum Transferor Interest shall not at any time be less than 2%.

“Monthly Period” shall mean, unless otherwise defined in any Supplement, the period from and including the first day of a calendar month to and including the last day of a calendar month.

“Monthly Servicer Report” shall mean, a report substantially in the form attached as Exhibit C to this Agreement, with such changes as the Transferor or the Servicer may determine to be necessary or desirable; provided, however, that no such change shall serve to exclude information required by the Agreement or any Supplement.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“New Issuance” shall have the meaning specified in subsection 6.09(b).

“New Issuance Date” shall have the meaning specified in subsection 6.09(b).

“New Issuance Notice” shall have the meaning specified in subsection 6.09(b).

“Notice Date” shall have the meaning specified in subsection 2.06(c)(i).

“Obligor” shall mean, for any VISA,® MasterCard,® or American Express® credit card account, any Person obligated to make payments on receivables in that account. This term includes any guarantor but excludes any merchant.

“Officer’s Certificate” shall mean a certificate signed by any Vice President or more senior officer of the Transferor or the Servicer, as applicable, and delivered to the Trustee.

“Opinion of Counsel” shall mean a written opinion of counsel, who may be counsel for or an employee of the Person providing the opinion, and who shall be reasonably acceptable to the Trustee; provided, however, that any Tax Opinion or other opinion relating to federal income tax matters shall be an opinion of nationally recognized tax counsel.

“Participations” shall have the meaning specified in subsection 2.06(a)(ii).

“Pay Out Commencement Date” shall mean, (a) with respect to each Series, the date on which a Trust Pay Out Event is deemed to occur pursuant to Section 9.01 or (b) with respect to any Series, the date on which a Series Pay Out Event is deemed to occur pursuant to the Supplement for such Series.

“Pay Out Event” shall mean, with respect to each Series, a Trust Pay Out Event or a Series Pay Out Event.

“Paying Agent” shall mean any paying agent appointed pursuant to Section 6.06 and shall initially be the Trustee.

“Periodic Finance Charge” shall mean a finance charge determined by periodic rate or similar charge that is charged to an Account under the related Credit Card Agreement.

“Permitted Activities” shall mean the primary activities of the Trust, which are: (a) holding Receivables transferred under this Agreement (including under the Prior Pooling and Servicing Agreement) and the other assets of the Trust, which assets can not be contrary to the status of the Trust as a qualified special purpose entity under existing accounting literature; (b) issuing Certificates and other interests in the Trust assets; (c) receiving Collections and making payments on such Certificates and interests in accordance with the terms of this Agreement and any Series Supplement; and (d) engaging in other activities that are necessary or incidental to accomplish these limited purposes, which activities can not be contrary to the status of the Trust as a qualified special purpose entity under existing accounting literature.

“Permitted Investments” shall mean, unless otherwise provided in the Supplement with respect to any Series (a) instruments, investment property or other property consisting of (i) obligations of or fully guaranteed by the United States of America; (ii) time deposits or certificates of deposit of any depositary institution or trust company incorporated under the laws of the United States of America or any state thereof (or domestic branches of foreign depository institutions or trust companies) and subject to supervision and examination by federal or state banking or depositary institution authorities; provided, however, that at the time of the Trust’s investment or contractual commitment to invest therein, the certificates of deposit or short-term deposits of such depositary institution or trust company shall have a credit rating from Moody’s, Standard & Poor’s and Fitch of P-1, A-1+ and F1+, respectively; (iii) commercial paper having, at the time of the Trust’s investment or contractual commitment to invest therein, a rating from

Moody’s, Standard & Poor’s and Fitch of P-1, A-1+ and F1+, respectively; (iv) bankers’ acceptances issued by any depository institution or trust company described in clause (a)(ii) above; and (v) investments in money market funds rated AAA-m or AAA-mg by Standard & Poor’s, Aaa by Moody’s, and AAA or V1+ by Fitch, or otherwise approved in writing by each Rating Agency; (b) demand deposits in the name of the Trust or the Trustee in any depositary institution or trust company referred to in clause (a)(ii) above; (c) uncertificated securities that are registered in the name of the Trustee by the issuer thereof and identified by the Trustee as held for the benefit of the Certificateholders, and consisting of shares of an open end diversified investment company which is registered under the Investment Company Act and which (i) invests its assets exclusively in obligations of or guaranteed by the United States of America or any instrumentality or agency thereof having in each instance a final maturity date of less than one year from their date of purchase or other Permitted Investments, (ii) seeks to maintain a constant net asset value per share, (iii) has aggregate net assets of not less than $100,000,000 on the date of purchase of such shares and (iv) which each Rating Agency designates in writing will not result in a withdrawal or downgrading of its then current rating of any Series rated by it; and (d) any other investment if each Rating Agency confirms in writing that such investment will not adversely affect its then current rating of the Investor Certificates. This term does not include any investment in the Account Owner or BACCS or any obligation or liability of the Account Owner or BACCS.

“Person” shall mean any person or entity of any nature. This term includes any individual, corporation, limited liability company, partnership, limited partnership, limited liability partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or Governmental Authority.

“Pool Index File” shall mean the file on the Account Owner’s computer system that identifies the Accounts.

“Principal Account” shall have the meaning specified in subsection 4.02(b).

“Principal Funding Account” shall have the meaning specified in the related Supplement.

“Principal Funding Account Balance” shall have the meaning specified in the related Supplement.

“Principal Receivable” shall mean any Receivable other than (i) a Finance Charge Receivable or (ii) a Receivable in a Defaulted Account. In calculating the aggregate amount of Principal Receivables in an Account on any date, the gross amount of Principal Receivables in the Account on that date must be reduced by the aggregate amount of credit balances in the Account on that date. Any Receivables which the Transferor is unable to transfer as provided in subsection 2.05(d) shall not be included in calculating the aggregate amount of Principal Receivables, except as otherwise provided in such subsection.

“Principal Shortfalls” shall mean, with respect to a Transfer Date, the aggregate amount for all outstanding Series that the related Supplements specify are “Principal Shortfalls” for such Transfer Date.

“Principal Terms” shall have the meaning, with respect to any Series issued pursuant to a New Issuance, specified in subsection 6.09(c).

“Prior Pooling and Servicing Agreement” shall have the meaning specified in the recitals of this Agreement.

“Private Holder” shall mean each holder of a right to receive interest or principal in respect of any direct or indirect interest in the Trust including any financial instrument or contract the value of which is determined in whole or in part by reference to the Trust (including the Trust’s assets, income of the Trust or distributions made by the Trust), excluding any interest in the Trust represented by any Series or Class of Investor Certificates or any other interest as to which the Transferor has provided to the Trustee an Opinion of Counsel to the effect that such Series, Class or other interest will be treated as debt or otherwise not as an equity interest in either the Trust or the Receivables for federal income tax purposes, in each case, provided such interest is not convertible or exchangeable into an interest in the Trust or the Trust’s income or equivalent value. Notwithstanding the immediately preceding sentence, (i) “Private Holder” shall also include any other Person that the Transferor determines is (or may be) a “partner” within the meaning of Treasury Regulation section 1.7704-1(h)(1)(ii) (including by reason of section 1.7704-1(h)(3)) and (ii) unless the Transferor otherwise determines, “Private Holder” shall not include any holder that would otherwise be considered a Private Holder solely by reason of having acquired a direct or indirect interest in the Trust issued prior to December 4, 1995. Initially, the Private Holders include the holders of the Transferor Certificate or any interest therein, of any Collateral Interest, of any Enhancement Invested Amount, and of any similar interests in the Trust represented by any other Class of any Series of Certificates issued on or after December 4, 1995, and the Servicer. Any Person holding more than one interest in the Trust each of which separately would cause such Person to be a Private Holder shall be treated as a single Private Holder. Each holder of an interest in a Private Holder which is a partnership, S corporation or grantor trust under the Internal Revenue Code shall be treated as a Private Holder unless excepted with the consent of the Transferor (which consent shall be based on an Opinion of Counsel generally to the effect that the action taken pursuant to the consent will not cause the Trust to become a publicly traded partnership treated as a corporation for federal income tax purposes).

“Qualified Institution” shall mean (i) a depositary institution, which may include the Trustee, organized under the laws of the United States or any one of the States thereof including the District of Columbia, the deposits in which are insured by the FDIC and which at all times has a short-term unsecured debt rating of at least A-1+ by Standard & Poor’s, P-1 by Moody’s and F1 by Fitch or (ii) a depositary institution acceptable to the Rating Agency; provided, however, that an institution which shall have corporate trust powers and which maintains the Collection Account, the Principal Account, the Finance Charge Account, any Series Account or any other account maintained for the benefit of Certificateholders as a fully segregated trust account with the trust department of such institution shall not be required to meet the foregoing rating requirements, and need only at all times have a long-term unsecured debt rating of at least Baa3 by Moody’s so long as Moody’s is a Rating Agency and of at least BBB by Fitch so long as Fitch is a Rating Agency.

“Rating Agency” shall mean, with respect to each Series, the rating agency or agencies, if any, selected by the Transferor to rate the Certificates, as specified in the related Supplement.

“Reassignment” shall have the meaning specified in subsection 2.07(b)(ii).

“Reassignment Date” shall have the meaning specified in subsection 2.04(e).

“Receivable” shall mean any amount payable on an Account by the related Obligors. This term includes Principal Receivables and Finance Charge Receivables.

“Receivables Purchase Agreement” shall mean the Receivables Purchase Agreement dated as of October 20, 2006 by and between BACCS and Funding, and acknowledged and accepted by The Bank of New York, as Trustee, and FIA, as Servicer, as amended, supplemented or otherwise modified from time to time.

“Record Date” shall mean, with respect to any Distribution Date, the last Business Day of the preceding Monthly Period.

“Recoveries” shall mean all Recoveries (as defined in the Receivables Purchase Agreement) that are allocable to the Receivables transferred by the Transferor to the Trustee.

“Registered Certificates” shall have the meaning specified in Section 6.01.

“Regulation AB” shall mean Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (January 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

“Removal Date” shall have the meaning, for a Removed Account, set forth in the related Reassignment.

“Removal Notice Date” shall have the meaning specified in subsection 2.07(a).

“Removed Accounts” shall have the meaning specified in subsection 2.07(a). For the avoidance of doubt, Zero Balance Accounts designated by the Transferor pursuant to subsection 2.07(c) shall be Removed Accounts.

“Requirements of Law” for any Person shall mean (a) any certificate of incorporation, certificate of formation, articles of association, bylaws, limited liability company agreement, or other organizational or governing documents of that Person and (b) any law, treaty, statute, regulation, or rule, or any determination by a Governmental Authority or arbitrator, that is applicable to or binding on that Person or to which that Person is subject. This term includes usury laws, the Truth in Lending Act, and Regulation Z and Regulation B of the Board of Governors of the Federal Reserve System.

“Responsible Officer” shall mean any officer within the Corporate Trust Office (or any successor group of the Trustee), including any Vice President, any Assistant Secretary or any other officer of the Trustee customarily performing functions similar to those performed by any person who at the time shall be an above-designated officer and also, with respect to a particular officer to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Revolving Credit Agreement” shall mean the Revolving Credit Agreement by and between Funding and BACCS, dated as of May 10, 2006, as such agreement may be amended from time to time in accordance therewith, or any substantially similar agreement entered into between any lender and Funding.

“Revolving Period” shall have, with respect to each Series, the meaning specified in the related Supplement.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Securitization Act” shall have the meaning specified in Section 13.18.

“Seller” shall mean FIA, in its capacity as “Seller” under the Prior Pooling and Servicing Agreement, and its successors in interest and permitted assigns.

“Series” shall mean any series of Investor Certificates, which may include within any such Series a Class or Classes of Investor Certificates subordinate to another such Class or Classes of Investor Certificates.

“Series Account” shall mean any account or accounts established pursuant to a Supplement for the benefit of such Series.

“Series Pay Out Event” shall have, with respect to any Series, the meaning specified pursuant to the Supplement for the related Series.

“Series Servicing Fee Percentage” shall mean, with respect to any Series, the amount specified in the related Supplement.

“Series Termination Date” shall mean, with respect to any Series of Certificates, the date stated in the related Supplement.

“Service Transaction Fee” shall mean a service transaction fee or similar fee that is charged to an Account under the related Credit Card Agreement.

“Servicer” shall mean initially FIA and thereafter any Person appointed as successor as herein provided to service the Receivables.

“Servicer Default” shall have the meaning specified in Section 10.01.

“Servicing Fee” shall have the meaning specified in Section 3.02.

“Servicing Officer” shall mean any officer of the Servicer involved in, or responsible for, the administration and servicing of the Receivables whose name appears on a list of servicing officers furnished to the Transferor and the Trustee by the Servicer, as such list may from time to time be amended.

“Shared Excess Finance Charge Collections” shall mean, with respect to any Transfer Date, the aggregate amount for all outstanding Series that the related Supplements specify are to be treated as “Shared Excess Finance Charge Collections” for such Transfer Date.

“Shared Principal Collections” shall mean, with respect to any Transfer Date, the aggregate amount for all outstanding Series that the related Supplements specify are to be treated as “Shared Principal Collections” for such Transfer Date.

“Standard & Poor’s” shall mean Standard & Poor’s Ratings Services.

“Successor Servicer” shall have the meaning specified in subsection 10.02(a).

“Supplement” or “Series Supplement” shall mean, with respect to any Series, a supplement to this Agreement complying with the terms of Section 6.09 of this Agreement, executed in conjunction with any issuance of any Series of Certificates.

“Tax Opinion” shall mean with respect to any action, an Opinion of Counsel to the effect that, for federal income tax purposes, (a) such action will not adversely affect the tax characterization as debt of Investor Certificates of any outstanding Series or Class that were characterized as debt at the time of their issuance, (b) following such action the Trust will not be deemed to be an association (or publicly traded partnership) taxable as a corporation and (c) such action will not cause or constitute an event in which gain or loss would be recognized by any Investor Certificateholder or the Trust.

“Termination Notice” shall have, with respect to any Series, the meaning specified in subsection 10.01(d).

“Transfer Agent and Registrar” shall have the meaning specified in Section 6.03 and shall initially be the Trustee’s Corporate Trust Office.

“Transfer Date” shall mean, unless otherwise specified in the related Supplement, with respect to any Series, the Business Day immediately prior to each Distribution Date.

“Transferor” shall mean Funding and its successors in interest and permitted assigns.

“Transferor Certificate” shall mean, if the Transferor elects to evidence its interest in the Transferor Interest in certificated form pursuant to Section 6.01, a certificate executed and delivered by the Transferor and authenticated by the Trustee substantially in the form of Exhibit A; provided, that at any time there shall be only one Transferor Certificate; provided further, that in any Supplement, “Transferor Certificate” shall mean either a certificate executed and delivered by the Transferor and authenticated by the Trustee substantially in the form of Exhibit A or the uncertificated interest in the Transferor Interest.

“Transferor Interest” shall mean, on any date of determination, the aggregate amount of Principal Receivables and the principal amount on deposit in any Principal Funding Account (as defined in any Supplement) at the end of the day immediately prior to such date of determination, minus the Aggregate Investor Interest at the end of such day, minus the aggregate Enhancement Invested Amounts, if any, for each Series outstanding at the end of such day, minus the aggregate Collateral Interests not included in the Aggregate Investor Interests, if any, for each Series outstanding at the end of such day.

“Transferor Percentage” shall mean, on any date of determination, when used with respect to Principal Receivables, Finance Charge Receivables and Receivables in Defaulted Accounts, a percentage equal to 100% minus the Aggregate Investor Percentage with respect to such categories of Receivables.

“Transferor Servicing Fee” shall have the meaning specified in Section 3.02.

“Transferred Account” shall mean any VISA,® MasterCard,® or American Express® credit card account (a) into which all of the Receivables in an Account are transferred because the related credit card was lost or stolen or the related credit card program was changed, if the Credit Card Guidelines do not require a new application or credit evaluation, and (b) that can be traced or identified by reference to the Account Schedule and the computer or other records of the Servicer.

“Trust” shall mean BA Master Credit Card Trust II, the trust heretofore created and continued by this Agreement.

“Trust Assets” shall have the meaning specified in Section 2.01.

“Trust Extension” shall have the meaning specified in subsection 12.01(a).

“Trust Pay Out Event” shall have, with respect to each Series, the meaning specified in Section 9.01.

“Trust Termination Date” shall mean the earliest to occur of (i) unless a Trust Extension shall have occurred, the first Business Day after the Distribution Date on which the Investor Interest, the Collateral Interest, the Enhancement Invested Amount and any other interest issued by the Trust, as applicable, for each Series is zero, (ii) if a Trust Extension shall have occurred, the Extended Trust Termination Date, (iii) December 31, 2024 and (iv) the date of any termination pursuant to Section 9.02(b).

“Trustee” shall mean The Bank of New York, a New York banking corporation, and its successors and any corporation resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee appointed as herein provided.

“UCC” shall mean the Uniform Commercial Code of the applicable jurisdiction.

“Undivided Interest” shall mean the undivided interest in the Trust evidenced by an Investor Certificate.

“Zero Balance Account” shall mean an Account with a Receivable balance of zero which the Transferor designates under subsection 2.07(c).

“Zero Balance Account Removal Date” shall have the meaning specified in subsection 2.07(c).

Section 1.02. Other Definitional Provisions.

(a) All terms defined in any Supplement or this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(b) As used herein and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in Section 1.01, and accounting terms partially defined in Section 1.01 to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles or regulatory accounting principles, as applicable. To the extent that the definitions of accounting terms herein are inconsistent with the meanings of such terms under generally accepted accounting principles or regulatory accounting principles, the definitions contained herein shall control.

(c) The agreements, representations and warranties of FIA in this Agreement and in any Supplement in its capacity as the Servicer shall be deemed to be the agreements, representations and warranties of FIA solely in such capacity for so long as FIA acts in such capacity under this Agreement.

(d) The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to any Supplement or this Agreement as a whole and not to any particular provision of this Agreement or any Supplement; and Section, subsection, Schedule and Exhibit references contained in this Agreement or any Supplement are references to Sections, subsections, Schedules and Exhibits in or to this Agreement or any Supplement unless otherwise specified.

[End of Article I]

ARTICLE II

CONVEYANCE OF RECEIVABLES;

ISSUANCE OF CERTIFICATES

Section 2.01. Conveyance of Receivables. The Transferor hereby transfers, assigns, sets over, and otherwise conveys to the Trustee, without recourse, all of the Transferor’s right, title and interest in, to and under the Receivables existing at the close of business on the Amendment Closing Date, in the case of Receivables arising in the Initial Accounts (including all related Transferred Accounts), and at the close of business on the related Addition Date, in the case of Receivables arising in the Additional Accounts (including all related Transferred Accounts), and in each case thereafter created from time to time in such Accounts until the termination of the Trust, all monies due or to become due with respect to such Receivables (including all Finance Charge Receivables), all Interchange allocable to the Trust as provided herein, all proceeds of such Receivables, Insurance Proceeds and Recoveries relating to such Receivables and the proceeds thereof. The Transferor does hereby further transfer, assign, set over and otherwise convey to the Trustee all of the Transferor’s rights, remedies, powers, privileges and claims under or with respect to the Receivables Purchase Agreement (whether arising pursuant to the terms of the Receivables Purchase Agreement or otherwise available to the Transferor at law or in equity), including, without limitation, the rights of the Transferor to enforce the Receivables Purchase Agreement and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to the Receivables Purchase Agreement to the same extent as the Transferor could but for the assignment thereof to the Trustee. The property described in the two preceding sentences, together with all monies and other property on deposit in the Principal Account, the Finance Charge Account, the Series Accounts and any Series Enhancement shall constitute the assets of the Trust (the “Trust Assets”). The foregoing does not constitute and is not intended to result in the creation or assumption by the Trust, the Trustee, any Investor Certificateholder or any Series Enhancer of any obligation of the Transferor, the Servicer, the Account Owner or any other Person in connection with the Accounts or the Receivables or under any agreement or instrument relating thereto, including any obligation to Obligors, merchant banks, merchants’ clearance systems, VISA, MasterCard, American Express or insurers.

In connection with such transfer, assignment, set-over and conveyance, the Transferor agrees to record and file, at its own expense, all financing statements (including any amendments of financing statements and continuation statements when applicable) with respect to the Receivables now existing and hereafter created for the transfer of accounts (as defined in the Delaware UCC) meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect and to maintain the perfection of the assignment of the Receivables to the Trustee, and to deliver a file-stamped copy of such financing statements, amendments of financing statements or continuation statements or other evidence of such filings to the Trustee on or prior to the Amendment Closing Date, and in the case of any amendments of financing statements or continuation statements filed pursuant to this Section 2.01, as soon as practicable after receipt thereof by the Transferor. The foregoing transfer, assignment, set-over and conveyance shall be made to the Trustee, on behalf of the Trust, and each reference in this Agreement to such transfer, assignment, set-over and conveyance shall be construed accordingly.

In connection with such transfer, the Transferor agrees, at its own expense, (i) on or prior to (A) the Amendment Closing Date, in the case of the Initial Accounts, and (B) the applicable Addition Date, in the case of the Additional Accounts, to indicate in its books and records (including the appropriate computer files) that Receivables created in connection with the Accounts (other than Removed Accounts) and the related Trust Assets have been transferred to the Trustee pursuant to this Agreement for the benefit of the Certificateholders, and (ii) on or prior to each such date referred to in clause (i), to deliver to the Trustee an Account Schedule. Each Account Schedule, as supplemented from time to time, shall be marked as Schedule 1 to this Agreement, delivered to the Trustee as confidential and proprietary, and is hereby incorporated into and made a part of this Agreement. Once the books and records (including the appropriate computed files) referenced in clause (i) of this paragraph have been indicated with respect to any Account, the Transferor further agrees not to alter such indication during the term of this Agreement unless and until such Account becomes a Removed Account or a Defaulted Account. The Transferor further agrees to deliver to the Trustee on a bi-monthly basis, and as promptly as possible after the Trustee may at any time request, an updated Account Schedule, which shall be true and complete and, if so requested by the Trustee, which shall be delivered to the Trustee as promptly as possible after the Trustee may at any time request tracing information with respect to Transferred Accounts.

The Accounts shall be identified in the Pool Index File with the designation “1994-MT”, and the Transferor shall not instruct or authorize the Account Owner to alter such file designation with respect to any Account during the term of this Agreement unless and until an Account becomes a Removed Account or a Defaulted Account.

The parties hereto intend that each transfer of Receivables and other property pursuant to this Agreement or any Assignment constitute a sale, and not a secured borrowing, for accounting purposes. If, and to the extent that, notwithstanding such intent, the transfer pursuant to this Section 2.01 is not deemed to be a sale, the Transferor shall be deemed hereunder to have granted and does hereby grant to the Trustee a first priority perfected security interest in all of the Transferor’s right, title and interest in, to and under the Receivables existing at the close of business on the Amendment Closing Date, in the case of Receivables arising in the Initial Accounts (including all related Transferred Accounts), and at the close of business on the day preceding the related Addition Date, in the case of Receivables arising in the Additional Accounts (including all related Transferred Accounts), and in each case thereafter created from time to time in such Accounts until the termination of the Trust, all moneys due or to become due with respect to such Receivables (including all Finance Charge Receivables), all proceeds of such Receivables and all Insurance Proceeds and Recoveries relating to such Receivables and all proceeds thereof and all of the Transferor’s rights, remedies, powers, privileges and claims under or with respect to the Receivables Purchase Agreement (whether arising pursuant to the terms of the Receivables Purchase Agreement or otherwise available to the Transferor at law or in equity), including without limitation, the rights of the Transferor to enforce the Receivables Purchase Agreement and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to the Receivables Purchase Agreement to the same extent as the Transferor could but for the assignment thereof to the Trustee, and this Agreement shall constitute a security agreement under applicable law.

Pursuant to the request of the Transferor, the Trustee shall cause Certificates in authorized denominations evidencing interests in the Trust to be duly authenticated and delivered to or upon the order of the Transferor pursuant to Section 6.02.

By executing this Agreement and the Receivables Purchase Agreement, the parties hereto and thereto do not intend to (i) cancel, release or in any way impair the conveyance made by FIA in its capacity as “Seller” under the Prior Pooling and Servicing Agreement or (ii) impair or negate the legal effect of the Prior Pooling and Servicing Agreement prior to the execution of this Agreement. Without limiting the foregoing, the parties hereto acknowledge and agree as follows:

(a) The Trust created by and maintained under the Prior Pooling and Servicing Agreement shall continue to exist and be maintained under this Agreement.

(b) All series of investor certificates issued under the Prior Pooling and Servicing Agreement shall constitute Series issued and outstanding under this Agreement, and any supplement executed in connection with such series shall constitute a Supplement executed hereunder.

(c) All references to the Prior Pooling and Servicing Agreement in any other instruments or documents shall be deemed to constitute references to this Agreement. All references in such instruments or documents to FIA in its capacity as “Seller” of receivables and related assets under the Prior Pooling and Servicing Agreement shall be deemed to include reference to Funding in its capacity as “Transferor” of receivables and related assets hereunder.

(d) Subject to clause (f) below, Funding hereby agrees to perform all obligations of FIA, in its capacity as “Seller” (but not as “Servicer”), under or in connection with the Prior Pooling and Servicing Agreement (as amended and restated by this Agreement) and any supplements to the Prior Pooling and Servicing Agreement.

(e) To the extent this Agreement requires that certain actions are to be taken as of a date prior to the date of this Agreement, FIA’s taking of such action under the Prior Pooling and Servicing Agreement shall constitute satisfaction of such requirement.

(f) All representations, warranties and covenants of FIA made in the Prior Pooling and Servicing Agreement and any Assignment of Additional Accounts with respect to Receivables transferred to the Trust prior to the Amendment Closing Date, shall remain in full force and effect.

The Trust created and maintained under the Prior Pooling and Servicing Agreement and continued and maintained under this Agreement is named “BA Master Credit Card Trust II” and is separate and distinct from the Transferor, the Servicer, and each Certificateholder. The BA Master Credit Card Trust II is formerly known as the MBNA Master Credit Card Trust II. It is the intention of the parties hereto that the Trust constitute a common law trust (as opposed to a trust created under Chapter 38 of Title 12 of the Delaware Code) under the laws of the State of Delaware and that this Agreement constitute the governing instrument of such Trust. The Trust, and the Trustee on its behalf, shall engage only in Permitted Activities.

Section 2.02. Acceptance by Trustee.

(a) The Trustee hereby acknowledges its acceptance, on behalf of the Trust, of all right, title and interest to the property now existing and hereafter created, conveyed to the Trustee pursuant to Section 2.01, and declares that it shall maintain such right, title and interest, upon the Trust herein set forth, for the benefit of all Certificateholders. The Trustee further acknowledges that, on or prior to the Amendment Closing Date, the Transferor delivered to the Trustee the Account Schedule relating to the Initial Accounts.

(b) The Trustee hereby agrees not to disclose to any Person any of the account numbers or other information contained in the Account Schedules delivered to the Trustee by the Transferor pursuant to Sections 2.01, 2.06 and 2.07 (“Account Information”) except as is required in connection with the performance of its duties hereunder or in enforcing the rights of the Certificateholders or to a Successor Servicer appointed pursuant to Section 10.02, as mandated pursuant to any Requirement of Law applicable to the Trustee or as requested by any Person in connection with financing statements filed pursuant to this Agreement, the Prior Pooling and Servicing Agreement or the Receivables Purchase Agreement. The Trustee agrees to take such measures as shall be reasonably requested by the Account Owner or the Transferor to protect and maintain the security and confidentiality of such information, and, in connection therewith, shall allow the Account Owner or the Transferor to inspect the Trustee’s security and confidentiality arrangements from time to time during normal business hours. In the event that the Trustee is required by law to disclose any Account Information, the Trustee shall provide the Account Owner or the Transferor with prompt written notice, unless such notice is prohibited by law, of any such request or requirement so that the Account Owner and the Transferor may request a protective order or other appropriate remedy. The Trustee shall make best efforts to provide the Account Owner and the Transferor with written notice no later than five days prior to any disclosure pursuant to this subsection 2.02(b).

(c) The Trustee shall have no power to create, assume or incur indebtedness or other liabilities in the name of the Trust other than as contemplated in this Agreement.

Section 2.03. Representations and Warranties of the Transferor. The Transferor hereby represents and warrants to the Trust as of the Amendment Closing Date:

(a) The Transferor is a limited liability company duly formed and validly existing in good standing under the laws of the State of Delaware. The Transferor has full power and authority, in all material respects, to own its properties as currently owned, to conduct its business as currently conducted, and to execute, deliver, and perform its obligations under this Agreement.

(b) In all material respects, in each jurisdiction in which the conduct of its business requires, the Transferor is duly qualified to do business, is in good standing, and has all necessary licenses and approvals.

(c) The Transferor has duly authorized, by all necessary limited liability company action, its execution and delivery of this Agreement and its consummation of the transactions contemplated by this Agreement.

(d) The Transferor’s execution and delivery of this Agreement, its performance of the transactions contemplated by this Agreement, and its fulfillment of the terms of this Agreement do not conflict with, breach any material term of, or cause a material default under (with or without notice or lapse of time or both) any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which the Transferor is a party or by which the Transferor or any of its properties are bound.

(e) The Transferor’s execution and delivery of this Agreement, its performance of the transactions contemplated by this Agreement, and its fulfillment of the terms of this Agreement do not conflict with or violate any Requirement of Law applicable to the Transferor.

(f) No proceeding or investigation against the Transferor is pending or, to the best of the Transferor’s knowledge, threatened before any Governmental Authority that (A) asserts that this Agreement is invalid, (B) seeks to prevent the consummation of any transaction contemplated by this Agreement, (C) seeks any determination or ruling that, in the Transferor’s reasonable judgment, would materially and adversely affect the Transferor’s performance under this Agreement, or (D) seeks any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement.

(g) As of the Amendment Date, no selection procedures adverse to the Investor Certificateholders have been employed by the Transferor in selecting the related Accounts.

(h) The Transferor has obtained all approvals, authorizations, licenses, consents, and orders required of any Person in connection with the Transferor’s execution and delivery of this Agreement, its performance of the transactions contemplated by this Agreement, and its fulfillment of the terms of this Agreement.

The representations and warranties set forth in this Section 2.03 shall survive the transfer and assignment of the Receivables to the Trustee. The Transferor hereby represents and warrants to the Trustee, with respect to any Series of Certificates, as of its Closing Date, unless otherwise stated in such Supplement, that the representations and warranties of the Transferor set forth in Section 2.03 are true and correct as of such date. Upon discovery by the Transferor, the Servicer or the Trustee of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the others.

Section 2.04. Representations and Warranties of the Transferor Relating to the Agreement and the Receivables.

(a) Binding Obligation; Valid Transfer and Assignment. The Transferor hereby represents and warrants to the Trustee as of the Amendment Closing Date and each subsequent Closing Date, and with respect to any Additional Accounts, on each related Addition Date occurring after the Amendment Closing Date that:

(i) The Receivables Purchase Agreement, this Agreement, and each Supplement each constitutes a legal, valid and binding obligation of the Transferor, enforceable against the Transferor in accordance with its terms, except as enforceability may be limited by applicable Debtor Relief Laws or general principles of equity.

(ii) This Agreement constitutes either (A) a valid sale to the Trustee of the Receivables or (B) a grant of a security interest in favor of the Trustee in the Receivables, and that sale or security interest is perfected under the Delaware UCC.

(b) Eligibility of Receivables. The Transferor hereby represents and warrants to the Trustee as of the Amendment Closing Date, in the case of any Initial Account and the related Receivables, and as of each Addition Date, in the case of any related Additional Account and the related Receivables, as the case may be, that:

(i) As of the related Addition Date, in the case of any Additional Account, each Receivable existing in that Account is an Eligible Receivable.

(ii) Each related Receivable existing on the Amendment Closing Date, in the case of any Initial Account, or as of the related Addition Date, in the case of any Additional Account, is conveyed to the Trustee free and clear of any Lien arising through or under the Transferor or any of its Affiliates (except for any Lien for municipal or other local taxes if those taxes are currently not due or if the Account Owner, BACCS, or the Transferor is currently in good faith contesting those taxes in appropriate proceedings and has set aside adequate reserves for those contested taxes) in compliance in all material respects with all Requirements of Law applicable to the Transferor.

(iii) All consents, licenses, approvals, or authorizations of, or registrations or declarations with, any Governmental Authority that are required in connection with the conveyance of each related Receivable to the Trustee have been obtained or made by the Transferor and are fully effective.

(iv) On any date after the Amendment Closing Date, in the case of any Initial Account, or after the related Addition Date, in the case of any Additional Account, on which any new Receivable is created, that each such Receivables is an Eligible Receivable. Each related Receivable arising after the Amendment Closing Date, in the case of any Initial Account, or after the related Addition Date, in the case of any Additional Account, is conveyed by the Transferor to the Trustee free and clear of any Lien arising through or under the Transferor or any of its Affiliates (except for any Lien for municipal or other local taxes if those taxes are currently not due or if the Account Owner, BACCS, or the Transferor is currently in good faith contesting those taxes in appropriate proceedings and has set aside adequate reserves for those contested taxes) in compliance in all material respects with all Requirements of Law applicable to the Transferor.

(v) As of the Amendment Closing Date and as of each Addition Date, the Account Schedule identifies all of the existing Accounts.

(c) Notice of Breach. The representations and warranties set forth in this Section 2.04 shall survive the transfer and assignment of the Receivables to the Trustee. Upon discovery by the Transferor, the Servicer or the Trustee of a breach of any of the representations and warranties set forth in this Section 2.04, the party discovering such breach shall give prompt written notice to the other parties mentioned above. The Transferor agrees to cooperate with the Servicer and the Trustee in attempting to cure any such breach.

(d) Transfer of Ineligible Receivables.

(i) Automatic Removal. In the event of a breach with respect to a Receivable of any representations and warranties set forth in subsection 2.04(b)(ii), or in the event that a Receivable is not an Eligible Receivable as a result of the failure to satisfy the conditions set forth in clause (d) of the definition of Eligible Receivable, and any of the following three conditions is met: (A) as a result of such breach or event such Receivable is charged off as uncollectible or the Trustee’s rights in, to or under such Receivable or its proceeds are impaired or the proceeds of such Receivable are not available for any reason to the Trustee free and clear of any Lien; (B) the Lien upon the subject Receivable (1) arises in favor of the United States of America or any State or any agency or instrumentality thereof and involves taxes or liens arising under Title IV of ERISA or (2) has been consented to by the Account Owner, BACCS, or the Transferor; or (C) the unsecured short-term debt rating of the Transferor is not at least P-1 by Moody’s and F1 by Fitch and the Lien upon the subject Receivable ranks prior to the Lien created pursuant to this Agreement; then, upon the earlier to occur of the discovery of such breach or event by the Transferor or receipt by the Transferor of written notice of such breach or event given by the Trustee or the Servicer, each such Receivable shall be automatically removed from the Trust on the terms and conditions set forth in subsection 2.04(d)(iii).

(ii) Removal After Cure Period. In the event of a breach of any of the representations and warranties set forth in subsection 2.04(b) other than a breach or event as set forth in clause (d)(i) above, and as a result of such breach the related Account becomes a Defaulted Account or the Trustee’s rights in, to or under the Receivable or its proceeds are impaired or the proceeds of such Receivable are not available for any reason to the Trustee free and clear of any Lien, then, upon the expiration of 60 days (or such longer period as may be agreed to by the Trustee in its sole discretion, but in no event later than 120 days) from the earlier to occur of the discovery of any such event by the Transferor, or receipt by the Transferor of written notice of any such event given by the Trustee or the Servicer, each such Receivable shall be removed from the Trust on the terms and conditions set forth in subsection 2.04(d)(iii); provided, however, that no such removal shall be required to be made if, on any day within such applicable period, such representations and warranties with respect to such Receivable shall then be true and correct in all material respects as if such Receivable had been created on such day.

(iii) Procedures for Removal. When the provisions of subsection 2.04(d)(i) or (ii) above require removal of a Receivable, the Transferor shall accept reassignment of such Receivable (an “Ineligible Receivable”) by directing the Servicer to deduct the principal balance of each such Ineligible Receivable from the Principal Receivables in the Trust and to decrease the Transferor Interest by such amount. On and after the date of such removal, each Ineligible Receivable shall be deducted from the aggregate amount of Principal Receivables used in the calculation of any Investor Percentage, the Transferor Percentage or the Transferor Interest. In the event that the exclusion of an Ineligible Receivable from the calculation of the Transferor Interest would cause the Transferor

Interest to be reduced below zero or would otherwise not be permitted by law, the Transferor shall concurrently make a deposit in the Collection Account (for allocation as a Principal Receivable) in immediately available funds prior to the Transfer Date related to such Monthly Period in which such event occurred in an amount equal to the amount by which the Transferor Interest would be reduced below zero. The portion of such deposit allocated to the Investor Certificates of each Series shall be distributed to the Investor Certificateholders of each Series in the manner specified in Article IV, if applicable, on the Distribution Date immediately following such Transfer Date. Upon the reassignment to the Transferor of an Ineligible Receivable, the Trustee shall automatically and without further action be deemed to transfer, assign, set-over and otherwise convey to the Transferor, without recourse, representation or warranty, all the right, title and interest of the Trustee in and to such Ineligible Receivable, all monies due or to become due with respect to such Ineligible Receivable and all proceeds of such Ineligible Receivable and all Interchange, Insurance Proceeds and Recoveries relating to such Ineligible Receivable. Such reassigned Ineligible Receivable shall be treated by the Trust as collected in full as of the date on which it was transferred. The Trustee shall execute such documents and instruments of transfer or assignment and take other actions as shall reasonably be requested by the Transferor to evidence the conveyance of such Ineligible Receivable pursuant to this subsection 2.04(d)(iii). The obligation of the Transferor set forth in this subsection 2.04(d)(iii) and the automatic removal of such Receivable from the Trust shall constitute the sole remedy respecting any breach of the representations and warranties set forth in the above-referenced subsections with respect to such Receivable available to Certificateholders or the Trustee on behalf of Certificateholders.

(e) Reassignment of Trust Portfolio. In the event of a breach of any of the representations and warranties set forth in subsection 2.04(a), either the Trustee or the Holders of Investor Certificates evidencing Undivided Interests aggregating more than 50% of the Aggregate Investor Interest, by notice then given in writing to the Transferor (and to the Trustee and the Servicer, if given by the Investor Certificateholders), may direct the Transferor to accept reassignment of an amount of Principal Receivables (as specified below) within 60 days of such notice (or within such longer period as may be specified in such notice), and the Transferor shall be obligated to accept reassignment of such Principal Receivables on a Distribution Date specified by the Transferor (such Distribution Date, the “Reassignment Date”) occurring within such applicable period on the terms and conditions set forth below; provided, however, that no such reassignment shall be required to be made if, at any time during such applicable period, the representations and warranties contained in subsection 2.04(a) shall then be true and correct in all material respects. The Transferor shall deposit on the Transfer Date (in New York Clearing House, next day funds) preceding the Reassignment Date an amount equal to the reassignment deposit amount for such Receivables in the Distribution Account or Series Account, as provided in the related Supplement, for distribution to the Investor Certificateholders pursuant to Article XII. The reassignment deposit amount with respect to each Series for such reassignment, unless otherwise stated in the related Supplement, shall be equal to (i) the Investor Interest of such Series at the end of the day on the last day of the Monthly Period preceding the Reassignment Date, less the amount, if any, previously allocated for payment of principal to such Certificateholders on the related Distribution Date in the Monthly Period in which the Reassignment Date occurs, plus (ii) an amount equal to all interest accrued but unpaid on the Investor Certificates of such Series at the applicable Certificate Rate through such last day, less the amount, if any, previously allocated for payment of interest to the Certificateholders of such Series on the related Distribution Date in the Monthly Period in which the Reassignment Date occurs. Payment of the reassignment deposit amount with respect to each Series, and all other amounts in the Distribution Account or the applicable Series Account in respect of the preceding Monthly Period, shall be considered a prepayment in full of the Receivables represented by the Investor Certificates. On the Distribution Date following the Transfer Date on which such amount has been deposited in full into the Distribution Account or the applicable Series Account, the Receivables and all monies due or to become due with respect to such Receivables and all proceeds of the Receivables and all Interchange, Insurance Proceeds and Recoveries relating to such Receivables and the proceeds thereof shall be released to the Transferor after payment of all amounts otherwise due hereunder on or prior to such dates and the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as shall be prepared by and as are reasonably requested by the Transferor to vest in the Transferor, or its designee or assignee, all right, title and interest of the Trustee in and to the Receivables, all monies due or to become due with respect to such Receivables and all proceeds of the Receivables and all Interchange, Insurance Proceeds and Recoveries relating to such Receivables and the proceeds thereof. If the Trustee or the Investor Certificateholders give notice directing the Transferor to accept reassignment as provided above, the obligation of the Transferor to accept reassignment of the Receivables and pay the reassignment deposit amount pursuant to this subsection 2.04(e) shall constitute the sole remedy respecting a breach of the representations and warranties contained in subsection 2.04(a) available to the Investor Certificateholders or the Trustee on behalf of the Investor Certificateholders.

Section 2.05. Covenants of the Transferor. The Transferor hereby covenants that:

(a) Receivables to be Accounts. Except in enforcing or collecting an Account, the Transferor will take no action to cause any Receivable to be evidenced by any instrument (as defined in the Delaware UCC). Except in enforcing or collecting an Account, the Transferor will take no action to cause any Receivable to be payable pursuant to a contract which creates a Lien on any goods purchased thereunder. The Transferor will take no action to cause any Receivable to be anything other than an account (as defined in the Delaware UCC).

(b) Security Interests. Except for the conveyances hereunder, the Transferor will not (i) sell, pledge, assign or transfer to any other Person, (ii) take any other action that is inconsistent with the ownership of each Receivable by the Trustee, or (iii) grant, create, incur, assume or suffer to exist any Lien on any Receivable, whether now existing or hereafter created, or any interest therein; the Transferor will immediately notify the Trustee of the existence of any Lien on any Receivable; and the Transferor shall defend the right, title and interest of the Trustee in, to and under the Receivables, whether now existing or hereafter created, against all claims of third parties claiming through or under the Transferor; provided, however, that nothing in this subsection 2.05(b) shall prevent or be deemed to prohibit the Transferor from suffering to exist upon any of the Receivables any Liens for municipal or other local taxes if such taxes shall not at the time be due and payable or if the Account Owner, BACCS, or the Transferor shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto.

(c) Enforcement of the Receivables Purchase Agreement. The Transferor agrees to take all actions necessary and appropriate to enforce its rights and claims under the Receivables Purchase Agreement.

(d) Account Allocations.

(i) In the event that the Transferor is unable for any reason to transfer Receivables to the Trustee in accordance with the provisions of this Agreement (including, without limitation, by reason of the application of the provisions of Section 9.02 or an order by any federal governmental agency having regulatory authority over the Transferor or any court of competent jurisdiction that the Transferor not transfer any additional Principal Receivables to the Trustee) then, in any such event, (A) the Transferor agrees to allocate and pay to the Trustee, after the date of such inability, all Collections with respect to Principal Receivables, and all amounts which would have constituted Collections with respect to Principal Receivables but for the Transferor’s inability to transfer such Receivables (up to an aggregate amount equal to the amount of Principal Receivables in the Trust on such date); (B) the Transferor agrees to have such amounts applied as Collections in accordance with Article IV; and (C) for only so long as all Collections and all amounts which would have constituted Collections are allocated and applied in accordance with clauses (A) and (B) above, Principal Receivables (and all amounts which would have constituted Principal Receivables but for the Transferor’s inability to transfer Receivables to the Trust) that are written off as uncollectible in accordance with this Agreement shall continue to be allocated in accordance with Article IV, and all amounts that would have constituted Principal Receivables but for the Transferor’s inability to transfer Receivables to the Trust shall be deemed to be Principal Receivables for the purpose of calculating (i) the applicable Investor Percentage with respect to any Series and (ii) the Aggregate Investor Percentage thereunder. If the Transferor is unable pursuant to any Requirement of Law to allocate Collections as described above, the Transferor agrees that it shall in any such event allocate, after the occurrence of such event, payments on each Account with respect to the principal balance of such Account proportionately based on the total amount of Principal Receivables of such Obligor retained in the Trust and the total amount owing by such Obligor on such Account after such event, and the portion allocable to any Principal Receivables retained in the Trust shall be applied as Collections in accordance with Article IV. The parties hereto agree that Finance Charge Receivables, whenever created, accrued in respect of Principal Receivables that have been conveyed to the Trustee shall continue to be a part of the Trust notwithstanding any cessation of the transfer of additional Principal Receivables to the Trustee and Collections with respect thereto shall continue to be allocated and paid in accordance with Article IV.

(ii) In the event that, pursuant to subsection 2.04(d), the Transferor accepts reassignment of an Ineligible Receivable as a result of a breach of the representations and warranties in subsection 2.04(b) relating to such Receivable, then, in any such event, the Transferor agrees to account for payments received with respect to such Ineligible Receivable separately from its accounting for Collections on Principal Receivables retained by the Trust. If payments received from or on behalf of an Obligor are not specifically applicable either to an Ineligible Receivable of such Obligor reassigned to the Transferor or to the Receivables of such Obligor retained in the Trust, then the Transferor agrees to allocate such payments proportionately based on the total amount of Principal Receivables of such Obligor’s Account retained in the Trust and the total amount in that Account then owned by the Transferor, and the portion allocable to any Principal Receivables retained in the Trust shall be treated as Collections and deposited in accordance with the provisions of Article IV.

(e) Delivery of Collections. The Transferor agrees to pay to the Servicer (or, if directed by the Trustee, to the Trustee) all payments received by the Transferor in respect of the Receivables as soon as practicable after receipt thereof by the Transferor. The Transferor will enforce a substantially similar covenant of BACCS under the Receivables Purchase Agreement that relates to Receivables sold by BACCS to the Transferor.

(f) The Transferor will enforce BACCS’s covenants under the Receivables Purchase Agreement to enforce the Account Owner’s covenants not to transfer any Account except in a permitted merger, consolidation, or sale.

(g) The Transferor will enforce BACCS’s covenant under the Receivables Purchase Agreement to transfer to the Transferor all Interchange allocable to the Receivables.

(h) The Transferor will enforce BACCS’s covenants under the Receivables Purchase Agreement to enforce the Account Owner’s covenants not to change any Credit Card Agreement or the Credit Card Guidelines except as permitted under the Receivables Purchase Agreement.

(i) Separate Company Existence. The Transferor shall:

(i) Maintain in full effect its existence, rights and franchises as a limited liability company under the laws of the state of its formation and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement and the Receivables Purchase Agreement and each other instrument or agreement necessary or appropriate to proper administration hereof and to permit and effectuate the transactions contemplated hereby.

(ii) Maintain its own deposit, securities and other account or accounts, separate from those of any Affiliate of the Transferor, with financial institutions. The funds of the Transferor will not be diverted to any other Person or for other than the company use of the Transferor, and, except as may be expressly permitted by this Agreement or the Receivables Purchase Agreement, the funds of the Transferor shall not be commingled with those of any other Person.

(iii) Ensure that, to the extent that it shares the same officers or other employees as any of its members or Affiliates, the salaries of and the expenses related to providing benefits to such officers and other employees shall be fairly allocated among such entities, and each such entity shall bear its fair share of the salary and benefit costs associated with all such common officers and employees.

(iv) Ensure that, to the extent that it jointly contracts with any of its members or other Affiliates to do business with vendors or service providers or to share overhead expenses, the costs incurred in so doing shall be allocated fairly among such entities, and each such entity shall bear its fair share of such costs. To the extent that the Transferor contracts or does business with vendors or service providers where the goods and services provided are partially for the benefit of any other Person, the costs incurred in so doing shall be fairly allocated to or among such entities for whose benefit the goods and services are provided, and each such entity shall bear its fair share of such costs.

(v) Ensure that all material transactions between the Transferor and any of its Affiliates shall be only on an arm’s-length basis and shall not be on terms more favorable to either party than the terms that would be found in a similar transaction involving unrelated third parties.

(vi) Maintain a principal executive and administrative office through which its business is conducted and a telephone number separate from those of its members and other Affiliates. To the extent that the Transferor and any of its members or other Affiliates have offices in contiguous space, there shall be fair and appropriate allocation of overhead costs (including rent) among them, and each such entity shall bear its fair share of such expenses.

(vii) Conduct its affairs strictly in accordance with its certificate of formation and its limited liability company agreement and observe all necessary, appropriate and customary company formalities, including, but not limited to, holding all regular and special members’ and directors’ meetings appropriate to authorize all action, keeping separate and accurate minutes of such meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, but not limited to, intercompany transaction accounts. Regular members’ and directors’ meetings shall be held at least annually.

(viii) Ensure that its board of directors shall at all times include at least one Independent Director (for purposes hereof, “Independent Director” shall mean any member of the board of directors of the Transferor that is not and has not at any time been (x) an officer, agent, advisor, consultant, attorney, accountant, employee, member or shareholder of any Affiliate of the Transferor which is not a special purpose entity, (y) a director of any Affiliate of the Transferor other than an independent director of any Affiliate which is a special purpose entity or (z) a member of the immediate family of any of the foregoing).

(ix) Ensure that decisions with respect to its business and daily operations shall be independently made by the Transferor (although the officer making any particular decision may also be an officer or director of an Affiliate of the Transferor) and shall not be dictated by an Affiliate of the Transferor.

(x) Act solely in its own company name and through its own authorized officers and agents, and no Affiliate of the Transferor shall be appointed to act as agent of the Transferor. The Transferor shall at all times use its own stationery and business forms and describe itself as a separate legal entity.

(xi) Other than as provided in the Revolving Credit Agreement, ensure that no Affiliate of the Transferor shall advance funds or loan money to the Transferor, and no Affiliate of the Transferor will otherwise guaranty debts of the Transferor.

(xii) Other than organizational expenses and as expressly provided herein, pay all expenses, indebtedness and other obligations incurred by it using its own funds.

(xiii) Not enter into any guaranty, or otherwise become liable, with respect to or hold its assets or creditworthiness out as being available for the payment of, any obligation of any Affiliate of the Transferor nor shall the Transferor make any loans to any Person.

(xiv) All financial statements of the Transferor, whether or not consolidated, and all financial statements of the Transferor’s Affiliate that include the Transferor (i) disclose the effects of all this Agreement, the Receivables Purchase Agreement, and related transaction documents to which Funding is a party in accordance with generally accepted accounting principles and (ii) to the extent required by generally accepted accounting principles or otherwise material, make clear that the Transferor is separate from BACCS and any person or entity that is an affiliate or insider of BACCS or that controls BACCS, is controlled by BACCS, or is under common control with BACCS, and that the Receivables and the assets of Funding are not assets of BACCS or any person or entity that is an affiliate or insider of BACCS or that controls BACCS, is controlled by BACCS, or is under common control with BACCS.

(xv) Ensure that at all times it is adequately capitalized to engage in the transactions contemplated in certificate of formation and its limited liability company agreement.

Section 2.06. Addition of Accounts.

(a) (i) If, (A) during any period of thirty consecutive days, the Transferor Interest averaged over that period is less than the Minimum Transferor Interest for that period the Transferor shall designate additional eligible MasterCard,® VISA® or American Express® accounts from the Bank Portfolio (“Additional Accounts”) to be included as Accounts in a sufficient amount such that the average of the Transferor Interest as a percentage of the Average Principal Receivables for such 30 day period, computed by assuming that the amount of the Principal Receivables of such Additional Accounts shall be deemed to be outstanding in the Trust during each day of such 30-day period, is at least equal to the Minimum Transferor Interest, or (B) on any Record Date the aggregate amount of Principal Receivables is less than the Minimum Aggregate Principal Receivables (as adjusted for any Series having a Companion Series as described in the Supplement for such Series), the Transferor shall designate Additional Accounts to be included as Accounts in a sufficient amount such that the aggregate amount of Principal Receivables will be equal to or greater than the Minimum Aggregate Principal Receivables. Receivables from such Additional Accounts shall be transferred to the Trustee on or before the tenth Business Day following such thirty-day period or Record Date, as the case may be.

(ii) In lieu of, or in addition to, designating Additional Accounts pursuant to clause (i) above, the Transferor may, subject to any applicable conditions specified in paragraph (c) below, convey to the Trustee participations representing undivided interests in a pool of assets primarily consisting of receivables arising under revolving credit card accounts owned by the Account Owner or any Affiliate of the Account Owner and collections thereon (“Participations”). The addition of Participations in the Trust pursuant to this paragraph (a) or paragraph (b) below shall be effected by an amendment hereto, dated as of the applicable Addition Date, pursuant to Section 13.01(a).

(b) In addition to its obligation under subsection 2.06(a), the Transferor may, but shall not be obligated to, designate from time to time Additional Accounts to be included as Accounts or Participations to be included as property of the Trust, in either case as of the applicable Addition Date.

(c) The Transferor agrees that any such transfer of Receivables from Additional Accounts, under subsection 2.06(a) or (b) shall satisfy the following conditions (to the extent provided below):

(i) on or before the fifth Business Day prior to the Addition Date with respect to additions pursuant to subsection 2.06(a) and on or before the tenth Business Day prior to the Addition Date with respect to additions pursuant to subsection 2.06(b) (the “Notice Date”), the Transferor shall give the Trustee, each Rating Agency and the Servicer written notice that such Additional Accounts or Participations will be included, which notice shall specify the approximate aggregate amount of the Receivables to be transferred;

(ii) on or before the Addition Date, the Transferor shall have delivered to the Trustee a written assignment (including an acceptance by the Trustee on behalf of the Trust for the benefit of the Investor Certificateholders) in substantially the form of Exhibit B (the “Assignment”) and the Transferor shall have indicated in its computer files that the Receivables created in connection with the Additional Accounts have been transferred to the Trust and, within five Business Days thereafter, or as otherwise agreed upon among the Servicer, the Transferor and the Trustee, the Transferor shall have delivered to the Trustee the updated Account Schedule, which Account Schedule is true and complete as of the related Addition Date and which shall be as of the date of such Assignment incorporated into and made a part of such Assignment and this Agreement;

(iii) the Transferor shall represent and warrant that (x) with respect to Additional Accounts, each Additional Account is, as of the Addition Date, an Eligible Account, and each existing Receivable in such Additional Account is, as of the Addition Date, an Eligible Receivable, (y) it has not used any selection procedures believed by the Transferor to be materially adverse to the interests of the Investor Certificateholders in selecting the related Additional Accounts, and (z) as of the Addition Date, the Transferor is not insolvent;

(iv) the Transferor shall represent and warrant that, as of the Addition Date, the Assignment constitutes either (x) a valid sale to the Trustee of the Receivables in the Additional Accounts, or (y) a grant of a security interest in favor of the Trustee in the Receivables in the Additional Accounts, and that sale or security interest is perfected under the Delaware UCC;

(v) the Transferor shall deliver an Officer’s Certificate substantially in the form of Schedule 2 to Exhibit B to the Trustee confirming the items set forth in paragraphs (ii), (iii) and (iv) above;

(vi) the Transferor shall deliver an Opinion of Counsel with respect to the Receivables in the Additional Accounts to the Trustee (with a copy to Moody’s, Standard & Poor’s and Fitch) substantially in the form of Exhibit E;

(vii) (A) with respect to accounts in excess of the Maximum Addition Amount and with respect to Participations, the Transferor shall have received notice from Standard & Poor’s, Moody’s and Fitch that the inclusion of such accounts as Additional Accounts pursuant to subsections 2.06(a) and 2.06(b) or the inclusion of such Participations to be included as property of the Trust pursuant to subsections 2.06(a) and 2.06(b), as the case may be, will not result in the reduction or withdrawal of its then existing rating of any Series of Investor Certificates then issued and outstanding; and (B) with respect to accounts not in excess of the Maximum Addition Amount added during the last quarterly period (such quarterly period beginning on and including the fifteenth day of January, April, July, and October and ending on and excluding the fifteenth day of April, July, October, and January, respectively), if applicable, the Transferor shall have received, to the extent not previously received, not later than twenty days after the relevant quarterly period, notice from Standard & Poor’s, Moody’s and Fitch that the inclusion of such accounts as Additional Accounts pursuant to subsections 2.06(a) and 2.06(b) will not result in the reduction or withdrawal of its then existing rating of any Series of Investor Certificates then issued and outstanding; and

(viii) the Transferor shall provide each Rating Agency 30 days’ prior notice of the inclusion of any business cards as Additional Accounts pursuant to subsection 2.06(b).

Section 2.07. Removal of Accounts.

(a) Subject to the conditions set forth below, the Transferor may, but shall not be obligated to, designate Receivables from Accounts for deletion and removal (“Removed Accounts”) from the Trust; provided, however, that the Transferor shall not make more than one such designation in any Monthly Period. On or before the fifth Business Day (the “Removal Notice Date”) prior to the date on which the Receivables in the designated Removed Accounts will be reassigned by the Trustee to the Transferor (the “Removal Date”), the Transferor shall give the Trustee and the Servicer written notice that the Receivables from such Removed Accounts are to be reassigned to the Transferor.

(b) The Transferor shall be permitted to designate and require reassignment to it of the Receivables from Removed Accounts only upon satisfaction of the following conditions:

(i) the removal of any Receivables of any Removed Accounts on any Removal Date shall not, in the reasonable belief of the Transferor, (a) cause a Pay Out Event to occur; provided, however, that for the purposes of this subsection 2.07(b)(i), the Receivables of each Removed Account shall be considered to have been removed as of the Removal Date, (b) cause the Transferor Interest as a percentage of the aggregate amount of Principal Receivables to be less than the Minimum Transferor Interest on such

Removal Date, (c) cause the aggregate amount of Principal Receivables to be less than the Minimum Aggregate Principal Receivables, or (d) result in the failure to make any payment specified in the related Supplement with respect to any Series;

(ii) on or prior to the Removal Date, the Transferor shall have delivered to the Trustee for execution a written assignment in substantially the form of Exhibit G (the “Reassignment”) and, within five Business Days (or as otherwise agreed upon between the Transferor and the Trustee) thereafter, the Transferor shall have delivered to the Trustee the updated Account Schedule, which Account Schedule is true and complete as of the Removal Date and which as of the Removal Date shall modify and amend and be made a part of this Agreement;

(iii) the Transferor shall represent and warrant that it has not used any selection procedures believed by the Transferor to be materially adverse to the interests of the Certificateholders in selecting the related Removed Accounts;

(iv) [Reserved]

(v) on or before the tenth Business Day prior to the Removal Date, each Rating Agency shall have received notice of such proposed removal of the Receivables of such Accounts and the Transferor shall have received notice prior to the Removal Date from such Rating Agency that such proposed removal will not result in a downgrade or withdrawal of its then current rating of any outstanding Series of the Investor Certificates;

(vi) on any Removal Notice Date, the amount of the Principal Receivables of the Removed Accounts to be reassigned to the Transferor on the related Removal Date shall not equal or exceed 5% of the aggregate amount of the Principal Receivables on such Removal Date; provided, that if any Series has been paid in full, the Principal Receivables in such Removed Accounts shall not equal or exceed the sum of (A) 5% of the aggregate amount of the Principal Receivables, after giving effect to the removal of accounts pursuant to clause (B) below, on such Removal Date plus (B) the Initial Investor Interest of such Series that has been paid in full; and

(vii) the Transferor shall have delivered to the Trustee an Officer’s Certificate confirming the items set forth in clauses (i) through (vi) above. The Trustee may conclusively rely on such Officer’s Certificate, shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying.

Upon satisfaction of the above conditions, the Trustee shall execute and deliver the Reassignment to the Transferor, and the Receivables from the Removed Accounts shall no longer constitute a part of the Trust.

(c) The Transferor may, but shall not be obligated to, designate at any time Zero Balance Accounts, any future receivables of which will no longer be part of the Trust, and direct the Account Owner to remove the designation 1994-MT from the Pool Index File for such Accounts; provided, that in connection with such designation and removal, the Transferor shall have delivered (i) to Moody’s and Fitch, prior to the date such designation and removal (a “Zero Balance Account Removal Date”), an Officer’s Certificate of the Transferor to the effect that to the best knowledge of the Transferor such designation and removal shall not cause a Pay Out Event to occur and (ii) to the Trustee, within five Business Days (or as otherwise agreed upon between the Transferor and the Trustee) after the related Zero Balance Account Removal Date, the updated Account Schedule, which Account Schedule is true and complete as of such Zero Balance Account Removal Date. The Trustee shall acknowledge receipt of such Account Schedule in writing, which as of the related Zero Balance Account Removal Date shall modify and amend and be made a part of this Agreement, and which shall reconvey to Funding, without recourse on and after the related Zero Balance Account Removal Date, all right, title and interest of the Trustee in and to the Receivables thereafter created in the related Zero Balance Accounts, all monies due or to become due with respect thereto (including all Finance Charge Receivables), all proceeds (as defined in the Delaware UCC) of such Receivables, Insurance Proceeds relating to such Receivables and the proceeds thereof.

(d) In addition to the terms and conditions contained in subsections 2.07(a) and 2.07(b), the Transferor’s right to require the reassignment to it or its designee of all the Trust’s right, title and interest in, to and under the Receivables in Removed Accounts, shall be subject to the following restrictions:

(i) Except for Removed Accounts described in subsections 2.07(c) and 2.07(d)(ii), the Accounts to be designated as Removed Accounts shall be selected at random by the Transferor.

(ii) The Transferor may designate Removed Accounts as provided in and subject to the terms and conditions contained in this Section 2.07 without being subject to the restrictions set forth in subsection 2.07(d)(i) if the Removed Accounts are designated in response to action taken by a third party in connection with an affinity or private-label arrangement, such action to include that third party’s decision to cancel the arrangement or failure to renew the arrangement following expiration, and is not the unilateral action of the Transferor.

Section 2.08. Discount Option. The Transferor may at any time, upon at least 30 days’ prior written notice to the Servicer, the Trustee, each Credit Enhancement Provider and each Rating Agency, designate a percentage, which may be a fixed percentage or a variable percentage based on a formula (the “Discounted Percentage”), of the amount of Principal Receivables arising in all of the Accounts to be treated on and after such designation, or for the period specified, as Discount Option Receivables; provided, however, that no such designation shall become effective on the date specified in the written notice unless the following conditions have been satisfied:

(i) the designation of Discount Option Receivables shall not, in the reasonable belief of the Transferor, cause a Pay Out Event to occur or cause an event which with notice or the lapse of time or both would constitute a Pay Out Event;

(ii) on or before the date specified in the written notice, the Transferor shall have received written confirmation from each Rating Agency that such designation will not result in a downgrade or withdrawal of its then current rating of any outstanding Series of Investor Certificates;

(iii) the Transferor shall have delivered to the Trustee an Officer’s Certificate of the Transferor confirming the items set forth in clauses (i) and (ii) above. The Trustee may conclusively rely on such Officer’s Certificate, shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying.

On and after the date of satisfaction of the above conditions, in processing Collections of Principal Receivables of the Accounts the Servicer shall deem the product of the Discounted Percentage and Collections of such Principal Receivables as “Discount Option Receivable Collections” and shall treat such Discount Option Receivable Collections for all purposes hereunder as Collections of Finance Charge Receivables.

Section 2.09. Additional Representations and Warranties of the Transferor. The Transferor hereby makes the following representations and warranties. Such representations and warranties shall survive until the termination of this Agreement. Such representations and warranties speak of the date that the Collateral (as defined below) is transferred to the Trustee but shall not be waived by any of the parties to this Agreement unless each Rating Agency shall have notified the Transferor, the Servicer and the Trustee in writing that such waiver will not result in a reduction or withdrawal of the rating of any outstanding Series or Class to which it is a Rating Agency.

(a) This Agreement creates a valid and continuing security interest (as defined in the Delaware UCC) in favor of the Trustee in the Receivables described in Section 2.01 or in Section 3(a) of any Assignment (the “Collateral”), which security interest is prior to all other liens, and is enforceable as such as against creditors of and purchasers from the Transferor.

(b) The Collateral constitutes “accounts” within the meaning of the Delaware UCC.

(c) At the time of each transfer and assignment of Collateral to the Trustee pursuant to this Agreement or an Assignment, the Transferor owned and had good and marketable title to such Collateral free and clear of any lien, claim or encumbrance of any Person.

(d) The Transferor has caused or will have caused, within ten days of the initial execution of this Agreement and each Assignment, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the related Collateral granted to the Trustee pursuant to this Agreement or such Assignment.

(e) Other than the security interest granted to the Trustee pursuant to this Agreement or an Assignment, the Transferor has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed the Collateral. The Transferor has not authorized the filing of and is not aware of any financing statements against the Transferor that include a description of the Collateral other than any financing statement relating to the security interest granted to the Trust pursuant to this Agreement or an Assignment or that has been terminated. The Transferor is not aware of any judgment or tax lien filings against the Transferor.

[End of Article II]

ARTICLE III

ADMINISTRATION AND SERVICING

OF RECEIVABLES

Section 3.01. Acceptance of Appointment and Other Matters Relating to the Servicer.

(a) FIA agrees to act as the Servicer under this Agreement. The Investor Certificateholders of each Series by their acceptance of the related Certificates consent FIA acting as Servicer.

(b) The Servicer shall service and administer the Receivables and shall collect payments due under the Receivables in accordance with its customary and usual servicing procedures for servicing credit card receivables comparable to the Receivables and in accordance with the Credit Card Guidelines and shall have full power and authority, acting alone or through any party properly designated by it hereunder, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing and subject to Sections 4.02 and 10.01, the Servicer is hereby authorized and empowered (i) to make withdrawals from the Collection Account as set forth in this Agreement, (ii) unless such power and authority is revoked by the Trustee on account of the occurrence of a Servicer Default pursuant to Section 10.01, to instruct the Trustee to make withdrawals and payments, from the Finance Charge Account, the Principal Account and any Series Account, in accordance with such instructions as set forth in this Agreement, (iii) unless such power and authority is revoked by the Trustee on account of the occurrence of a Servicer Default pursuant to Section 10.01, to instruct the Trustee in writing, as set forth in this Agreement, (iv) to execute and deliver, on behalf of the Trust for the benefit of the Certificateholders, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables and, after the delinquency of any Receivable and to the extent permitted under and in compliance with applicable law and regulations, to commence enforcement proceedings with respect to such Receivables and (v) to make any filings, reports, notices, applications, registrations with, and to seek any consents or authorizations from the Securities and Exchange Commission and any state securities authority on behalf of the Trust as may be necessary or advisable to comply with any federal or state securities or reporting requirements. The Trustee agrees that it shall promptly follow the instructions of the Servicer to withdraw funds from the Principal Account, the Finance Charge Account or any Series Account and to take any action required under any Credit Enhancement at such time as required under this Agreement. The Trustee shall execute at the Servicer’s written request such documents prepared by the Transferor and acceptable to the Trustee as may be necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

(c) In the event that the Transferor is unable for any reason to transfer Receivables to the Trustee in accordance with the provisions of this Agreement (including, without limitation, by reason of the application of the provisions of Section 9.02 or the order of any federal governmental agency having regulatory authority over the Transferor or any court of competent jurisdiction that the Transferor not transfer any additional Principal Receivables to the Trustee) then, in any such event, (A) the Servicer agrees to allocate, after such date, all

Collections with respect to Principal Receivables, and all amounts which would have constituted Collections with respect to Principal Receivables but for the Transferor’s inability to transfer such Receivables (but only from funds otherwise due to the Transferor under this Agreement and only up to an aggregate amount equal to the aggregate amount of Principal Receivables in the Trust as of such date) in accordance with subsection 2.05(d); (B) the Servicer agrees to apply such amounts as Collections in accordance with Article IV, and (C) for only so long as all Collections and all amounts which would have constituted Collections are allocated and applied in accordance with clauses (A) and (B) above, Principal Receivables and all amounts which would have constituted Principal Receivables but for the Transferor’s inability to transfer Receivables to the Trustee that are written off as uncollectible in accordance with this Agreement shall continue to be allocated in accordance with Article IV and all amounts which would have constituted Principal Receivables but for the Transferor’s inability to transfer Receivables to the Trustee shall be deemed to be Principal Receivables for the purpose of calculating the applicable Investor Percentage thereunder. If the Servicer is unable pursuant to any Requirement of Law to allocate payments on the Accounts as described above, the Servicer agrees that it shall in any such event allocate, after the occurrence of such event, payments on each Account with respect to the principal balance of such Account first to the oldest principal balance of such Account and to have such payments applied as Collections in accordance with Article IV. The parties hereto agree that Finance Charge Receivables, whenever created, accrued in respect of Principal Receivables which have been conveyed to the Trustee shall continue to be a part of the Trust notwithstanding any cessation of the transfer of additional Principal Receivables to the Trustee and Collections with respect thereto shall continue to be allocated and paid in accordance with Article IV.

(d) In the event that pursuant to subsection 2.04(d), the Transferor accepts reassignment of an Ineligible Receivable as a result of a breach of the representations and warranties in subsection 2.04(b) relating to such Receivable, then, in any such event, the Servicer agrees to account for payments received with respect to such Ineligible Receivable separately from its accounting for Collections on Principal Receivables retained in the Trust. If payments received from or on behalf of an Obligor are not specifically applicable either to an Ineligible Receivable of such Obligor reassigned to the Transferor or to Receivables of such Obligor retained in the Trust, then the Servicer agrees to allocate payments proportionately based on the total amount of Principal Receivables of such Obligor retained in the Trust and the total amount owing by such Obligor on any Ineligible Receivables purchased by the Transferor, and the portion allocable to any Principal Receivables retained in the Trust shall be treated as Collections and deposited in accordance with the provisions of Article IV.

(e) The Servicer shall not be obligated to use separate servicing procedures, offices, employees or accounts for servicing the Receivables from the procedures, offices, employees and accounts used by the Servicer in connection with servicing other credit card receivables.

(f) The Servicer shall maintain fidelity bond coverage insuring against losses through wrongdoing of its officers and employees who are involved in the servicing of credit card receivables covering such actions and in such amounts as the Servicer believes to be reasonable from time to time.

Section 3.02. Servicing Compensation. As full compensation for its servicing activities hereunder and as reimbursement for its expenses as set forth in the immediately following paragraph, the Servicer shall be entitled to receive a servicing fee (the “Servicing Fee”) with respect to each Monthly Period prior to the termination of the Trust pursuant to Section 12.01, payable monthly on the related Transfer Date, in an amount equal to one-twelfth of the product of (a) the weighted average of the Series Servicing Fee Percentages with respect to each outstanding Series (based upon the Series Servicing Fee Percentage for each Series and the Adjusted Investor Interest (or such other amount as specified in the related Supplement) of such Series, in each case as of the last day of the prior Monthly Period) and (b) the average amount of Principal Receivables during the prior Monthly Period. The share of the Servicing Fee allocable to Investor Certificates (the “Investor Servicing Fee”) of a particular Series with respect to any Monthly Period will each be determined in accordance with the relevant Supplement. The portion of the Servicing Fee with respect to any Monthly Period not so allocated to the Investor Certificates of a particular Series shall be paid by the Holder of the Transferor Certificate directly to the Servicer on the related Transfer Date, and in no event shall the Trust, the Trustee or the Investor Certificateholders of any Series be liable for the share of the Servicing Fee with respect to any Monthly Period to be paid by the Holder of the Transferor Certificates (the “Transferor Servicing Fee”).

The Servicer’s expenses include the amounts due to the Trustee pursuant to Section 11.05 and the reasonable fees and disbursements of the Servicer’s independent public accountants and all other expenses incurred by the Servicer in connection with its activities hereunder; provided, that the Servicer shall not be liable for any liabilities, costs or expenses of the Trust, the Investor Certificateholders or the Certificate Owners arising under any tax law, including without limitation any federal, state or local income or franchise taxes or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith). The Servicer shall be required to pay such expenses for its own account and shall not be entitled to any payment therefor other than the Servicing Fee.

Section 3.03. Representations and Warranties of the Servicer. The Servicer hereby makes as of the Amendment Closing Date, and any Successor Servicer by its appointment hereunder shall make (with appropriate modifications to Section 3.03(a) to reflect the Successor Servicer’s organization) the following representations and warranties, on which the Trustee has relied in accepting the Receivables in trust:

(a) Organization and Good Standing. The Servicer is a national banking association duly organized, validly existing and in good standing under the laws of the United States and has full corporate power, authority and legal right to own its properties and conduct its credit card business as such properties are presently owned and as such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement.

(b) Due Qualification. The Servicer is not required to qualify nor register as a foreign corporation in any state in order to service the Receivables as required by this Agreement and has obtained all licenses and approvals necessary in order to so service the Receivables as required under federal and Delaware law. If the Servicer shall be required by any Requirement of Law to so qualify or register or obtain such license or approval, then it shall do so.

(c) Due Authorization. The execution, delivery, and performance by the Servicer of this Agreement have been duly authorized by the Servicer by all necessary corporate action on the part of the Servicer and this Agreement will remain, from the time of its execution, an official record of the Servicer.

(d) Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Servicer, enforceable against the Servicer in accordance with its terms, except as enforceability may be limited by applicable Debtor Relief Laws or general principles of equity.

(e) No Violation. The execution and delivery of this Agreement by the Servicer, and the performance by the Servicer of the transactions contemplated by this Agreement and the fulfillment by the Servicer of the terms hereof applicable to the Servicer, will not conflict with, violate, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any Requirement of Law applicable to the Servicer or any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which it is bound.

(f) No Proceedings. There are no proceedings or investigations pending or, to the best knowledge of the Servicer, threatened against the Servicer before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement, seeking any determination or ruling that, in the reasonable judgment of the Servicer, would materially and adversely affect the performance by the Servicer of its obligations under this Agreement, or seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement.

(g) Compliance with Requirements of Law. The Servicer shall duly satisfy all obligations on its part to be fulfilled under or in connection with each Receivable and the related Account, will maintain in effect all qualifications required under Requirements of Law in order to service properly each Receivable and will comply in all material respects with all other Requirements of Law in connection with servicing each Receivable the failure to comply with which would have a material adverse effect on the Certificateholders or any Credit Enhancement Provider.

Section 3.04. Reports and Records for the Trustee.

(a) Daily Reports. On each Business Day, the Servicer, with prior notice, shall prepare and make available at the office of the Servicer for inspection by the Transferor or the Trustee a record setting forth (i) the aggregate amount of Collections processed by the Servicer on the preceding Business Day and (ii) the aggregate amount of Receivables as of the close of business on the preceding Business Day.

(b) Monthly Servicer’s Certificate. Unless otherwise stated in the related Supplement with respect to any Series, on each Determination Date the Servicer shall forward, as provided in Section 13.05, to the Trustee, the Transferor, the Paying Agent, any Credit Enhancement Provider and each Rating Agency, a certificate of a Servicing Officer substantially in the form of Exhibit C (which includes the Schedule thereto specified as such in each Supplement) setting forth (i) the aggregate amount of Collections processed during the preceding

Monthly Period, (ii) the aggregate amount of the applicable Investor Percentage of Collections of Principal Receivables processed by the Servicer pursuant to Article IV during the preceding Monthly Period with respect to each Series then outstanding, (iii) the aggregate amount of the applicable Investor Percentage of Collections of Finance Charge Receivables processed by the Servicer pursuant to Article IV during the preceding Monthly Period with respect to each Series then outstanding, (iv) the aggregate amount of Receivables processed as of the end of the last day of the preceding Monthly Period, (v) the balance on deposit in the Finance Charge Account, the Principal Account or any Series Account applicable to any Series then outstanding on such Determination Date with respect to Collections processed by the Servicer during the preceding Monthly Period, (vi) the aggregate amount, if any, of withdrawals, drawings or payments under any Credit Enhancement, if any, for each Series then outstanding required to be made with respect to the previous Monthly Period in the manner provided in the related Supplement, (vii) the sum of all amounts payable to the Investor Certificateholders of each Series (or for a Series of more than one Class, each such Class) on the succeeding Distribution Date in respect of Certificate Principal and Certificate Interest with respect to such preceding Monthly Period and (viii) such other matters as are set forth in Exhibit C.

Section 3.05. Annual Servicer’s Certificate. On or before the 90th day following the end of each fiscal year of the Trust (or, if such 90th day is not a Business Day, the next succeeding Business Day), commencing with the fiscal year ending June 30, 2006, the Servicer will deliver, as provided in Section 13.05, to the Trustee, the Transferor, any Credit Enhancement Provider and the Rating Agency, the statement of compliance required under Item 1123 of Regulation AB with respect to such fiscal year, which statement will be in the form of an Officer’s Certificate of the Servicer to the effect that (a) a review of the activities of the Servicer during such fiscal year and of its performance under this Agreement, together with any other agreements specified in any Supplement for a Series, was made under the supervision of the officer signing such certificate and (b) to the best of such officer’s knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement and any other agreements specified in any Supplement for a Series throughout such fiscal year or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof. A copy of such certificate may be obtained by any Investor Certificateholder by a request in writing to the Trustee addressed to the Corporate Trust Office.

Section 3.06. Annual Independent Accountants’ Servicing Report. (a) Except as specified in any Supplement for a related Series, and for so long as any Series of Certificates other than Series 2001-D is outstanding, on or before the 90th day following the end of each fiscal year of the Trust (or, if such 90th day is not a Business Day, the next succeeding Business Day), the Servicer, on behalf of the Trust, shall cause a firm of nationally recognized independent certified public accountants (who may also render other services to the Servicer or the Transferor) to furnish, as provided in Section 13.05, a report, based upon established criteria that meets the standards applicable to accountants’ reports intended for general distribution, to the Trustee, the Transferor, any Credit Enhancement Provider and each Rating Agency, attesting to the fairness of the assertion of the Servicer’s management that its internal controls over the functions performed as Servicer of the Trust are effective, in all material respects, in providing reasonable assurance that Trust assets in the possession of or under the control of the

Servicer are safeguarded against loss from unauthorized use or disposition, on the date of such report, and a report attesting to the fairness of the assertion of the Servicer’s management that such servicing was conducted in conformity with the sections of this Agreement during such fiscal year, except for such exceptions or errors as such firm shall believe to be immaterial and such other exceptions as shall be set forth in such report. Unless otherwise provided with respect to any Series in the related Supplement, a copy of such report may be obtained by any Investor Certificateholder by a request in writing to the Trustee addressed to the Corporate Trust Office.

(b) Except as specified in any Supplement for a related Series, and for so long as any Series of Certificates other than Series 2001-D is outstanding, on or before the 90th day following the end of each fiscal year of the Trust (or, if such 90th day is not a Business Day, the next succeeding Business Day), the Servicer shall cause a firm of nationally recognized independent certified public accountants (who may also render other services to the Servicer or the Transferor) to furnish as provided in Section 13.05 a report, prepared in accordance with the standards established by the American Institute of Certified Public Accountants, to the Trustee, the Transferor and each Rating Agency, to the effect that they have compared the mathematical calculations of certain amounts set forth in the monthly certificates forwarded by the Servicer pursuant to Section 3.04(b) during such fiscal year with the Servicer’s computer reports which were the source of such amounts and that, on the basis of such comparison, such firm is of the opinion that such amounts are in agreement, except for such exceptions as shall be set forth in such report. A copy of such report may be obtained from the Trustee by any Investor Certificateholder by a request in writing to the Trustee addressed to the Corporate Trust Office.

Section 3.07. Tax Treatment. The Transferor has structured this Agreement, the Investor Certificates and any Collateral Interest with the intention that the Investor Certificates and any Collateral Interest will qualify under applicable federal, state, local and foreign tax law as indebtedness of the Transferor secured by the Receivables. The Transferor, the Servicer, the Holder of the Transferor Certificate, each Investor Certificateholder, each Certificate Owner, and each owner of any Collateral Interest or interest therein agree to treat and to take no action inconsistent with the treatment of the Investor Certificates and any Collateral Interest (or beneficial interest therein) as such indebtedness for purposes of federal, state, local and foreign income or franchise taxes and any other tax imposed on or measured by income. Each Investor Certificateholder and the Holder of the Transferor Certificate, by acquisition of its interest in the Transferor Interest; each Certificate Owner, by acquisition of a beneficial interest in a Certificate; and any owner of any Collateral Interest or interest therein, by acquisition of such interest therein, agrees to be bound by the provisions of this Section 3.07. Each Certificateholder agrees that it will cause any Certificate Owner acquiring an interest in a Certificate through it, and each owner of any Collateral Interest or any interest therein agrees that it will cause any Person acquiring any such interest, to comply with this Agreement as to treatment as indebtedness under applicable tax law, as described in this Section 3.07. Notwithstanding this Section 3.07, if the treatment of any Collateral Interest or interest therein as indebtedness is challenged by any governmental authority, the Holder of the Transferor Certificate and any owner of such interest do not intend to be foreclosed from adopting as a secondary tax position that such interest constitutes equity in a partnership.

Section 3.08. Reports to the Commission. The Servicer and the Transferor shall, on behalf of the Trust and at the expense of the Transferor, cause to be filed with the Commission any periodic reports required to be filed under the provisions of the Securities Exchange Act of 1934 and the rules and regulations of the Commission thereunder.

[End of Article III]

ARTICLE IV

RIGHTS OF CERTIFICATEHOLDERS AND ALLOCATION

AND APPLICATION OF COLLECTIONS

Section 4.01. Rights of Certificateholders. Each Series of Investor Certificates shall represent Undivided Interests in the Trust, including the benefits of any Credit Enhancement issued with respect to such Series and the right to receive the Collections and other amounts at the times and in the amounts specified in this Article IV to be deposited in the Investor Accounts and any other Series Account (if so specified in the related Supplement) or to be paid to the Investor Certificateholders of such Series; provided, however, that the aggregate interest represented by such Certificates at any time in the Principal Receivables shall not exceed an amount equal to the Investor Interest at such time. The interest represented by any Certificate shall constitute personal property, and no Certificateholder shall have an interest in specific property of the Trust. No creditor of any Certificateholder shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the property of the Trust, provided, however, that this sentence shall not limit any rights expressly provided to the Certificateholders pursuant to this Agreement or any Supplement thereto or to the holders of Notes (as defined in the Series 2001-D Supplement hereto) pursuant to the Indenture (as defined in the Series 2001-D Supplement hereto). None of the Transferor, the Servicer, or any Certificateholder shall have any liability for the expenses or liabilities of the Trust except as specifically set forth in this Agreement. The Transferor Certificate or, as the case may be, the uncertificated interest in the Transferor Interest shall represent the remaining undivided interest in the Trust not allocated to the Investor Certificates and the other interests issued by the Trust, including the right to receive the Collections and other amounts at the times and in the amounts specified in this Article IV to be paid to the Holder of the Transferor Certificate; provided, however, that if the Transferor elects to have its interest in the Transferor Interest be uncertificated as provided in Section 6.01 hereof, then such uncertificated interest shall represent the Transferor Interest; provided further, that the aggregate interest represented by such Transferor Certificate in the Principal Receivables or, as the case may be, the aggregate uncertificated interest of the Transferor in the Principal Receivables, shall not exceed the Transferor Interest at any time and such Transferor Certificate or, as the case may be, such uncertificated interest shall not represent any interest in the Investor Accounts, except as provided in this Agreement, or the benefits of any Credit Enhancement issued with respect to any Series.

Section 4.02. Establishment of Accounts.

(a) The Collection Account. The Servicer, for the benefit of the Certificateholders, shall establish and maintain in the name of the Trustee, on behalf of the Trust, a non-interest bearing segregated account (the “Collection Account”) bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Certificateholders, or shall cause such Collection Account to be established and maintained, with an office or branch located in the states of Delaware or New York of (i) the Servicer, or (ii) a Qualified Institution; provided, however, that upon the insolvency of the Servicer, the Collection Account shall not be permitted to be maintained with the Servicer. Pursuant to authority granted to it pursuant to subsection 3.01(b), the Servicer shall have the revocable power to withdraw funds from the Collection Account for the purposes of carrying out its duties hereunder.

(b) The Finance Charge and Principal Accounts. The Trustee, for the benefit of the Investor Certificateholders, shall establish and maintain in the State of New York with the Trustee, or cause to be established and maintained in the State of New York with a Qualified Institution (other than FIA, BACCS, or the Transferor) that is acting as a securities intermediary, in the name of the Trustee two segregated trust accounts (the “Finance Charge Account” and the “Principal Account,” respectively), bearing a designation clearly indicating that the funds and other property credited thereto are held for the benefit of the Investor Certificateholders. The Trustee shall possess all right, title and interest in all funds and other property credited from time to time to the Finance Charge Account and the Principal Account and in all proceeds thereof. The Finance Charge Account and the Principal Account shall be under the control of the Trustee for the benefit of the Investor Certificateholders as described in subsection 4.02(e). If, at any time, the institution holding the Principal Account or the Finance Charge Account ceases to be a Qualified Institution, the Trustee shall notify the Rating Agency and within 10 Business Days establish a new Principal Account or Finance Charge Account, as the case may be, meeting the conditions specified above with a Qualified Institution, and shall transfer any funds or other property to such new Principal Account or Finance Charge Account, as the case may be. From the date such new Principal Account or Finance Charge Account, as the case may be, is established, it shall be the “Principal Account” or “Finance Charge Account.” Pursuant to authority granted to it hereunder and subject to subsection 4.02(e), the Servicer shall have the revocable power to instruct the Trustee to withdraw funds from the Finance Charge Account and Principal Account for the purpose of carrying out the Servicer’s duties hereunder. The Trustee at all times shall maintain accurate records reflecting each transaction in the Principal Account and the Finance Charge Account and that funds and other property credited shall at all times be held in trust for the benefit of the Investor Certificateholders.

(c) The Distribution Account. The Trustee, for the benefit of the Investor Certificateholders, shall cause to be established and maintained in the name of the Trustee, with an office or branch of a Qualified Institution (other than FIA, BACCS, or the Transferor), a non-interest bearing segregated trust account (the “Distribution Account”) bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Investor Certificateholders. The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Distribution Account and in all proceeds thereof. The Distribution Account shall be under the exclusive control of the Trustee for the benefit of the Investor Certificateholders.

(d) Series Accounts. If so provided in the related Supplement, the Trustee, for the benefit of the Investor Certificateholders, shall cause to be established and maintained in the name of the Trust, one or more Series Accounts. Each such Series Account shall bear a designation clearly indicating that the funds deposited therein are held for the benefit of the Investor Certificateholders of such Series. Each such Series Account will be a trust account, if so provided in the related Supplement and will have the other features and be applied as set forth in the related Supplement.

(e) Administration of the Finance Charge and Principal Accounts. Funds credited to the Principal Account and the Finance Charge Account shall at all times be invested in Permitted Investments. Any such investment shall mature and such funds shall be available for withdrawal on or prior to the Transfer Date related to the Monthly Period in which such funds were processed for collection, or if so specified in the related Supplement, immediately preceding a Distribution Date. The Trustee shall:

(i) credit each Permitted Investment that is a security entitlement to the Principal Account or the Finance Charge Account, as applicable, under a control agreement that (A) is executed by the Trustee, the Transferor, and the securities intermediary maintaining the Principal Account or the Finance Charge Account, as applicable, and (B) provides that (I) the Principal Account or the Finance Charge Account, as applicable, is an account to which financial assets may be credited, (II) the Trustee is entitled to exercise the rights that comprise all financial assets credited to the Principal Account or the Finance Charge Account, as applicable, (III) each item of property credited to the Principal Account or the Finance Charge Account, as applicable, will be treated as a financial asset, (IV) the securities intermediary must comply with entitlement orders originated by the Trustee without further consent by the Transferor, the Servicer, or any other Person, (V) the securities intermediary’s jurisdiction of the securities intermediary is the State of New York for purposes of the Uniform Commercial Code enacted in any jurisdiction, and (VI) the Principal Account or the Finance Charge Account, as applicable, is not subject to any security interest, lien, encumbrance, or right of setoff in favor of the securities intermediary or any other Person claiming through the securities intermediary, other than the Trustee;

(ii) maintain exclusive control or possession of each other Permitted Investment not described in clause (i) above (other than such as are described in clause (c) of the definition thereof); and

(iii) cause each Permitted Investment described in clause (c) of the definition thereof to be registered in the name of the Trustee by the issuer thereof;

provided, that no Permitted Investment shall be disposed of prior to its maturity date. Terms used in this subsection 4.02(e) that are defined in the New York UCC and not otherwise defined herein shall have the meaning set forth in the New York UCC.

At the end of each month, all interest and earnings (net of losses and investment expenses) on funds credited to in the Principal Account and the Finance Charge Account shall be released by the Trustee to the Transferor. Subject to the restrictions set forth above, the Servicer, or a Person designated in writing by the Servicer, of which the Trustee shall have received written notification thereof, shall have the authority to instruct the Trustee with respect to the investment of funds credited to in the Principal Account and the Finance Charge Account. For purposes of determining the availability of funds or the balances in the Finance Charge Account and the Principal Account for any reason under this Agreement, all investment earnings on such funds shall be deemed not to be available.

Section 4.03. Collections and Allocations.

(a) Collections. Except as provided below, the Servicer shall deposit all Collections in the Collection Account as promptly as possible after the Date of Processing of such Collections, but in no event later than the second Business Day following such Date of Processing. In the event of the insolvency of the Servicer, then, immediately upon the occurrence of such event and thereafter, the Servicer shall deposit all Collections into the Collection Account which shall be established and maintained with a Qualified Institution other than the Servicer in accordance with subsection 4.02(a), and in no such event shall the Servicer deposit any Collections thereafter into any account established, held or maintained with the Servicer.

The Servicer shall allocate such amounts to each Series of Investor Certificates and to the Holder of the Transferor Certificate in accordance with this Article IV and shall withdraw the required amounts from the Collection Account or pay such amounts to the Holder of the Transferor Certificate in accordance with this Article IV, in both cases as modified by any Supplement. The Servicer shall make such deposits or payments on the date indicated therein by wire transfer or as otherwise provided in the Supplement for any Series of Certificates with respect to such Series.

Notwithstanding anything in this Agreement to the contrary, for so long as, and only so long as, FIA shall remain the Servicer hereunder, and (a)(i) the Servicer provides to the Trustee and the Transferor a letter of credit covering risk collection of the Servicer, and (ii) the Transferor shall not have received a notice from any Rating Agency that such a letter of credit would result in the lowering of such Rating Agency’s then-existing rating of the Investor Certificates, or (b) the Servicer shall have and maintain a certificate of deposit or short-term deposit rating of P-1 by Moody’s, of A-1 by Standard & Poor’s, and of F1 by Fitch, the Servicer need not deposit Collections from the Collection Account into the Principal Account, the Finance Charge Account or any Series Account, as provided in any Supplement, or make payments to the Holder of the Transferor Certificate, prior to the close of business on the day any Collections are deposited in the Collection Account as provided in Article IV, but may make such deposits, payments and withdrawals on each Transfer Date in an amount equal to the net amount of such deposits, payments and withdrawals which would have been made but for the provisions of this paragraph. If at any time the Servicer shall qualify to make deposits on the Transfer Date as provided in this paragraph (or shall cease to be so qualified) the Servicer shall deliver an Officer’s Certificate of the Servicer to the Transferor and the Trustee stating that the criteria set forth in (a)(i) and (ii) and (b) of this paragraph have been satisfied (or have ceased to be satisfied). The Trustee may rely on such Officer’s Certificate without investigation or inquiry.

Notwithstanding anything else in this Agreement to the contrary, with respect to any Monthly Period, whether the Servicer is required to make monthly or daily deposits from the Collection Account into the Finance Charge Account, the Principal Account or any Series Account, as provided in any Supplement, (i) the Servicer will only be required to deposit Collections from the Collection Account into the Finance Charge Account, the Principal Account or any Series Account up to the required amount to be deposited into any such account or, without duplication, distributed on or prior to the related Distribution Date to Investor Certificateholders or to any Credit Enhancement Provider pursuant to the terms of any Supplement or agreement relating to such Credit Enhancement and any excess shall be paid as collected to the Holder of the Transferor Interest and (ii) if at any time prior to such Distribution Date the amount of Collections deposited in the Collection Account exceeds the amount required to be deposited pursuant to clause (i) above, the Servicer shall withdraw the excess from the Collection Account and (A) immediately pay it to the Holder of the Transferor Interest or (B), if permitted pursuant to the prior paragraph, pay it to the Holder of the Transferor Interest on the related Transfer Date.

(b) Allocations to the Holder of the Transferor Interest. Throughout the existence of the Trust, unless otherwise stated in any Supplement, the Servicer shall allocate to the Holder of the Transferor Interest an amount equal to the product of (A) the Transferor Percentage and (B) the aggregate amount of such Collections allocated to Principal Receivables and Finance Charge Receivables, respectively, in respect of each Monthly Period; provided, however, that amounts payable to the Holder of the Transferor Interest with respect to Collections allocated to Principal Receivables pursuant to this subsection 4.03(b) shall be deposited in the Principal Account to the extent that the Transferor Interest is less than the Minimum Transferor Interest. Notwithstanding anything in this Agreement to the contrary, unless otherwise stated in any Supplement, the Servicer need not deposit this amount or any other amounts so allocated to the Holder of the Transferor Interest pursuant to any Supplement into the Collection Account and shall pay such amounts as collected to the Holder of the Transferor Interest, subject to the rights of the Servicer set forth in the third paragraph of Section 4.03(a) to retain such funds until the related Transfer Date.

Notwithstanding any provisions of Article IV to the contrary, including the continuation of Article IV in any Series Supplement, any Collections in respect of Principal Receivables allocated to the Holder of the Transferor Interest shall be (i) paid to the Holder of the Transferor Interest if, and only to the extent that, the Transferor Interest is equal to or greater than the Minimum Transferor Interest and the payment of such amount to the Holder of the Transferor Interest would not cause the Transferor Interest to be less than the Minimum Transferor Interest, or (ii) held in the Principal Account and treated and applied as Unallocated Principal Collections (as such term is defined in the related Series Supplement). On any Business Day following a Business Day on which amounts were held in the Principal Account pursuant to clause (ii) above, any amounts held in the Principal Account pursuant to clause (ii) above shall be paid to the Holder of the Transferor Interest when, and only to the extent that, the Transferor Interest is greater than the Minimum Transferor Interest.

(c) Adjustments for Miscellaneous Credits and Fraudulent Charges. (i) The Servicer shall be obligated to reduce on a net basis each Monthly Period the aggregate amount of Principal Receivables used to calculate the Transferor Interest as provided in this subsection 4.03(c) (a “Credit Adjustment”) with respect to any Principal Receivable (A) which is reduced by the Servicer by any rebate, refund, charge-back or adjustment (other than by reason of Servicer errors) or (B) which was created as a result of a fraudulent or counterfeit charge.

In the event that the inclusion of the amount of a Credit Adjustment in the calculation of the Transferor Interest would cause the Transferor Interest to be an amount less than zero, the Transferor shall make a deposit, no later than the Business Day following the Date of Processing of such Credit Adjustment, in the Principal Account (for allocation as Collections of Principal Receivables pursuant to Article IV) in immediately available funds in an amount equal to the amount by which such Credit Adjustment exceeds the Transferor Interest on such Date of Processing.

(ii) If (A) the Servicer makes a deposit into the Collection Account in respect of a Collection of a Receivable and such Collection was received by the Servicer in the form of a check which is not honored for any reason or (B) the Servicer makes a mistake with respect to the amount of any Collection and deposits an amount that is less than or more than the actual amount of such Collection, the Servicer shall appropriately adjust the amount subsequently deposited into the Collection Account to reflect such dishonored check or mistake. Any Receivable in respect of which a dishonored check is received shall be deemed not to have been paid. Notwithstanding the first two sentences of this paragraph, adjustments made pursuant to this subsection 4.03(c) shall not require any change in any report previously delivered pursuant to subsection 3.04(a).

(d) Transfer of Defaulted Accounts. Unless otherwise provided in any Supplement, on the date on which an Account becomes a Defaulted Account, the Trustee shall automatically and without further action or consideration be deemed to transfer, set over, and otherwise convey to the Transferor, without recourse, representation or warranty, all the right, title and interest of the Trustee in and to all Receivables in such Defaulted Account, all monies due or to become due with respect to such Receivables, all proceeds of such Receivables and all Interchange and Insurance Proceeds relating to such Receivables and the proceeds thereof; provided, however, that the Trustee will retain, and not be deemed to have reconveyed to the Transferor, all right, title, and interest in, to, and under all Recoveries allocable to those Receivables, and those Recoveries will be applied as provided in this Agreement.

[THE REMAINDER OF ARTICLE IV IS RESERVED AND

SHALL BE SPECIFIED IN ANY SUPPLEMENT WITH

RESPECT TO ANY SERIES]

[End of Article IV]

ARTICLE V

[ARTICLE V IS RESERVED AND SHALL

BE SPECIFIED IN ANY SUPPLEMENT

WITH RESPECT TO ANY SERIES]

[End of Article V]

ARTICLE VI

THE CERTIFICATES

Section 6.01. The Certificates. Subject to Sections 6.10 and 6.13, the Investor Certificates of each Series and any Class thereof may be issued in bearer form (the “Bearer Certificates”) with attached interest coupons and a special coupon (collectively, the “Coupons”) or in fully registered form (the “Registered Certificates”), and shall be substantially in the form of the exhibits with respect thereto attached to the related Supplement. The Transferor may elect at any time, by written notice to the Trustee, to have its interest in the Transferor Interest be (i) an uncertificated interest or (ii) evidenced by a Transferor Certificate. If the Transferor elects to have its interest in the Transferor Interest be uncertificated, it shall deliver to the Trustee for cancellation any Transferor Certificate previously issued. If the Transferor elects to have its interest in the Transferor Interest be evidenced by a Transferor Certificate, the Transferor Certificate shall be issued pursuant hereto or to Section 6.09 or Section 6.10, substantially in the form of Exhibit A and shall upon issue be executed and delivered by the Transferor to the Trustee for authentication and redelivery as provided in Sections 2.01 and 6.02. The Investor Certificates shall, upon issue pursuant hereto or to Section 6.09 or Section 6.10, be executed and delivered by the Transferor to the Trustee for authentication and redelivery as provided in Sections 2.01 and 6.02. Any Investor Certificate shall be issuable in a minimum denomination of $1,000 Undivided Interest and integral multiples thereof, unless otherwise specified in any Supplement. The Transferor Certificate shall also be issued as a single certificate. Each Certificate shall be executed by manual or facsimile signature on behalf of the Transferor by its President or any Vice President. Certificates bearing the manual or facsimile signature of the individual who was, at the time when such signature was affixed, authorized to sign on behalf of the Transferor or the Trustee shall not be rendered invalid, notwithstanding that such individual has ceased to be so authorized prior to the authentication and delivery of such Certificates or does not hold such office at the date of such Certificates. Unless otherwise provided in the related Supplement, no Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein, executed by or on behalf of the Trustee by the manual signature of a duly authorized signatory, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication except Bearer Certificates which shall be dated the applicable Issuance Date as provided in the related Supplement.

Section 6.02. Authentication of Certificates. Upon the receipt of payment by the Transferor of the purchase price for a Series or Class of Investor Certificates and the issuance of such Investor Certificates, such Investor Certificates shall be fully paid and non-assessable. Upon a New Issuance as provided in Section 6.09 and the satisfaction of certain other conditions specified therein, the Trustee shall authenticate and deliver the Investor Certificates of additional Series (with the designation provided in the related Supplement), upon the order of the Transferor, to the Persons designated in such Supplement. Upon the order of the Transferor, the Certificates of any Series shall be duly authenticated by or on behalf of the Trustee, in authorized denominations. If specified in the related Supplement for any Series, the Trustee shall authenticate and deliver outside the United States the Global Certificate that is issued upon original issuance thereof, upon the written order of the Transferor, to the Depository against payment of the purchase price therefor. If specified in the related Supplement for any Series, the Trustee shall authenticate Book-Entry Certificates that are issued upon original issuance thereof, upon the written order of the Transferor, to a Clearing Agency or its nominee as provided in Section 6.10 against payment of the purchase price thereof.

Section 6.03. Registration of Transfer and Exchange of Certificates.

(a) The Trustee shall cause to be kept at the office or agency to be maintained by a transfer agent and registrar (the “Transfer Agent and Registrar”), in accordance with the provisions of Section 11.16, a register (the “Certificate Register”) in which, subject to such reasonable regulations as it may prescribe, the Transfer Agent and Registrar shall provide for the registration of the Investor Certificates of each Series (unless otherwise provided in the related Supplement) and of transfers and exchanges of the Investor Certificates as herein provided. The Trustee is hereby initially appointed Transfer Agent and Registrar for the purposes of registering the Investor Certificates and transfers and exchanges of the Investor Certificates as herein provided. If any form of Investor Certificate is issued as a Global Certificate, the Trustee may, or if and so long as any Series of Investor Certificates are listed on the Luxembourg Stock Exchange and such exchange shall so require, the Trustee shall appoint a co-transfer agent and co-registrar in Luxembourg or another European city. Any reference in this Agreement to the Transfer Agent and Registrar shall include any co-transfer agent and co-registrar unless the context otherwise requires. The Trustee shall be permitted to resign as Transfer Agent and Registrar upon 30 days’ written notice to the Servicer and the Transferor. In the event that the Trustee shall no longer be the Transfer Agent and Registrar, the Trustee shall appoint a successor Transfer Agent and Registrar.

Upon surrender for registration of transfer of any Certificate at any office or agency of the Transfer Agent and Registrar, the Transferor shall execute, subject to the provisions of subsection 6.03(c), and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of like aggregate Undivided Interests; provided, that the provisions of this paragraph shall not apply to Bearer Certificates.

At the option of an Investor Certificateholder, Investor Certificates may be exchanged for other Investor Certificates of the same Series in authorized denominations of like aggregate Undivided Interests, upon surrender of the Investor Certificates to be exchanged at any office or agency of the Transferor Agent and Registrar. At the option of any Holder of Registered Certificates, Registered Certificates may be exchanged for other Registered Certificates of the same Series in authorized denominations of like aggregate Undivided Interests in the Trust, upon surrender of the Registered Certificates to be exchanged at any office or agency of the Transfer Agent and Registrar maintained for such purpose. At the option of a Bearer Certificateholder, subject to applicable laws and regulations (including without limitation, the Bearer Rules), Bearer Certificates may be exchanged for other Bearer Certificates or Registered Certificates of the same Series in authorized denominations of like aggregate Undivided Interests in the Trust, in the manner specified in the Supplement for such Series, upon surrender of the Bearer Certificates to be exchanged at an office or agency of the Transfer Agent and Registrar located outside the United States. Each Bearer Certificate surrendered pursuant to this Section 6.03 shall have attached thereto (or be accompanied by) all unmatured Coupons, provided that any Bearer Certificate so surrendered after the close of business on the Record Date preceding the relevant Distribution Date after the related Series Termination Date need not have attached the Coupons relating to such Distribution Date.

Whenever any Investor Certificates of any Series are so surrendered for exchange, the Transferor shall execute, and the Trustee shall authenticate and (unless the Transfer Agent and Registrar is different than the Trustee, in which case the Transfer Agent and Registrar shall) deliver, the Investor Certificates of such Series which the Certificateholder making the exchange is entitled to receive. Every Investor Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in a form satisfactory to the Trustee and the Transfer Agent and Registrar duly executed by the Certificateholder thereof or its attorney-in-fact duly authorized in writing.

The preceding provisions of this Section 6.03 notwithstanding, the Trustee or the Transfer Agent and Registrar, as the case may be, shall not be required to register the transfer of or exchange any Investor Certificate of any Series for a period of 15 days preceding the due date for any payment with respect to the Investor Certificates of such Series.

Unless otherwise provided in the related Supplement, no service charge shall be made for any registration of transfer or exchange of Certificates, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

All Investor Certificates (together with any Coupons attached to Bearer Certificates) surrendered for registration of transfer and exchange shall be canceled by the Transfer Agent and Registrar and disposed of in a manner satisfactory to the Trustee. The Trustee shall cancel and destroy the Global Certificates upon its exchange in full for Definitive Certificates and shall deliver a certificate of destruction to the Transferor. Such certificate shall also state that a certificate or certificates of each Foreign Clearing Agency to the effect referred to in Section 6.13 was received with respect to each portion of the Global Certificate exchanged for Definitive Certificates.

The Transferor shall execute and deliver to the Trustee or the Transfer Agent and Registrar, as applicable, Bearer Certificates and Registered Certificates in such amounts and at such times as are necessary to enable the Trustee to fulfill its responsibilities under this Agreement and the Certificates.

(b) Except as provided in Section 6.09 or 7.02 or in any Supplement, in no event shall the Transferor Certificate or any interest therein, or, as the case may be, the uncertificated interest in the Transferor Interest or any interest therein, be transferred hereunder, in whole or in part, unless the Transferor shall have consented in writing to such transfer and unless the Trustee shall have received (1) confirmation in writing from each Rating Agency that such transfer will not result in a lowering or withdrawal of its then-existing rating of any Series of Investor Certificates, and (2) an Opinion of Counsel that such transfer does not adversely affect the conclusions reached in any of the federal income tax opinions dated the applicable Closing Date issued in connection with the original issuance of any Series of Investor Certificates; provided, however, that no interest in the Transferor Certificate or, as the case may be, the uncertificated interest in the Transferor Interest may be transferred unless its initial offering price would be at least $20,000 and it cannot be subdivided for resale into units smaller than a unit the initial offering price of which would have been at least $20,000, absent an Opinion of Counsel to the effect that such transfer would not cause the Trust to be treated as a publicly traded partnership under the Internal Revenue Code (the “Code”). In connection with any transfer of an interest in the Transferor Certificate or, as the case may be, the uncertificated interest in the Transferor Interest, the holder (including the Transferor or any subsequent transferee) thereof shall not sell, trade or transfer any interest therein or cause any interest therein to be marketed on or through either (i) an “established securities market” within the meaning of Section 7704(b)(1) of the Code, including without limitation an interdealer quotation system that regularly disseminates firm buy or sell quotations by identified brokers or dealers by electronic means or otherwise or (ii) a “secondary market (or the substantial equivalent thereof)” within the meaning of Code section 7704(b)(2), including a market wherein interests in the Transferor Certificate are regularly quoted by any person making a market in such interests and a market wherein any person regularly makes available bid or offer quotes with respect to interests in the Transferor Certificate and stands ready to effect buy or sell transactions at the quoted prices for itself or on behalf of others.

(c) Unless otherwise provided in the related Supplement, registration of transfer of Registered Certificates containing a legend relating to the restrictions on transfer of such Registered Certificates (which legend shall be set forth in the Supplement relating to such Investor Certificates) shall be effected only if the conditions set forth in such related Supplement are satisfied.

Whenever a Registered Certificate containing the legend set forth in the related Supplement is presented to the Transfer Agent and Registrar for registration of transfer, the Transfer Agent and Registrar shall promptly seek instructions from the Transferor regarding such transfer. The Transfer Agent and Registrar and the Trustee shall be entitled to receive written instructions signed by an officer of the Transferor prior to registering any such transfer or authenticating new Registered Certificates, as the case may be. The Transferor hereby agrees to indemnify the Transfer Agent and Registrar and the Trustee and to hold each of them harmless against any loss, liability or expense incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by them in reliance on any such written instructions furnished pursuant to this subsection 6.03(c). The Transferor’s obligation pursuant to this subsection 6.03(c) shall not constitute a claim against the Trust Assets and shall only constitute a claim against the Transferor to the extent the Transferor has funds sufficient to make payment on such obligations from amounts paid to it as Holder of the Transferor Interest.

(d) The Transfer Agent and Registrar will maintain at its expense in the Borough of Manhattan, the City of New York (and subject to this Section 6.03, if specified in the related Supplement for any Series, any other city designated in such Supplement) an office or offices or an agency or agencies where Investor Certificates of such Series may be surrendered for registration of transfer or exchange.

Section 6.04. Mutilated, Destroyed, Lost or Stolen Certificates. If (a) any mutilated Certificate (together, in the case of Bearer Certificates, with all unmatured Coupons, if any, appertaining thereto) is surrendered to the Transfer Agent and Registrar, or the Transfer Agent and Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Transfer Agent and Registrar and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a protected purchaser, the Transferor shall execute and the Trustee shall authenticate and (unless the Transfer Agent and Registrar is different from the Trustee, in which case the Transfer Agent and Registrar shall) deliver (in compliance with applicable law), in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and aggregate Undivided Interest. In connection with the issuance of any new Certificate under this Section 6.04, the Trustee or the Transfer Agent and Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Transfer Agent and Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section 6.04 shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

Section 6.05. Persons Deemed Owners. Prior to due presentation of a Certificate for registration of transfer, the Trustee, the Transferor, the Servicer, the Paying Agent, the Transfer Agent and Registrar and any agent of any of them may treat a Certificateholder as the owner of the related Certificate for the purpose of receiving distributions pursuant to Article V (as described in any Supplement) and for all other purposes whatsoever, and neither the Trustee, the Transferor, the Servicer, the Paying Agent, the Transfer Agent and Registrar nor any agent of any of them shall be affected by any notice to the contrary; provided, however, that in determining whether the holders of Investor Certificates evidencing the requisite Undivided Interests have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Investor Certificates owned by the Transferor, the Servicer or any Affiliate thereof shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Investor Certificates which a Responsible Officer in the Corporate Trust Office of the Trustee knows to be so owned shall be so disregarded. Investor Certificates so owned that have been pledged in good faith shall not be disregarded as outstanding, if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Investor Certificates and that the pledgee is not the Transferor, the Servicer or an Affiliate thereof.

In the case of a Bearer Certificate, the Trustee, the Transferor, the Servicer, the Paying Agent, the Transfer Agent and Registrar and any agent of any of them may treat the holder of a Bearer Certificate or Coupon as the owner of such Bearer Certificate or Coupon for the purpose of receiving distributions pursuant to Article IV and Article XII and for all other purposes whatsoever, and neither the Trustee, the Transferor, the Servicer, the Paying Agent, the Transfer Agent and Registrar nor any agent of any of them shall be affected by any notice to the contrary. Certificates so owned which have been pledged in good faith shall not be disregarded and may be regarded as outstanding, if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Investor Certificates and that the pledgee is not the Transferor, the Servicer or an Affiliate thereof.

Section 6.06. Appointment of Paying Agent.

(a) The Paying Agent shall make distributions to Investor Certificateholders from the appropriate account or accounts maintained for the benefit of Certificateholders as specified in this Agreement or the related Supplement for any Series pursuant to Articles IV and V hereof. Any Paying Agent shall have the revocable power to withdraw funds from such appropriate account or accounts for the purpose of making distributions referred to above. The Trustee (or the Transferor if the Trustee is the Paying Agent) may revoke such power and remove the Paying Agent, if the Trustee (or the Transferor if the Trustee is the Paying Agent) determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Agreement in any material respect or for other good cause. The Trustee (or the Transferor if the Trustee is the Paying Agent) shall notify Moody’s, Standard & Poor’s and Fitch of the removal of any Paying Agent. The Paying Agent, unless the Supplement with respect to any Series states otherwise, shall initially be the Trustee. If any form of Investor Certificate is issued as a Global Certificate, or if and so long as any Series of Investor Certificates are listed on the Luxembourg Stock Exchange and such exchange shall so require, the Trustee shall appoint a co-paying agent in Luxembourg or another European city. The Trustee shall be permitted to resign as Paying Agent upon 30 days’ written notice to the Servicer and the Transferor. In the event that the Trustee shall no longer be the Paying Agent, the Trustee shall appoint a successor to act as Paying Agent (which shall be a bank or trust company). The provisions of Sections 11.01, 11.02 and 11.03 shall apply to the Trustee also in its role as Paying Agent, for so long as the Trustee shall act as Paying Agent. Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

If specified in the related Supplement for any Series, so long as the Investor Certificates of such Series are outstanding, the Transferor shall maintain a co-paying agent in New York City (for Registered Certificates only) or any other city designated in such Supplement which, if and so long as any Series of Investor Certificates is listed on the Luxembourg Stock Exchange or other stock exchange and such exchange so requires, shall be in Luxembourg or the location required by such other stock exchange.

(b) The Trustee shall cause the Paying Agent (other than itself) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent will hold all sums, if any, held by it for payment to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders and shall agree, and if the Trustee is the Paying Agent it hereby agrees, that it shall comply with all requirements of the Code regarding the withholding by the Trustee of payments in respect of federal income taxes due from Certificate Owners.

Section 6.07. Access to List of Certificateholders’ Names and Addresses. The Trustee will furnish or cause to be furnished by the Transfer Agent and Registrar to the Servicer, the Transferor, or the Paying Agent, within five Business Days after receipt by the Trustee of a request therefor from the Servicer, the Transferor or the Paying Agent, respectively, in writing, a list in such form as the Servicer, the Transferor or the Paying Agent may reasonably require, of the names and addresses of the Investor Certificateholders as of the most recent Record Date for payment of distributions to Investor Certificateholders. Unless otherwise provided in the related Supplement, holders of Investor Certificates evidencing Undivided Interests aggregating not less than

10% of the Investor Interest of the Investor Certificates of any Series (the “Applicants”) may apply in writing to the Trustee, and if such application states that the Applicants desire to communicate with other Investor Certificateholders of any Series with respect to their rights under this Agreement or under the Investor Certificates and is accompanied by a copy of the communication which such Applicants propose to transmit, then the Trustee, after having been adequately indemnified by such Applicants for its costs and expenses, shall afford or shall cause the Transfer Agent and Registrar to afford such Applicants access during normal business hours to the most recent list of Certificateholders held by the Trustee and shall give the Servicer and the Transferor notice that such request has been made, within five Business Days after the receipt of such application. Such list shall be as of a date no more than 45 days prior to the date of receipt of such Applicants’ request. Every Certificateholder, by receiving and holding a Certificate, agrees with the Trustee that neither the Trustee, the Servicer, the Transferor, the Transfer Agent and Registrar, nor any of their respective agents shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was obtained.

Section 6.08. Authenticating Agent.

(a) The Trustee may appoint one or more authenticating agents with respect to the Certificates which shall be authorized to act on behalf of the Trustee in authenticating the Certificates in connection with the issuance, delivery, registration of transfer, exchange or repayment of the Certificates. Whenever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an authenticating agent and a certificate of authentication executed on behalf of the Trustee by an authenticating agent. Each authenticating agent must be acceptable to the Transferor.

(b) Any institution succeeding to the corporate agency business of an authenticating agent shall continue to be an authenticating agent without the execution or filing of any paper or any further act on the part of the Trustee or such authenticating agent.

(c) An authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Transferor. The Trustee may at any time terminate the agency of an authenticating agent by giving notice of termination to such authenticating agent and to the Transferor. Upon receiving such a notice of resignation or upon such a termination, or in case at any time an authenticating agent shall cease to be acceptable to the Trustee or the Transferor, the Trustee promptly may appoint a successor authenticating agent. Any successor authenticating agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an authenticating agent. No successor authenticating agent shall be appointed unless acceptable to the Trustee and the Transferor.

(d) The Trustee agrees to pay each authenticating agent from time to time reasonable compensation for its services under this Section 6.08, and the Trustee shall be entitled to be reimbursed and the Servicer shall reimburse the Trustee for such reasonable payments actually made, subject to the provisions of Section 11.05.

(e) The provisions of Sections 11.01, 11.02 and 11.03 shall be applicable to any authenticating agent.

(f) Pursuant to an appointment made under this Section 6.08, the Certificates may have endorsed thereon, in lieu of the Trustee’s certificate of authentication, an alternate certificate of authentication in substantially the following form:

This is one of the certificates described in the Pooling and Servicing Agreement.

as Authenticating Agent
for the Trustee,

By:

Authorized Officer

Section 6.09. New Issuances.

(a) Upon the issuance of Investor Certificates of a new Series, the Trustee shall issue to the Holder of the Transferor Certificate under Section 6.01, for execution and redelivery to the Trustee for authentication under Section 6.02, Investor Certificates of such Series. Each Investor Certificate of any such Series shall be substantially in the form specified in the related Supplement and shall bear upon its face the designation for such Series to which it belongs, as selected by the Transferor. Except as specified in any Supplement for a related Series, all Investor Certificates of any Series shall rank pari passu and be equally and ratably entitled as provided herein to the benefits hereof (except that the Credit Enhancement provided for any Series shall not be available for any other Series) without preference, priority or distinction on account of the actual time or times of authentication and delivery, all in accordance with the terms and provisions of this Agreement and the related Supplement.

(b) The Holder of the Transferor Certificate may permit Investor Certificates of one or more new Series to be issued (each, a “New Issuance”) by notifying the Trustee in writing at least three days in advance (a “New Issuance Notice”) of the date upon which the New Issuance is to occur (a “New Issuance Date”). Any New Issuance Notice shall state the designation of any Series (and Class thereof, if applicable) to be issued on the New Issuance Date and, with respect to each such Series: (a) its Initial Investor Interest (or the method for calculating such Initial Investor Interest), (b) its Certificate Rate (or the method for allocating interest payments or other cash flows to such Series), if any, and (c) the Credit Enhancement Provider, if any, with respect to such Series. On the New Issuance Date, the Trustee shall authenticate and deliver the Investor Certificates of any such Series only upon delivery to it of the following: (a) a Supplement satisfying the criteria set forth in subsection 6.09(c) executed by the Transferor and specifying the Principal Terms of such Series, (b) the applicable Credit Enhancement, if any, (c) the agreement, if any, pursuant to which the Credit Enhancement Provider agrees to provide any Credit Enhancement, (d)(i) an Opinion of Counsel to the effect that, except to the extent otherwise stated in the related Supplement, the Investor Certificates of the newly issued Series will be treated as debt for federal income tax purposes and (ii) a Tax Opinion with respect to the issuance of such Series, (e) written confirmation from each Rating Agency that the New Issuance will not result in such Rating Agency’s reducing or withdrawing its rating on any then outstanding Series as to which it is a Rating Agency, and (f) an Officer’s Certificate signed by a Vice President (or any more senior officer) of the Transferor, that on the New Issuance Date (i) the Transferor, after giving effect to such New Issuance, would not be required to add Additional Accounts pursuant to subsection 2.06(a) and (ii) after giving effect to such New Issuance, the Transferor Interest would be at least equal to the Minimum Transferor Interest. In addition, the Transferor agrees to provide notice of new issuances of Series of Investor Certificates as may be required by and in accordance with Item 1121(a)(14) of Regulation AB. Upon satisfaction of such conditions, the Trustee shall issue the Investor Certificates of such Series and a new Transferor Certificate, if applicable, dated the New Issuance Date, as provided above. There is no limit to the number of New Issuances that may be performed under this Agreement.

(c) In conjunction with a New Issuance, the parties hereto shall execute a Supplement, which shall specify the relevant terms with respect to the Investor Certificates of any newly issued Series, which may include without limitation: (i) its name or designation, (ii) the Initial Investor Interest or the method of calculating the Initial Investor Interest, (iii) the method of determining any adjusted Investor Interest, if applicable, (iv) the Certificate Rate (or formula for the determination thereof), (v) the Closing Date, (vi) each Rating Agency rating such Series, (vii) the name of the Clearing Agency, if any, (viii) the rights of the Holder of the Transferor Certificate that have been transferred to the Holders of such Series pursuant to such New Issuance (including any rights to allocations of Collections of Finance Charge Receivables and Principal Receivables), (ix) the interest payment date or dates and the date or dates from which interest shall accrue, (x) the periods during which or dates on which principal will be paid or accrued, (xi) the method of allocating Collections with respect to Principal Receivables for such Series and, if applicable, with respect to other Series, the method by which the principal amount of Investor Certificates of such Series shall amortize or accrete and the method for allocating Collections with respect to Finance Charge Receivables and Receivables in Defaulted Accounts, (xii) any other Collections with respect to Receivables or other amounts available to be paid with respect to such Series, (xiii) the names of any accounts to be used by such Series and the terms governing the operation of any such account and use of moneys therein, (xiv) the Series Servicing Fee and the Series Servicing Fee Percentage, (xv) the Minimum Transferor Interest and the Series Termination Date, (xvi) the terms of any Credit Enhancement with respect to such Series and the Credit Enhancement Provider, if applicable, (xvii) the base rate applicable to such Series, (xviii) the terms on which the Certificates of such Series may be repurchased or remarketed to other investors, (xix) any deposit into any account provided for such Series, (xx) the number of Classes of such Series and, if more than one Class, the rights and priorities of each such Class, (xxi) whether Interchange or other fees will be included in the funds available to be paid for such Series, (xxii) the priority of any Series with respect to any other Series, (xxiii) the Minimum Aggregate Principal Receivables, (xxiv) whether such Series will be part of a Group, (xxv) whether such Series will or may be a Companion Series and the Series with which it will be paired, if applicable, and (xxvi) any other relevant terms of such Series (including whether or not such Series will be pledged as collateral for an issuance of any other securities, including commercial paper) (all such terms, the “Principal Terms” of such Series). The terms of such Supplement may modify or amend the terms of this Agreement solely as applied to such new Series. If on the date of the issuance of such Series there is issued and outstanding one or more Series of Investor Certificates and no Series of Investor Certificates is currently rated by a Rating Agency, then as a condition to such New Issuance a nationally recognized investment banking firm or commercial bank shall also deliver to the Trustee an officer’s certificate stating, in substance, that the New Issuance will not have an adverse effect on the timing or distribution of payments to the Investor Certificates of such other Series then issued and outstanding.

Section 6.10. Book-Entry Certificates. Unless otherwise provided in any related Supplement, the Investor Certificates, upon original issuance, shall be issued in the form of typewritten Certificates representing the Book-Entry Certificates, to be delivered to the depository specified in such Supplement (the “Depository”) which shall be the Clearing Agency or Foreign Clearing Agency, by or on behalf of such Series. The Investor Certificates of each Series shall, unless otherwise provided in the related Supplement, initially be registered on the Certificate Register in the name of the nominee of the Clearing Agency or Foreign Clearing Agency. No Certificate Owner will receive a definitive certificate representing such Certificate Owner’s interest in the related Series of Investor Certificates, except as provided in Section 6.12. Unless and until definitive, fully registered Investor Certificates of any Series (“Definitive Certificates”) have been issued to Certificate Owners pursuant to Section 6.12:

(i) the provisions of this Section 6.10 shall be in full force and effect with respect to each such Series;

(ii) the Transferor, the Servicer, the Paying Agent, the Transfer Agent and Registrar and the Trustee may deal with the Clearing Agency and the Clearing Agency Participants for all purposes (including the making of distributions on the Investor Certificates of each such Series) as the authorized representatives of the Certificate Owners;

(iii) to the extent that the provisions of this Section 6.10 conflict with any other provisions of this Agreement, the provisions of this Section 6.10 shall control with respect to each such Series; and

(iv) the rights of Certificate Owners of each such Series shall be exercised only through the Clearing Agency or Foreign Clearing Agency and the applicable Clearing Agency Participants and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency or Foreign Clearing Agency and/or the Clearing Agency Participants. Pursuant to the Depository Agreement applicable to a Series, unless and until Definitive Certificates of such Series are issued pursuant to Section 6.12, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Investor Certificates to such Clearing Agency Participants.

Section 6.11. Notices to Clearing Agency. Whenever notice or other communication to the Certificateholders is required under this Agreement, unless and until Definitive Certificates shall have been issued to Certificate Owners pursuant to Section 6.12, the Trustee shall give all such notices and communications specified herein to be given to Holders of the Investor Certificates to the Clearing Agency or Foreign Clearing Agency for distribution to Holders of Investor Certificates.

Section 6.12. Definitive Certificates. If (i) (A) the Transferor advises the Trustee in writing that the Clearing Agency or Foreign Clearing Agency is no longer willing or able to discharge properly its responsibilities under the applicable Depository

Agreement, and (B) the Trustee or the Transferor is unable to locate a qualified successor, (ii) the Transferor, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or Foreign Clearing Agency with respect to any Series of Certificates or (iii) after the occurrence of a Servicer Default, Certificate Owners of a Series representing beneficial interests aggregating not less than 50% of the Investor Interest of such Series advise the Trustee and the applicable Clearing Agency or Foreign Clearing Agency through the applicable Clearing Agency Participants in writing that the continuation of a book-entry system through the applicable Clearing Agency or Foreign Clearing Agency is no longer in the best interests of the Certificate Owners, the Trustee shall notify all Certificate Owners of such Series, through the applicable Clearing Agency Participants, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners of such Series requesting the same. Upon surrender to the Trustee of the Investor Certificates of such Series by the applicable Clearing Agency or Foreign Clearing Agency, accompanied by registration instructions from the applicable Clearing Agency or Foreign Clearing Agency for registration, the Trustee shall issue the Definitive Certificates of such Series. Neither the Transferor nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates of such Series all references herein to obligations imposed upon or to be performed by the applicable Clearing Agency or Foreign Clearing Agency shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates, and the Trustee shall recognize the Holders of the Definitive Certificates of such Series as Certificateholders of such Series hereunder.

Section 6.13. Global Certificate; Euro-Certificate Exchange Date. If specified in the related Supplement for any Series, the Investor Certificates may be initially issued in the form of a single temporary Global Certificate (the “Global Certificate”) in bearer form, without interest coupons, in the denomination of the Initial Investor Interest and substantially in the form attached to the related Supplement. Unless otherwise specified in the related Supplement, the provisions of this Section 6.13 shall apply to such Global Certificate. The Global Certificate will be authenticated by the Trustee upon the same conditions, in substantially the same manner and with the same effect as the Definitive Certificates. The Global Certificate may be exchanged in the manner described in the related Supplement for Registered or Bearer Certificates in definitive form.

Section 6.14. Meetings of Certificateholders.

To the extent provided by the Supplement for any Series issued in whole or in part in Bearer Certificates, the Transferor or the Trustee may at any time call a meeting of the Certificateholders of such Series, to be held at such time and at such place as the Transferor or the Trustee, as the case may be, shall determine, for the purpose of approving a modification of or amendment to, or obtaining a waiver of, any covenant or condition set forth in this Agreement with respect to such Series or in the Certificates of such Series, subject to Section 13.01 of the Agreement.

[End of Article VI]

ARTICLE VII

OTHER MATTERS RELATING

TO THE TRANSFEROR

Section 7.01. Liability of the Transferor. The Transferor shall be liable in accordance herewith to the extent of the obligations specifically undertaken by the Transferor; provided, however, that to the extent the Transferor’s liabilities constitute monetary claims against the Transferor, such claims shall not constitute claims against the Trust Assets, and shall only constitute a monetary claim against the Transferor to the extent the Transferor has funds sufficient to make payment on such liabilities from amounts paid to it as Holder of the Transferor Interest.

Section 7.02. Merger or Consolidation of, or Assumption of the Obligations of, the Transferor.

(a) The Transferor shall not consolidate with or merge into any other corporation or entity or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

(i) the company or other entity formed by such consolidation or into which the Transferor is merged or the Person which acquires by conveyance or transfer the properties and assets of the Transferor substantially as an entirety shall be, if the Transferor is not the surviving entity, a corporation or limited liability company organized and existing under the laws of the United States of America or any State or the District of Columbia, and shall be a savings association, national banking association, a bank or other entity which is not eligible to be a debtor in a case under Title 11 of the United States Code or is a special purpose corporation or other special purpose entity whose powers and activities are limited to substantially the same degree as provided in the limited liability company agreement of Funding, and if the Transferor is not the surviving entity, shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee and the Servicer, the performance of every covenant and obligation of the Transferor, as applicable hereunder and shall benefit from all the rights granted to the Transferor, as applicable hereunder. To the extent that any right, covenant or obligation of the Transferor, as applicable hereunder, is inapplicable to the successor entity, such successor entity shall be subject to such covenant or obligation, or benefit from such right, as would apply, to the extent practicable, to such successor entity. In furtherance hereof, in applying this Section 7.02 to a successor entity, Section 9.02 hereof shall be applied by reference to events of involuntary liquidation, receivership or conservatorship applicable to such successor entity as shall be set forth in the officer’s certificate described in subsection 7.02(a)(ii);

(ii) the Transferor shall have delivered to the Trustee an Officer’s Certificate signed by a Vice President (or any more senior officer) of the Transferor stating that such consolidation, merger, conveyance or transfer and such supplemental agreement comply with this Section 7.02 and that all conditions precedent herein provided for relating to such transaction have been complied with and an Opinion of Counsel that such supplemental agreement is legal, valid and binding;

(iii) each Rating Agency shall have notified the Transferor that such consolidation, merger, conveyance or transfer will not result in a reduction or withdrawal of the rating of any outstanding Series or Class to which it is a Rating Agency; and

(iv) the Transferor shall have delivered to the Trustee a Tax Opinion, dated the date of such consolidation, merger, conveyance or transfer, with respect thereto.

(b) The obligations of the Transferor hereunder shall not be assignable nor shall any Person succeed to the obligations of the Transferor hereunder except for mergers, consolidations, assumptions or transfers in accordance with the provisions of the foregoing paragraph.

Section 7.03. Limitation on Liability. To the fullest extent permitted by applicable law, the directors, officers, members, employees or agents of the Transferor shall not be under any liability to the Trust, the Trustee, the Servicer, the Certificateholders, any Credit Enhancement Provider or any other Person hereunder or pursuant to any document delivered hereunder, it being expressly understood that all such liability is expressly waived and released as a condition of, and as consideration for, the execution of this Agreement and any Supplement and the issuance of the Certificates; provided, however, that this provision shall not protect the officers, directors, employees, or agents of the Transferor against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. To the fullest extent permitted by applicable law, the Transferor shall not be under any liability to the Trust, the Trustee, the Servicer, the Certificateholders, any Credit Enhancement Provider or any other Person for any action taken or for refraining from the taking of any action in its capacity as Transferor pursuant to this Agreement or any Supplement whether arising from express or implied duties under this Agreement or any Supplement; provided, however, that this provision shall not protect the Transferor against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Transferor and any director, officer, employee or agent may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

Section 7.04. Liabilities. Notwithstanding Section 7.03 (and notwithstanding Sections 3.02, 8.03, 8.04 and 11.11), by entering into this Agreement, the Transferor agrees to be liable, directly to the injured party, for the entire amount of any losses, claims, damages or liabilities (other than those incurred by an Investor Certificateholder in the capacity of an investor in the Investor Certificates or those which arise from any action by any Investor Certificateholder) arising out of or based on the arrangement created by this Agreement (to the extent any property of the Trust is remaining after the Investor Certificateholders have been paid in full are insufficient to pay such losses, claims, damages or liabilities) and the actions of the Transferor taken pursuant hereto as though this Agreement created a partnership under the Delaware Revised Uniform Partnership Act in which the Transferor was a general partner; provided, however, that to the extent the Transferor’s liabilities pursuant to this Section 7.04 shall not constitute claims against the Trust Assets, and shall only constitute a monetary claim against the Transferor to the extent the Transferor has funds sufficient to make payment on such liabilities from amounts paid to it as Holder of the Transferor Interest. The rights to the injured party provided by this Section 7.04 shall run directly to and be enforceable by such party subject to the limitations hereof. In the event of the appointment of a Successor Servicer, the Successor Servicer will (from its own assets and not from the assets of the Trust) indemnify and hold harmless the Transferor against and from any losses, claims, damages and liabilities of the Transferor as described in this Section arising from the actions or omissions of such Successor Servicer.

[End Of Article VII]

ARTICLE VIII

OTHER MATTERS RELATING

TO THE SERVICER

Section 8.01. Liability of the Servicer. The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer in such capacity herein.

Section 8.02. Merger or Consolidation of, or Assumption of the Obligations of, the Servicer. The Servicer shall not consolidate with or merge into any other corporation or entity or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

(i) the corporation or other entity formed by such consolidation or into which the Servicer is merged or the Person which acquires by conveyance or transfer the properties and assets of the Servicer substantially as an entirety shall be a corporation or entity organized and existing under the laws of the United States of America or any State or the District of Columbia, and shall be a savings association, national banking association, bank or other entity which is not eligible to be a debtor in a case under Title 11 of the United States Code and, if the Servicer is not the surviving entity, shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Trustee and the Transferor in form satisfactory to the Trustee and the Transferor, the performance of every covenant and obligation of the Servicer hereunder (to the extent that any right, covenant or obligation of the Servicer, as applicable hereunder, is inapplicable to the successor entity, such successor entity shall be subject to such covenant or obligation, or benefit from such right, as would apply, to the extent practicable, to such successor entity);

(ii) the Servicer shall have delivered to the Trustee and the Transferor an Officer’s Certificate or the Servicer that such consolidation, merger, conveyance or transfer and such supplemental agreement comply with this Section 8.02 and that all conditions precedent herein provided for relating to such transaction have been complied with and an Opinion of Counsel that such supplemental agreement is legal, valid and binding with respect to the Servicer; and

(iii) the Servicer shall have delivered notice to the Rating Agency of such consolidation, merger, conveyance or transfer.

Section 8.03. Limitation on Liability of the Servicer and Others. To the fullest extent permitted by applicable law, the directors, officers, employees or agents of the Servicer shall not be under any liability to the Trust, the Trustee, the Transferor, the Certificateholders, any Credit Enhancement Provider or any other Person hereunder or pursuant to any document delivered hereunder, it being expressly understood that all such liability is expressly waived and released as a condition of, and as consideration for, the execution of this Agreement and any Supplement and the issuance of the Certificates; provided, however, that this provision shall not protect the directors, officers, employees and agents of the Servicer against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. To the fullest extent permitted by applicable law, except as provided in Section 8.04 with respect to the Transferor, the Trust and the Trustee, and their officers, directors, employees and agents, the Servicer shall not be under any liability to the Trust, the Transferor, the Trustee, their officers, directors, employees and agents, the Certificateholders or any other Person for any action taken or for refraining from the taking of any action in its capacity as Servicer pursuant to this Agreement or any Supplement; provided, however, that this provision shall not protect the Servicer against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of its reckless disregard of its obligations and duties hereunder or under any Supplement. The Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Receivables in accordance with this Agreement which in its reasonable opinion may involve it in any expense or liability.

Section 8.04. Servicer Indemnification of the Transferor, the Trust and the Trustee. To the fullest extent permitted by applicable law, the Servicer shall indemnify and hold harmless the Transferor, the Trust and the Trustee, and their officers, directors, members, employees and agents, from and against any reasonable loss, liability, expense, damage or injury suffered or sustained by reason of any acts or omissions or alleged acts or omissions of the Servicer with respect to activities of the Trust or the Trustee pursuant to this Agreement or any Supplement, including, but not limited to any judgment, award, settlement, reasonable attorneys’ fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim; provided, however, that the Servicer shall not indemnify any Person who would otherwise be entitled to indemnity under the terms of this Section 8.04, with respect to (i) acts, omissions or alleged acts or omissions that are done or made in compliance or consistent with this Agreement or any Supplement or that constitute or are caused by fraud, negligence, or willful misconduct by such Person, (ii) any liabilities, costs or expenses of such Person with respect to any action taken at the request of the Investor Certificateholders, (iii) any losses, claims or damages incurred by such Person in its capacity as investor, including, without limitation, losses incurred as a result of Defaulted Accounts or Receivables which are written off as uncollectible, or (iv) any liabilities, costs or expenses of such Person arising under any tax law, including without limitation, any federal, state, local or foreign income or franchise taxes or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith) required to be paid by such Person in connection herewith to any taxing authority. Any such indemnification shall not be payable from Trust Assets. The provisions of this indemnity shall run directly to and be enforceable by an injured party subject to the limitations hereof.

Section 8.05. The Servicer Not to Resign. The Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that (i) the performance of its duties hereunder is no longer permissible under applicable law and (ii) there is no reasonable action which the Servicer could take to make the performance of its duties hereunder permissible under applicable law. Any such determination permitting the resignation of the Servicer shall be evidenced as to clause (i) above by an Opinion of Counsel and as to clause (ii) by an Officer’s Certificate of the Servicer, each to such effect delivered to the Trustee and the Transferor. No such resignation shall become effective until the Trustee or a Successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 10.02 hereof. If the Trustee is unable within 120 days of the date of such determination to appoint a Successor Servicer, the Trustee shall serve as Successor Servicer hereunder.

Section 8.06. Access to Certain Documentation and Information Regarding the Receivables. The Servicer shall provide to the Trustee and the Transferor access to the documentation regarding the Accounts and the Receivables in such cases where the Trustee is required in connection with the enforcement of the rights of the Investor Certificateholders, or by applicable statutes or regulations to review such documentation, such access being afforded without charge but only (i) upon reasonable request, (ii) during normal business hours, (iii) subject to the Servicer’s normal security and confidentiality procedures and (iv) at offices designated by the Servicer. Nothing in this Section 8.06 shall derogate from the obligation of the Transferor, the Trustee or the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors and the failure of the Servicer to provide access as provided in this Section 8.06 as a result of such obligations shall not constitute a breach of this Section 8.06.

Section 8.07. Delegation of Duties. It is understood and agreed by the parties hereto that the Servicer may delegate certain of its duties hereunder to Bank of America, National Association, MBNA Technology, Inc., a Delaware corporation, and Banc of America Card Servicing Corporation, an Arizona corporation. In the ordinary course of business, the Servicer may at any time delegate any duties hereunder to any Person who agrees to conduct such duties in accordance with the Credit Card Guidelines. Any such delegations shall not relieve the Servicer of its liability and responsibility with respect to such duties, and shall not constitute a resignation within the meaning of Section 8.05 hereof. If any such delegation is to a party other than Bank of America, National Association, MBNA Technology, Inc., or Banc of America Card Servicing Corporation notification thereof shall be given to each Rating Agency and the Transferor.

Section 8.08. Examination of Records. The Servicer shall clearly and unambiguously identify each Account (including any Additional Account designated pursuant to Section 2.06) in its computer or other records to reflect that the Receivables arising in such Account have been conveyed to the Trust pursuant to this Agreement. The Servicer shall, prior to the sale or transfer to a third party of any receivable held in its custody, examine its computer and other records to determine that such receivable is not a Receivable.

[End of Article VIII]

ARTICLE IX

PAY OUT EVENTS

Section 9.01. Pay Out Events. If any one of the following events (each, a “Trust Pay Out Event”) shall occur:

(a) the Account Owner shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Account Owner or all or substantially all of its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Account Owner; or the Account Owner shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

(b) BACCS shall consent to the appointment of a conservator, receiver, trustee or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to BACCS or relating to all or substantially all of its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, trustee or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against BACCS; or BACCS shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

(c) the Transferor shall consent to the appointment of a conservator, receiver, trustee or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Transferor or relating to all or substantially all of its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, trustee or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Transferor; or the Transferor shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations (any such event described in this clause (c) or in clause (a) or (b) above, an “Insolvency Event”);

(d) the Transferor shall become unable for any reason to transfer Receivables to the Trust in accordance with the provisions of this Agreement, BACCS shall become unable for any reason to transfer such Receivables to Funding in accordance with the provisions of the Receivables Purchase Agreement, or the Account Owner shall become unable for any reason to transfer such Receivables to BACCS in accordance with the provisions of the applicable receivables sale agreement; or

(e) the Trust shall become subject to regulation by the Securities and Exchange Commission as an “investment company” within the meaning of the Investment Company Act;

then a Pay Out Event with respect to all Series of Certificates shall occur without any notice or other action on the part of the Trustee or the Investor Certificateholders immediately upon the occurrence of such event.

Section 9.02. Additional Rights Upon the Occurrence of Certain Events.

(a) If an Insolvency Event occurs with respect to the Transferor or the Transferor violates Section 6.03(b) for any reason, the Transferor shall on the day of such Insolvency Event or violation (the “Appointment Day”) immediately cease to transfer Principal Receivables to the Trustee and shall promptly give notice to the Trustee thereof. Notwithstanding any cessation of the transfer to the Trustee of additional Principal Receivables, Principal Receivables transferred to the Trustee prior to the occurrence of such Insolvency Event or violation and Collections in respect of such Principal Receivables and Finance Charge Receivables, whenever created, accrued in respect of such Principal Receivables shall continue to be a part of the Trust, and shall continue to be allocated and paid in accordance with Article IV. Within 15 days of the Appointment Day, the Trustee shall (i) publish a notice in an Authorized Newspaper that an Insolvency Event or violation has occurred and that the Trustee intends to sell, dispose of or otherwise liquidate the Receivables and (ii) send written notice to the Investor Certificateholders describing the provisions of this Section 9.02 and requesting instructions from such Holders. Unless within 90 days from the day notice pursuant to clause (i) above is first published the Trustee shall have received written instructions from Holders of Investor Certificates evidencing more than 50% of the Investor Interest of each Series issued and outstanding (or, if any such Series has two or more Classes, each Class) to the effect that such Certificateholders disapprove of the liquidation of the Receivables and wish to continue having Principal Receivables transferred to the Trustee as before such Insolvency Event or violation, the Trustee shall use its best efforts to sell, dispose of or otherwise liquidate the Receivables by the solicitation of competitive bids and on terms equivalent to the best purchase offer as determined by the Trustee. Neither the Transferor nor any Affiliate of the Transferor nor any agent of the Transferor shall be permitted to purchase such Receivables in such case. The Trustee may obtain a prior determination from any such conservator, receiver or liquidator that the terms and manner of any proposed sale, disposition or liquidation are commercially reasonable. The provisions of Sections 9.01 and 9.02 shall not be deemed to be mutually exclusive.

(b) The proceeds from the sale, disposition or liquidation of the Receivables pursuant to subsection (a) above shall be treated as Collections on the Receivables and shall be allocated and deposited in accordance with the provisions of Article IV; provided, that the Trustee shall determine conclusively in its sole discretion the amount of such proceeds which are allocable to Finance Charge Receivables and the amount of such proceeds which are allocable to Principal Receivables. Unless the Trustee receives written instructions from Investor Certificateholders as provided in subsection 9.02(a) above, on the day following the last Distribution Date in the Monthly Period during which such proceeds are distributed to the Investor Certificateholders of each Series, the Trust shall terminate.

(c) The Trustee may appoint an agent or agents to assist with its responsibilities pursuant to this Article IX with respect to competitive bids.

[End of Article IX]

ARTICLE X

SERVICER DEFAULTS

Section 10.01. Servicer Defaults. If any one of the following events (a “Servicer Default”) shall occur and be continuing:

(a) any failure by the Servicer to make any payment, transfer or deposit or to give instructions or notice to the Trustee pursuant to Article IV or to instruct the Trustee to make any required drawing, withdrawal, or payment under any Credit Enhancement on or before the date occurring five Business Days after the date such payment, transfer, deposit, withdrawal or drawing or such instruction or notice is required to be made or given, as the case may be, under the terms of this Agreement;

(b) failure on the part of the Servicer duly to observe or perform in any respect any other covenants or agreements of the Servicer set forth in this Agreement, which has a material adverse effect on the Investor Certificateholders of any Series and which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee or the Transferor, or to the Servicer, the Transferor and the Trustee by the Holders of Investor Certificates evidencing Undivided Interests aggregating not less than 50% of the Investor Interest of any Series adversely affected thereby and continues to materially adversely affect such Investor Certificateholders for such period; or the Servicer shall delegate its duties under this Agreement, except as permitted by Section 8.07;

(c) any representation, warranty or certification made by the Servicer in this Agreement or in any certificate delivered pursuant to this Agreement shall prove to have been incorrect when made, which has a material adverse effect on the Investor Certificateholders of any Series and which continues to be incorrect in any material respect for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee or the Transferor, or to the Servicer, the Transferor and the Trustee by the Holders of Investor Certificates evidencing Undivided Interests aggregating not less than 50% of the Investor Interest of any Series adversely affected thereby and continues to materially adversely affect such Investor Certificateholders for such period; or

(d) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer, and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make any assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; then, so long as such Servicer Default shall not have been remedied, either the Trustee, or the Holders of Investor Certificates evidencing Undivided Interests aggregating more than 50% of the Aggregate Investor Interest, by notice then given in writing to the Servicer (and to the Trustee and the Transferor if given by the Investor Certificateholders) (a “Termination Notice”), may terminate all of the rights and obligations of the Servicer as Servicer under this Agreement. After receipt by the Servicer of such Termination Notice, and on the date that a Successor Servicer shall have been appointed by the Trustee pursuant to Section 10.02, all authority and power of the Servicer under this Agreement shall pass to and be vested in a Successor Servicer; and, without limitation, the Trustee is hereby authorized and empowered (upon the failure of the Servicer to cooperate) to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, all documents and other instruments upon the failure of the Servicer to execute or deliver such documents or instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights and obligations. The Servicer agrees to cooperate with the Trustee and such Successor Servicer in effecting the termination of the responsibilities and rights of the Servicer to conduct servicing hereunder including, without limitation, the transfer to such Successor Servicer of all authority of the Servicer to service the Receivables provided for under this Agreement, including, without limitation, all authority over all Collections which shall on the date of transfer be held by the Servicer for deposit, or which have been deposited by the Servicer, in the Collection Account, the Finance Charge Account, the Principal Account, and any Series Account, or which shall thereafter be received with respect to the Receivables, and in assisting the Successor Servicer and in enforcing all rights to Insurance Proceeds, Recoveries and Interchange (if any) applicable to the Trust. The Servicer shall promptly transfer its electronic records or electronic copies thereof relating to the Receivables to the Successor Servicer in such electronic form as the Successor Servicer may reasonably request and shall promptly transfer to the Successor Servicer all other records, correspondence and documents necessary for the continued servicing of the Receivables in the manner and at such times as the Successor Servicer shall reasonably request. To the extent that compliance with this Section 10.01 shall require the Servicer to disclose to the Successor Servicer information of any kind which the Servicer reasonably deems to be confidential, the Successor Servicer shall be required to enter into such customary licensing and confidentiality agreements as the Servicer shall deem necessary to protect its interests. The Servicer shall, on the date of any servicing transfer, transfer all of its rights and obligations under the Credit Enhancement with respect to any Series to the Successor Servicer.

Notwithstanding the foregoing, a delay in or failure of performance referred to in subsection 10.01(a) for a period of 10 Business Days or under subsection 10.01(b) or (c) for a period of 60 Business Days, shall not constitute a Servicer Default if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or the public enemy, acts of declared or undeclared war, public disorder, rebellion, riot or sabotage, epidemics, landslides, lightning, fire, hurricanes, tornadoes, earthquakes, nuclear disasters or meltdowns, floods, power outages or similar causes. The preceding sentence shall not relieve the Servicer from using its best efforts to perform its obligations in a timely manner in accordance with the terms of this Agreement and the Servicer shall provide the Trustee, any Credit Enhancement Provider, the Transferor and the Holders of Investor Certificates with an Officer’s Certificate of the Servicer giving prompt notice of such failure or delay by it, together with a description of the cause of such failure or delay and its efforts so to perform its obligations.

Section 10.02. Trustee to Act; Appointment of Successor.

(a) On and after the receipt by the Servicer of a Termination Notice pursuant to Section 10.01, the Servicer shall continue to perform all servicing functions under this Agreement until the date specified in the Termination Notice or otherwise specified by the Trustee in writing or, if no such date is specified in such Termination Notice, or otherwise specified by the Trustee, until a date mutually agreed upon by the Servicer and Trustee. The Trustee shall notify each Rating Agency and the Transferor of such removal of the Servicer. The Trustee shall, as promptly as possible after the giving of a Termination Notice appoint a successor servicer (the “Successor Servicer”), and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Trustee. The Trustee may obtain bids from any potential successor servicer. If the Trustee is unable to obtain any bids from any potential successor servicer and the Servicer delivers an Officer’s Certificate of the Servicer to the effect that it cannot in good faith cure the Servicer Default which gave rise to a Termination Notice, and if the Trustee is legally unable to act as Successor Servicer, then the Trustee shall notify the Transferor and each Credit Enhancement Provider of the proposed sale of the Receivables and shall provide each such Credit Enhancement Provider an opportunity to bid on the Receivables and, except in the case of a Servicer Default set forth in subsection 10.01(d), shall offer the Transferor the right of first refusal to purchase the Receivables on terms equivalent to the best purchase offer as determined by the Trustee, but in no event less than an amount equal to the Aggregate Investor Interest on the date of such purchase plus all interest accrued but unpaid on all of the outstanding Investor Certificates at the applicable Certificate Rate through the date of such purchase; provided, however, that if the short-term deposits or long-term unsecured debt obligations of the Transferor are not rated at the time of such purchase at least P-3 or Baa3, respectively, by Moody’s, if Moody’s is a Rating Agency with respect to any Series of Certificates outstanding, no such purchase by the Transferor shall occur unless the Transferor shall deliver an Opinion of Counsel reasonably acceptable to the Trustee that such purchase would not constitute a fraudulent conveyance of the Transferor. The proceeds of such sale shall be deposited in the Distribution Account or any Series Account, as provided in the related Supplement, for distribution to the Investor Certificateholders of each outstanding Series pursuant to Section 12.03 of the Agreement. In the event that a Successor Servicer has not been appointed and has not accepted its appointment at the time when the Servicer ceases to act as Servicer, the Trustee without further action shall automatically be appointed the Successor Servicer. Notwithstanding the above, the Trustee shall, if it is legally unable so to act, petition a court of competent jurisdiction to appoint any established financial institution having, in the case of an entity that is subject to risk-based capital adequacy requirements, risk-based capital of at least $50,000,000 or, in the case of an entity that is not subject to risk-based capital requirements, having a net worth of not less than $50,000,000 and whose regular business includes the servicing of VISA,® MasterCard® or American Express® credit card receivables as the Successor Servicer hereunder.

(b) Upon its appointment, the Successor Servicer shall be the successor in all respects to the Servicer with respect to servicing functions under this Agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, and all references in this Agreement to the Servicer shall be deemed to refer to the Successor Servicer. Any Successor Servicer, by its acceptance of its appointment, will automatically agree to be bound by the terms and provisions of each Credit Enhancement.

(c) In connection with such appointment and assumption, the Trustee shall be entitled to such compensation, or may make such arrangements for the compensation of the Successor Servicer out of Collections, as it and such Successor Servicer shall agree; provided, however, that no such compensation shall be in excess of the Servicing Fee permitted to the Servicer pursuant to Section 3.02. The Transferor agrees that if the Servicer is terminated hereunder, it will agree to deposit with the Trustee a portion of the Collections in respect of Finance Charge Receivables that it is entitled to receive pursuant to Article IV to pay its share of the compensation of the Successor Servicer.

(d) All authority and power granted to the Servicer or any Successor Servicer under this Agreement shall automatically cease and terminate upon termination of the Trust pursuant to Section 12.01 and shall pass to and be vested in the Transferor and, without limitation, the Transferor is hereby authorized and empowered to execute and deliver, on behalf of the Successor Servicer, as attorney-in-fact or otherwise, all documents and other instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights. The Successor Servicer agrees to cooperate with the Transferor in effecting the termination of the responsibilities and rights of the Successor Servicer to conduct servicing on the Receivables. The Successor Servicer shall transfer its electronic records relating to the Receivables to the Transferor in such electronic form as the Transferor may reasonably request and shall transfer all other records, correspondence and documents to the Transferor in the manner and at such times as the Transferor shall reasonably request. To the extent that compliance with this Section 10.02 shall require the Successor Servicer to disclose to the Transferor information of any kind which the Successor Servicer deems to be confidential, the Transferor shall be required to enter into such customary licensing and confidentiality agreements as the Successor Servicer shall deem necessary to protect its interests.

Section 10.03. Notification to Certificateholders. Within two Business Days after the Servicer becomes aware of any Servicer Default, the Servicer shall give prompt written notice thereof to the Trustee, the Transferor, Standard & Poor’s, Moody’s, Fitch and any Credit Enhancement Provider and the Trustee shall give notice to the Investor Certificateholders at their respective addresses appearing in the Certificate Register. Upon any termination or appointment of a Successor Servicer pursuant to this Article X, the Trustee shall give prompt written notice thereof to the Transferor and to Investor Certificateholders at their respective addresses appearing in the Certificate Register.

Section 10.04. Waiver of Past Defaults. The Holders of Investor Certificates evidencing Undivided Interests aggregating not less than 66 2/3% of the Investor Interest of each Series adversely affected by any default by the Servicer or the Transferor may, on behalf of all Certificateholders of such Series, waive any default by the Servicer or the Transferor in the performance of its respective obligations hereunder and its consequences, except a default in the failure to make any required deposits or payments of interest or principal relating to such Series pursuant to Article IV which default does not result from the failure of the Paying Agent to perform its obligations to make any required deposits or payments of interest and principal in accordance with Article IV. Upon any such waiver of a past default, such default shall cease to exist, and any default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

[End of Article X]

ARTICLE XI

THE TRUSTEE

Section 11.01. Duties of Trustee.

(a) The Trustee, prior to the occurrence of any Servicer Default and after the curing of all Servicer Defaults which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If a Responsible Officer has received written notice that a Servicer Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they substantially conform to the requirements of this Agreement.

(c) Subject to subsection 11.01(a), no provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

(i) the Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(ii) the Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of Investor Certificates evidencing Undivided Interests aggregating more than 50% of the Investor Interest of any Series relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee in relation to such Series, under this Agreement; and

(iii) the Trustee shall not be charged with knowledge of any failure by the Servicer referred to in clauses (a) and (b) of Section 10.01 unless a Responsible Officer of the Trustee obtains actual knowledge of such failure or the Trustee receives written notice of such failure from the Servicer, the Transferor or any Holders of Investor Certificates evidencing Undivided Interests aggregating not less than 10% of the Investor Interest of any Series adversely affected thereby.

(d) The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Agreement.

(e) Except for actions expressly authorized by this Agreement, the Trustee shall take no action reasonably likely to impair the interests of the Trust in any Receivable now existing or hereafter created or to impair the value of any Receivable now existing or hereafter created.

(f) Except as provided in this subsection 11.01(f), the Trustee shall have no power to vary the corpus of the Trust including, without limitation, the power to (i) accept any substitute obligation for a Receivable initially assigned to the Trust under Section 2.01 or 2.06 hereof, (ii) add any other investment, obligation or security to the Trust, except for an addition permitted under Section 2.06 or (iii) withdraw from the Trust any Receivables, except for a withdrawal permitted under Sections 2.07, 9.02, 10.02, 12.01 or 12.02 or subsections 2.04(d), 2.04(e) or Article IV.

(g) Subject to subsection 11.01(d) above, in the event that the Paying Agent or the Transfer Agent and Registrar (if other than the Trustee) shall fail to perform any obligation, duty or agreement in the manner or on the day required to be performed by the Paying Agent or the Transfer Agent and Registrar, as the case may be, under this Agreement, the Trustee shall be obligated promptly to perform such obligation, duty or agreement in the manner so required.

(h) If the Account Owner, BACCS, or the Transferor has agreed to transfer any of its credit card receivables (other than the Receivables) to another Person, upon the written request of the Account Owner, BACCS, or the Transferor, the Trustee will enter into such intercreditor agreements with the transferee of such receivables as are customary and necessary to identify separately the rights, if any, of the Trust and such other Person in the Account Owner’s, BACCS’s, or the Transferor’s credit card receivables; provided, that the Trust shall not be required to enter into any intercreditor agreement which could adversely affect the interests of the Certificateholders and, upon the request of the Trustee, the Account Owner, BACCS, or the Transferor, as applicable, will deliver an Opinion of Counsel on any matters relating to such intercreditor agreement, reasonably requested by the Trustee.

Section 11.02. Certain Matters Affecting the Trustee. Except as otherwise provided in Section 11.01:

(a) the Trustee may rely on and shall be protected in acting on, or in refraining from acting in accord with, any assignment of Receivables in Additional Accounts, the initial report, the monthly Servicer’s certificate, the annual Servicer’s certificate, the monthly payment instructions and notification to the Trustee, the monthly Certificateholder’s statement, any resolution, Officer’s Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented to it pursuant to this Agreement by the proper party or parties;

(b) the Trustee may consult with counsel, and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

(c) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement or any Credit Enhancement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders or any Credit Enhancement Provider, pursuant to the provisions of this Agreement, unless such Certificateholders or Credit Enhancement Provider shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligations, upon the occurrence of any Servicer Default (which has not been cured), to exercise such of the rights and powers vested in it by this Agreement and any Credit Enhancement, and to use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs;

(d) the Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(e) the Trustee shall not be bound to make any investigation into the facts of matters stated in any assignment of Receivables in Additional Accounts, the initial report, the monthly Servicer’s certificate, the annual Servicer’s certificate, the monthly payment instructions and notification to the Trustee, the monthly Certificateholder’s statement, any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Investor Certificates evidencing Undivided Interests aggregating more than 50% of the Investor Interest of any Series;

(f) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian, and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent, attorney or custodian appointed with due care by it hereunder; and

(g) except as may be required by subsection 11.01(a), the Trustee shall not be required to make any initial or periodic examination of any documents or records related to the Receivables or the Accounts for the purpose of establishing the presence or absence of defects, the compliance by the Transferor with its representations and warranties or for any other purpose.

Section 11.03. Trustee Not Liable for Recitals in Certificates. The Trustee assumes no responsibility for the correctness of the recitals contained in this Agreement and in the Certificates (other than the certificate of authentication on the Certificates). Except as set forth in Section 11.15, the Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (other than the certificate of authentication on the Certificates) or of any Receivable or related document. The Trustee shall not be accountable for the use or application by the Transferor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Transferor or to the holder of the Transferor Certificate in respect of the Receivables or deposited in or withdrawn from the Collection Account, the Principal Account or the Finance Charge Account, or any Series Account by the Servicer.

Section 11.04. Trustee May Own Certificates. The Trustee in its individual or any other capacity may become the owner or pledgee of Investor Certificates with the same rights as it would have if it were not the Trustee.

Section 11.05. The Servicer to Pay Trustee’s Fees and Expenses. The Servicer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to receive, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the Trust hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, and, subject to Section 8.04, the Servicer will pay or reimburse the Trustee (without reimbursement from any Investor Account, any Series Account or otherwise) upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement except any such expense, disbursement or advance as may arise from its own negligence or bad faith and except as provided in the following sentence. The Servicer will have no liability under this Section 11.05 (or under Section 8.04) for any indemnity, compensation, expenses, disbursements, advances, or other amounts that arise after the date of its resignation or termination under this Agreement, but instead the Successor Servicer that is appointed in its place will incur that liability.

The obligations of the Servicer under this Section 11.05 shall survive the termination of the Trust and the resignation or removal of the Trustee.

Section 11.06. Eligibility Requirements for Trustee. The Trustee hereunder shall at all times be a corporation organized and doing business under the laws of the United States of America or any state thereof authorized under such laws to exercise corporate trust powers, having a long-term unsecured debt rating of at least Baa3 by Moody’s, BBB- by Standard & Poor’s and BBB by Fitch having, in the case of an entity that is subject to risk-based capital adequacy requirements, risk-based capital of at least $50,000,000 or, in the case of an entity that is not subject to risk-based capital adequacy requirements, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 11.06, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 11.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 11.07.

Section 11.07. Resignation or Removal of Trustee.

(a) The Trustee may at any time resign and be discharged from the Trust hereby created by giving written notice thereof to the Servicer and the Transferor. Upon receiving such notice of resignation, the Transferor shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

(b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 11.06 hereof and shall fail to resign after written request therefor by the Transferor, or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Transferor may, but shall not be required to, remove the Trustee and promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

(c) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 11.07 shall not become effective until acceptance of appointment by the successor trustee as provided in Section 11.08 hereof and any liability of the Trustee arising hereunder shall survive such appointment of a successor trustee.

Section 11.08. Successor Trustee.

(a) Any successor trustee appointed as provided in Section 11.07 hereof shall execute, acknowledge and deliver to the Transferor, the Servicer and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as Trustee herein. The predecessor Trustee shall deliver to the successor trustee all documents and statements held by it hereunder, and the Transferor, the Servicer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

(b) No successor trustee shall accept appointment as provided in this Section 11.08 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 11.06 hereof and shall be an Eligible Servicer, and, if Standard & Poor’s is then a Rating Agency, unless Standard & Poor’s shall have consented to such appointment.

(c) Upon acceptance of appointment by a successor trustee as provided in this Section 11.08, such successor trustee shall mail notice of such succession hereunder to Fitch and to all Certificateholders at their addresses as shown in the Certificate Register.

Section 11.09. Merger or Consolidation of Trustee. Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be eligible under the provisions of Section 11.06 hereof, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 11.10. Appointment of Co-Trustee or Separate Trustee.

(a) Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust may at the time be located, the Trustee shall have the power and may execute and deliver all instruments, subject to the prior written consent of the Transferor, to appoint one or more Persons to act as a co trustee or co trustees, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 11.10, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 11.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 11.08 hereof.

(b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any laws of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

(ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

(iii) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

(c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article XI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Servicer and the Transferor.

(d) Any separate trustee or co-trustee may at any time constitute the Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law,

to do any lawful act under or in respect to this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

Section 11.11. Tax Returns; Tax Liability. (a) In the event the Trust shall be required to file tax returns, the Transferor, at its own expense, as soon as practicable after it is made aware of such requirement, shall prepare or cause to be prepared any tax returns required to be filed by the Trust and, to the extent possible, shall remit such returns to the Trustee for signature at least five days before such returns are due to be filed. The Trustee is hereby authorized to sign and file any such return on behalf of the Trust. The Servicer shall prepare or shall cause to be prepared all tax information required by law to be distributed to Certificateholders and shall deliver such information to the Trustee at least five days prior to the date it is required by law to be distributed to Certificateholders. The Servicer and the Trustee, upon request, will furnish the Transferor with all such information known to them as may be reasonably required in connection with the preparation of all tax returns of the Trust.

(b) In no event shall the Trustee, the Transferor, or the Servicer be liable for any liabilities, costs or expenses of the Trust, the Investor Certificateholders or the Certificate Owners arising under any tax law, including without limitation federal, state, local or foreign income or excise taxes or any other tax imposed on or measured by income (or any interest or penalty with respect thereto or arising from a failure to comply therewith). To the fullest extent permitted by applicable law, the Transferor shall indemnify and hold harmless the Servicer and the Trustee, and their officers, directors, members, employees and agents, from and against any reasonable loss, liability, expense, damage or injury of arising under any tax law, including without limitation, any federal, state, local or foreign income or franchise taxes or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith) required to be paid by the Trust, the Investor Certificateholders or the Certificate Owners in connection herewith to any taxing authority; provided, however, that to the extent the Transferor’s liabilities under this subsection 11.11(b) constitute monetary claims against the Transferor, such claims shall not constitute claims against the Trust Assets, and shall only constitute a monetary claim against the Transferor to the extent the Transferor has funds sufficient to make payment on such liabilities from amounts paid to it as Holder of the Transferor Interest. The provisions of this indemnity shall run directly to and be enforceable by an injured party subject to the limitations hereof.

Section 11.12. Trustee May Enforce Claims Without Possession of Certificates. All rights of action and claims under this Agreement or any Series of Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of any Series of Certificateholders in respect of which such judgment has been obtained.

Section 11.13. Suits for Enforcement. If a Servicer Default shall occur and be continuing, the Trustee, in its discretion may, subject to the provisions of Section 10.01 and 11.14, proceed to protect and enforce its rights and the rights of any Series of Certificateholders under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee or any Series of Certificateholders.

Section 11.14. Rights of Certificateholders to Direct Trustee. Holders of Investor Certificates evidencing Undivided Interests aggregating more than 50% of the Aggregate Investor Interest (or, with respect to any remedy, trust or power that does not relate to all Series, 50% of the Aggregate Investor Interest of the Investor Certificates of all Series to which such remedy, trust or power relates) shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; provided, however, that, subject to Section 11.01, the Trustee shall have the right to decline to follow any such direction if the Trustee being advised by counsel determines that the action so directed may not lawfully be taken, or if the Trustee in good faith shall, by a Responsible Officer or Responsible Officers of the Trustee, determine that the proceedings so directed would be illegal or involve it in personal liability or be unduly prejudicial to the rights of Certificateholders not parties to such direction; and provided further that nothing in this Agreement shall impair the right of the Trustee to take any action deemed proper by the Trustee and which is not inconsistent with such direction of such Holders of Investor Certificates.

Section 11.15. Representations and Warranties of Trustee. The Trustee represents and warrants that:

(i) the Trustee is a banking corporation organized, existing and authorized to engage in the business of banking under the laws of the State of New York;

(ii) the Trustee has full power, authority and right to execute, deliver and perform this Agreement, and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement; and

(iii) this Agreement has been duly executed and delivered by the Trustee.

Section 11.16. Maintenance of Office or Agency. The Trustee will maintain at its expense in the Borough of Manhattan, the City of New York an office or offices, or agency or agencies, where notices and demands to or upon the Trustee in respect of the Certificates and this Agreement may be served. The Trustee initially appoints its Corporate Trust Office as its office for such purposes in New York. The Trustee will give prompt written notice to the Servicer, the Transferor, and Certificateholders (or in the case of Holders of Bearer Certificates, in the manner provided for in the related Supplement) of any change in the location of the Certificate Register or any such office or agency.

[End of Article XI]

ARTICLE XII

TERMINATION

Section 12.01. Termination of Trust.

(a) The respective obligations and responsibilities of the Transferor, the Servicer and the Trustee created hereby (other than the obligation of the Trustee to make payments to Certificateholders as hereafter set forth) shall terminate, except with respect to the duties described in Section 11.05 and subsections 2.04(c) and 12.03(b), on the Trust Termination Date; provided, however, that the Trust shall not terminate on the date specified in clause (i) of the definition of “Trust Termination Date” if each of the Transferor and the Holder of the Transferor Certificate notify the Trustee in writing, not later than five Business Days preceding such date, that they desire that the Trust not terminate on such date, which notice (such notice, a “Trust Extension”) shall specify the date on which the Trust shall terminate (such date, the “Extended Trust Termination Date”); provided, however, that the Extended Trust Termination Date shall be not later than August 31, 2034. The Transferor and the Holder of the Transferor Certificate may, on any date following the Trust Extension, so long as no Series of Certificates is outstanding, deliver a notice in writing to the Trustee changing the Extended Trust Termination Date.

(b) All principal or interest with respect to any Series of Investor Certificates shall be due and payable no later than the Series Termination Date with respect to such Series. Unless otherwise provided in a Supplement, in the event that the Investor Interest of any Series of Certificates is greater than zero on its Series Termination Date (after giving effect to all transfers, withdrawals, deposits and drawings to occur on such date and the payment of principal to be made on such Series on such date), the Trustee will sell or cause to be sold, and pay the proceeds first, to all Certificateholders of such Series pro rata and in accordance with the priority for each Class within such Series as provided in the related Supplement, in final payment of all principal of and accrued interest on such Series of Certificates, and second, as provided in the related Supplement, an amount of Principal Receivables and the related Finance Charge Receivables (or interests therein) up to 110% of the sum of the Investor Interest of such Series plus the Enhancement Invested Amount or the Collateral Interest (if not included in the Investor Interest) of such Series, if any, at the close of business on such date (but not more than the applicable Investor Percentage of Principal Receivables and the related Finance Charge Receivables on such date for such Series). The Trustee shall notify each Credit Enhancement Provider of the proposed sale of such Receivables and shall provide each Credit Enhancement Provider an opportunity to bid on such Receivables. Neither the Transferor nor any Affiliate of the Transferor nor any agent of the Transferor shall be permitted to purchase such Receivables in such case. Any proceeds of such sale in excess of such principal and interest paid and such other amounts paid pursuant to the related Supplement shall be paid to the Holder of the Transferor Certificate. Upon such Series Termination Date with respect to the applicable Series of Certificates, final payment of all amounts allocable to any Investor Certificates of such Series shall be made in the manner provided in Section 12.03.

(c) The Trust shall not be terminated or revoked except in accordance with this Section 12.01. The dissolution, termination, bankruptcy, conservatorship, or receivership of the Transferor, the Servicer, or any Certificateholder shall not result in the termination or dissolution of the Trust.

Section 12.02. Optional Purchase. (a) If so provided in any Supplement, the Transferor (so long as the Transferor is the Servicer or an Affiliate of the Servicer) may, but shall not be obligated to, cause a final distribution to be made in respect of the related Series of Certificates on a Distribution Date specified in such Supplement by depositing into the Distribution Account or the applicable Series Account, not later than the Transfer Date preceding such Distribution Date, for application in accordance with Section 12.03, the amount specified in such Supplement; provided, however that if the short-term deposits or long-term unsecured debt obligations of the Transferor are not rated at the time of such purchase of Receivables at least P-3 or Baa3, respectively, by Moody’s, no such event shall occur unless the Transferor shall deliver an Opinion of Counsel reasonably acceptable to the Trustee that such deposit into the Distribution Account or any Series Account as provided in the related Supplement would not constitute a fraudulent conveyance of the Transferor.

(b) The amount deposited pursuant to subsection 12.02(a) shall be paid to the Investor Certificateholders of the related Series pursuant to Section 12.03 on the related Distribution Date following the date of such deposit. All Certificates of a Series which are purchased by the Transferor pursuant to subsection 12.02(a) shall be delivered by the Transferor upon such purchase to, and be canceled by, the Transfer Agent and Registrar and be disposed of in a manner satisfactory to the Trustee and the Transferor. The Investor Interest of each Series which is purchased by the Transferor pursuant to subsection 12.02(a) shall, for the purposes of the definition of “Transferor Interest,” be deemed to be equal to zero on the Distribution Date following the making of the deposit, and the Transferor Interest shall thereupon be deemed to have been increased by the Investor Interest of such Series.

Section 12.03. Final Payment with Respect to any Series.

(a) Written notice of any termination, specifying the Distribution Date upon which the Investor Certificateholders of any Series may surrender their Certificates for payment of the final distribution with respect to such Series and cancellation, shall be given (subject to at least two Business Days’ prior notice from the Transferor or the Servicer to the Trustee) by the Trustee to Investor Certificateholders of such Series mailed not later than the fifth day of the month of such final distribution (or in the manner provided by the Supplement relating to such Series) specifying (i) the Distribution Date (which shall be the Distribution Date in the month (x) in which the deposit is made pursuant to subsection 2.04(e), 9.02(b), 10.02(a), or subsection 12.02(a) of the Agreement or such other section as may be specified in the related Supplement, or (y) in which the related Series Termination Date occurs) upon which final payment of such Investor Certificates will be made upon presentation and surrender of such Investor Certificates at the office or offices therein designated (which, in the case of Bearer Certificates, shall be outside the United States), (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Investor Certificates at the office or offices therein specified. The Servicer shall also deliver to the Trustee, as soon as is practicable but in any event not later than three Business Days after the Determination Date relating to the final payment described in the preceding sentence, an Officers’ Certificate of the Servicer setting forth the information, to the extent available, specified in Article V of this Agreement covering the period during the then current calendar year through the date of such notice and setting forth the date of such final distribution. The Trustee shall give such notice to the Transfer Agent and Registrar and the Paying Agent at the time such notice is given to such Investor Certificateholders.

(b) Notwithstanding the termination of the Trust pursuant to subsection 12.01(a) or the occurrence of the Series Termination Date with respect to any Series, all funds then on deposit in the Finance Charge Account, the Principal Account, the Distribution Account or any Series Account applicable to the related Series shall continue to be held in trust for the benefit of the Certificateholders of the related Series and the Paying Agent or the Trustee shall pay such funds to the Certificateholders of the related Series upon surrender of their Certificates (which surrenders and payments, in the case of Bearer Certificates, shall be made only outside the United States). In the event that all of the Investor Certificateholders of any Series shall not surrender their Certificates for cancellation within six months after the date specified in the above-mentioned written notice, the Trustee shall give a second written notice (or, in the case of Bearer Certificates, publication notice) to the remaining Investor Certificateholders of such Series upon receipt of the appropriate records from the Transfer Agent and Registrar to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one and one-half years after the second notice with respect to a Series, all the Investor Certificates of such Series shall not have been surrendered for cancellation, the Trustee may take appropriate steps or may appoint an agent to take appropriate steps, to contact the remaining Investor Certificateholders of such Series concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds in the Distribution Account or any Series Account held for the benefit of such Investor Certificateholders. The Trustee and the Paying Agent shall pay to the Transferor upon request any monies held by them for the payment of principal or interest which remains unclaimed for two years. After payment to the Transferor, Investor Certificateholders entitled to the money must look to the Transferor for payment as general creditors unless an applicable abandoned property law designates another Person.

(c) All Certificates surrendered for payment of the final distribution with respect to such Certificates and cancellation shall be canceled by the Transfer Agent and Registrar and be disposed of in a manner satisfactory to the Trustee and the Transferor.

Section 12.04. Termination Rights of Holder of Transferor Certificate. Upon the termination of the Trust pursuant to Section 12.01, and after payment of all amounts due hereunder on or prior to such termination and the surrender of the Transferor Certificate, if applicable, the Trustee shall execute a written reconveyance substantially in the form of Exhibit H pursuant to which it shall reconvey to the Holder of the Transferor Certificate (without recourse, representation or warranty) all right, title and interest of the Trustee in the Receivables, whether then existing or thereafter created, all moneys due or to become due with respect to such Receivables (including all accrued interest theretofore posted as Finance Charge Receivables) and all proceeds of such Receivables and all Interchange, Insurance Proceeds and Recoveries relating to such Receivables and the proceeds thereof, except for amounts held by the Trustee pursuant to subsection 12.03(b). The Trustee shall execute and deliver such instruments of transfer and assignment, in each case without recourse, as shall be reasonably requested by the Holder of the Transferor Certificate to vest in such Holder all right, title and interest which the Trust had in the Receivables.

[End Of Article XII]

ARTICLE XIII

MISCELLANEOUS PROVISIONS

Section 13.01. Amendment.

(a) This Agreement or any Supplement may be amended in writing from time to time by the Servicer, the Transferor and the Trustee, without the consent of any of Certificateholders; provided, that such action shall not, as evidenced by an Opinion of Counsel for the Transferor addressed and delivered to the Trustee, adversely affect in any material respect the interests of any Investor Certificateholder; provided further, that each Rating Agency shall have notified the Transferor, the Servicer and the Trustee in writing that such action will not result in a reduction or withdrawal of the rating of any outstanding Series or Class to which it is a Rating Agency; provided further, that such action shall not effect a significant change in the Permitted Activities of the Trust. This Agreement or any Supplement may be amended in writing by the Servicer, the Transferor and the Trustee, without the consent of any of the Certificateholders (i) to provide for additional Credit Enhancement or substitute Credit Enhancement with respect to a Series (so long as the amount of such substitute Credit Enhancement, unless otherwise provided in any related Supplement, is equal to the original Credit Enhancement for such Series), (ii) to change the definition of Eligible Account, (iii) to provide for the addition to the Trust of a Participation, (iv) to replace Funding as Transferor with an Affiliate of Funding as Transferor and to make such other revisions and amendments incidental to such replacement, or (v) to replace BACCS with FIA or another Affiliate of Funding as seller of Receivables to the Transferor under the Receivables Purchase Agreement and to make such other revisions and amendments incidental to such replacement; provided, that such action shall not, in the reasonable belief of the Transferor, as evidenced by an Officer’s Certificate of the Transferor, adversely affect in any material respect the interests of any Investor Certificateholders; provided further, that each Rating Agency shall have notified the Transferor, the Servicer and the Trustee in writing that such action will not result in a reduction or withdrawal of the rating of any outstanding Series or Class to which it is a Rating Agency.

(b) This Agreement or any Supplement may also be amended in writing from time to time by the Servicer, the Transferor and the Trustee (A) in the case of a significant change in the Permitted Activities of the Trust which is not materially adverse to Holders of Investor Certificates, with the consent of Holders of Investor Certificates evidencing Undivided Interests aggregating not less than 50% of the Investor Interest of each outstanding Series affected by such change, and (B) in all other cases with the consent of the Holders of Investor Certificates evidencing Undivided Interests aggregating not less than 66-2/3% of the Investor Interest of each outstanding Series adversely affected by such amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or any Supplement or modifying in any manner the rights of Investor Certificateholders of any Series then issued and outstanding; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, distributions which are required to be made on any Investor Certificates of such Series without the consent of each Investor Certificateholders of such Series, (ii) change the definition of or the manner of calculating the Investor Interest, the Investor Percentage or the Investor Default Amount of such Series without the consent of each Investor Certificateholder of such Series or (iii) reduce the aforesaid percentage required to consent to any such amendment, without the consent of each

Investor Certificateholder of all Series adversely affected. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee’s rights, duties or immunities under this Agreement or otherwise.

(c) Notwithstanding anything in this Section 13.01 to the contrary, the Series Supplement with respect to any Series may be amended on the items and in accordance with the procedures provided in such Series Supplement.

(d) Promptly after the execution of any such amendment (other than an amendment pursuant to paragraph (a)), the Trustee shall furnish notification of the substance of such amendment to each Investor Certificateholder of each Series adversely affected and to each Rating Agency providing a rating for such Series.

(e) It shall not be necessary for the consent of Investor Certificateholders under this Section 13.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Investor Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

(f) Any Series Supplement executed and delivered pursuant to Section 6.09 and any amendments regarding the addition to or removal of Receivables from the Trust as provided in Sections 2.06 and 2.07, executed in accordance with the provisions hereof, shall not be considered amendments to this Agreement for the purpose of subsections 13.01(a) and (b). For clarification purposes only, although any Series Supplement executed and delivered pursuant to Section 6.09, any transfer to the Trustee of Receivables in Additional Accounts pursuant to Section 2.06 and any designation and removal of Receivables in Removed Accounts from the Trust pursuant to Section 2.07 shall not be considered amendments that require satisfaction of the conditions specified in either subsection 13.01(a) or (b) above, any other amendment to this Agreement which changes or modifies any of the provisions of Section 6.09, 2.06 or 2.07 shall require satisfaction of the conditions specified in subsection 13.01(a) or (b) above, as applicable.

(g) In connection with any amendment, the Trustee may request an Opinion of Counsel from the Transferor to the effect that the amendment complies with all requirements of this Agreement.

Section 13.02. Protection of Right, Title and Interest to Trust.

(a) The Transferor shall cause this Agreement, all amendments hereto and/or all financing statements and continuation statements and any other necessary documents covering the Certificateholders and the Trustee’s right, title and interest to the Trust to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Certificateholders or the Trustee, as the case may be, hereunder to all property comprising the Trust. The Transferor shall deliver to the Trustee file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing.

(b) Within 30 days after the Transferor makes any change in its name, identity or corporate structure which would make any financing statement or continuation statement filed in accordance with paragraph (a) above seriously misleading within the meaning of Section 9-506 of the Delaware UCC, the Transferor shall give the Trustee notice of any such change and shall file such financing statements or amendments as may be necessary to continue the perfection of the Trust’s security interest in the Receivables and the proceeds thereof.

(c) The Transferor will give the Trustee and the Servicer prompt written notice of any relocation of its chief executive office and whether, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall file such financing statements or amendments as may be necessary to continue the perfection of the Trust’s security interest in the Receivables and the proceeds thereof. Each of the Transferor and the Servicer will at all times maintain its principal executive office within the United States of America.

(d) The Transferor will deliver to the Trustee and with respect to clause (i) to Standard & Poor’s and Fitch: (i) upon each date that any Additional Accounts are to be included in the Accounts pursuant to Section 2.06, an Opinion of Counsel substantially in the form of Exhibit E; and (ii) on or before March 31 of each year, beginning with March 31, 2007, an Opinion of Counsel, substantially in the form of Exhibit F.

Section 13.03. Limitation on Rights of Certificateholders.

(a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, nor shall such death or incapacity entitle such Certificateholder’s legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

(b) No Certificateholder shall have any right to vote (except with respect to the Investor Certificateholders as provided in Section 13.01 hereof) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

(c) No Certificateholder shall have any right by virtue of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Certificateholder previously shall have given written notice to the Trustee, and unless the Holders of Certificates evidencing Undivided Interests aggregating more than 50% of the Investor Interest of any Series which may be adversely affected but for the institution of such suit, action or proceeding, shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Certificateholders shall have the right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Certificateholders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Certificateholder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 13.03, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 13.04. Governing Law; Submission to Jurisdiction; Agent for Service of Process. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflict of laws. The parties hereto declare that it is their intention that this Agreement shall be regarded as made under the laws of the State of Delaware and that the laws of said State shall be applied in interpreting its provisions in all cases where legal interpretation shall be required. Each of the parties hereto agrees (a) that this Agreement involves at least $100,000.00, and (b) that this Agreement has been entered into by the parties hereto in express reliance upon 6 DEL. C. § 2708. Each of the parties hereto hereby irrevocably and unconditionally agrees (a) to be subject to the jurisdiction of the courts of the State of Delaware and of the federal courts sitting in the State of Delaware, and (b)(1) to the extent such party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such party’s agent for acceptance of legal process, and (2) that, to the fullest extent permitted by applicable law, service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service, and that service made pursuant to (b)(1) or (2) above shall, to the fullest extent permitted by applicable law, have the same legal force and effect as if served upon such party personally within the State of Delaware.

Section 13.05. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at, sent by facsimile or electronic transmission to, sent by courier at or mailed by registered mail, return receipt requested, to (a) in the case of the Transferor, to BA Credit Card Funding, LLC, 214 North Tryon Street, Suite # 21-39, NC1-027-21-04, Charlotte, North Carolina 28255, Attention: Marcie Copson-Hall, with a copy to Caroline Tsai, Bank of America, National Association,101 S. Tryon Street, NC1-002-29-01, Charlotte, North Carolina 28255, Attention: Caroline Tsai and BA Credit Card Funding, LLC, 1100 North King Street, Mail Code: DE5-003-0107, Wilmington, DE 19884, Attention: Marcie Copson-Hall, (b) in the case of the Servicer, to FIA Card Services, National Association, 1100 North King Street, Wilmington, Delaware 19884, Attention: Marcie Copson-Hall, with a copy to Caroline Tsai, Bank of America Corporation, 101 S. Tryon Street, NC1-002-29-01, Charlotte, North Carolina 28255, Attention: Caroline Tsai, (c) in the case of the Trustee, to the Corporate Trust Office, (d) in the case of the Credit Enhancement Provider for a particular Series, the address, if any, specified in the Supplement relating to such Series and (e) in the case of the Rating Agency for a particular Series, the address, if any, specified in the Supplement relating to such Series; or, as to each party, at such other address as shall be designated by such party in a written notice to each other party. Unless otherwise provided with respect to any Series in the related Supplement any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, sent by facsimile, sent by electronic transmission or personally delivered to each Certificateholder, at the address of such Certificateholder as shown in the Certificate Register, or with respect to any notice required or permitted to be made to the Holders of Bearer Certificates, by publication in the manner provided in the related Supplement. If and so long as any Series or Class is listed on the Luxembourg Stock Exchange and such Exchange shall so require, any Notice to Investor Certificateholders shall be published in an authorized newspaper of general circulation in Luxembourg within the time period prescribed in this Agreement. Any notice so mailed, sent by facsimile, electronic transmission or delivered in the manner herein provided and within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

Section 13.06. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or rights of the Certificateholders thereof.

Section 13.07. Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Section 8.02, this Agreement may not be assigned by the Servicer without the prior consent of Holders of Investor Certificates evidencing Undivided Interests aggregating not less than 66 2/3% of the Investor Interest of each Series on a Series by Series basis.

Section 13.08. Certificates Non-Assessable and Fully Paid. It is the intention of the parties to this Agreement that the Certificateholders shall not be personally liable for obligations of the Trust, that the Undivided Interests represented by the Certificates shall be non-assessable for any losses or expenses of the Trust or for any reason whatsoever, and that Certificates upon authentication thereof by the Trustee pursuant to Sections 2.01 and 6.02 are and shall be deemed fully paid.

Section 13.09. Further Assurances. The Transferor and the Servicer agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the Trustee more fully to effect the purposes of this Agreement, including, without limitation, the authorization by the Transferor of any financing statements or continuation statements relating to the Receivables for filing under the provisions of the UCC of any applicable jurisdiction.

Section 13.10. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Trustee, any Credit Enhancement Provider or the Investor Certificateholders, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

Section 13.11. Counterparts. This Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

Section 13.12. Third-Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto, the Certificateholders and, to the extent provided in the related Supplement, to the Credit Enhancement Provider named therein, and their respective successors and permitted assigns. Except as otherwise provided in this Article XIII and Section 8.04, no other Person will have any right or obligation hereunder.

Section 13.13. Actions by Certificateholders.

(a) Wherever in this Agreement a provision is made that an action may be taken or a notice, demand or instruction given by Investor Certificateholders, such action, notice or instruction may be taken or given by any Investor Certificateholder, unless such provision requires a specific percentage of Investor Certificateholders.

(b) Any request, demand, authorization, direction, notice, consent, waiver or other act by a Certificateholder shall bind such Certificateholder and every subsequent holder of such Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or omitted to be done by the Trustee, the Transferor or the Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

Section 13.14. Rule 144A Information. For so long as any of the Investor Certificates of any Series or any Class are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, each of the Transferor, the Servicer, the Trustee and the Credit Enhancement Provider for such Series agree to cooperate with each other to provide to any Investor Certificateholders of such Series or Class and to any prospective purchaser of Certificates designated by such an Investor Certificateholder upon the request of such Investor Certificateholder or prospective purchaser, any information required to be provided to such holder or prospective purchaser to satisfy the condition set forth in Rule 144A(d)(4) under the Securities Act.

Section 13.15. Merger and Integration. Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

Section 13.16. Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

Section 13.17. Nonpetition Covenant. To the fullest extent permitted by applicable law, notwithstanding any prior termination of this Agreement, neither the Servicer, the Trustee, the Certificateholders nor the Transferor shall, prior to the date which is one year and one day after the termination of this Agreement, acquiesce, petition or otherwise invoke or cause the Trust to invoke the process of any Governmental Authority for the purpose of commencing or sustaining a case against the Trust under any Debtor Relief Law or appointing a receiver, conservator, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust or any substantial part of its property or ordering the winding-up or liquidation of the affairs of the Trust.

To the fullest extent permitted by applicable law, notwithstanding any prior termination of this Agreement, neither the Servicer, the Trustee nor the Certificateholders shall institute, or join in instituting a proceeding against the Transferor under any Debtor Relief Law or other proceedings under any United States federal or state bankruptcy or similar law.

Section 13.18. Intention of Parties. For purposes of complying with the requirements of the Asset-Backed Securities Facilitation Act of the State of Delaware, 6 Del. C. § 2701A, et seq. (the “Securitization Act”), each of the parties hereto hereby agrees that:

(a) Any property, assets or rights purported to be transferred, in whole or in part, by the Transferor pursuant to this Agreement (including each Assignment) shall be deemed to no longer be the property, assets or rights of the Transferor;

(b) None of the Transferor, its creditors or, in any insolvency proceeding with respect to the Transferor or the Transferor’s property, a bankruptcy trustee, receiver, debtor, debtor in possession or similar person, to the extent the issue is governed by Delaware law, shall have any rights, legal or equitable, whatsoever to reacquire (except pursuant to a provision of this Agreement), reclaim, recover, repudiate, disaffirm, redeem or recharacterize as property of the Transferor any property, assets or rights purported to be transferred, in whole or in part, by the Transferor pursuant to this Agreement (including each Assignment);

(c) In the event of a bankruptcy, receivership or other insolvency proceeding with respect to the Transferor or the Transferor’s property, to the extent the issue is governed by Delaware law, such property, assets and rights shall not be deemed to be part of the Transferor’s property, assets, rights or estate; and

(d) The transactions contemplated by this Agreement shall constitute a “securitization transaction” as such term is used in the Securitization Act.

Section 13.19. Fiscal Year. The fiscal year of the Trust will end on the last day of June of each year.

[End of Article XIII]

ARTICLE XIV

SERIES SUPPLEMENTS AND CREDIT ENHANCEMENT MATTERS

Section 14.01. Updates to Series Supplements, Credit Enhancement Agreements and Related Documents. The Series Supplements listed on Schedule 2, any agreements relating to any Credit Enhancement with respect to any Series and any documents executed in connection with this Agreement, any such Series Supplements or any such Credit Enhancement agreements shall be and hereby are updated by deleting the terms listed below under the heading “Old Defined Term” wherever such terms appear and by replacing each such term in all such places where it appears with the term listed opposite such term under the heading “New Defined Term”:

OLD DEFINED TERM	NEW DEFINED TERM
“MBNA” or “MBNA America Bank, National Association”	“FIA” or “FIA Card Services, National Association”

“MBNA Master Credit Card Trust II”	“BA Master Credit Card Trust II”

[End of Article XIV]

IN WITNESS WHEREOF, the Transferor, the Servicer and the Trustee have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

BA CREDIT CARD FUNDING, LLC, Transferor

By:	/s/ Marcie E. Copson-Hall
Name:	Marcie E. Copson-Hall
Title:	President

FIA CARD SERVICES, NATIONAL ASSOCIATION (formerly known as MBNA America Bank, National Association), Servicer

By:	/s/ Scott W. McCarthy
Name:	Scott W. McCarthy
Title:	Senior Vice President

THE BANK OF NEW YORK, Trustee

By:	/s/ Catherine L. Cerilles
Name:	Catherine L. Cerilles
Title:	Assistant Vice President

[Signature Page to Second Amended and Restated Pooling and Servicing Agreement.]

EXHIBIT A

TRANSFEROR CERTIFICATE

No. 1	One Unit

BA MASTER CREDIT CARD TRUST II

ASSET BACKED CERTIFICATE

THIS CERTIFICATE WAS ISSUED PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY BE SOLD ONLY PURSUANT TO A REGISTRATION STATEMENT EFFECTIVE UNDER THE ACT OR AN EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE ACT. IN ADDITION, THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. A COPY OF THE POOLING AND SERVICING AGREEMENT WILL BE FURNISHED TO THE HOLDER OF THIS CERTIFICATE BY THE TRUSTEE UPON WRITTEN REQUEST.

This Certificate represents an

Undivided Interest in the

BA Master Credit Card Trust II

Evidencing an Undivided Interest in a trust, the corpus of which consists of a portfolio of MasterCard®, VISA® and American Express®*/ credit card receivables generated or acquired by FIA Card Services, National Association and other assets and interests constituting the Trust under the Pooling and Servicing Agreement described below.

(Not an interest in or an obligation of

FIA Card Services, National Association

or any Affiliate thereof.)

This certifies that BA CREDIT CARD FUNDING, LLC (the “Holder”) is the registered owner of an undivided interest in BA Master Credit Card Trust II (the “Trust”), the corpus of which consists of a portfolio of receivables (the “Receivables”) now existing or hereafter created under selected MasterCard®, VISA® and American Express® credit card accounts (the “Accounts”) of FIA Card Services, National Association (formerly known as MBNA America Bank, National Association) (the “Servicer”) a national banking association organized under the laws of the United States, all monies due or to become due in payment of the Receivables (including all Finance Charge Receivables), all proceeds of such Receivables and

*/	MasterCard, VISA and American Express are registered trademarks of MasterCard International Incorporated, VISA USA, Inc., and American Express Company, respectively.

Insurance Proceeds relating to the Receivables, the other assets and interests constituting the Trust and the proceeds thereof pursuant to a Second Amended and Restated Pooling and Servicing Agreement dated as of October 20, 2006, as supplemented by any Supplement relating to a Series of Investor Certificates (the “Pooling and Servicing Agreement”), by and among BA Credit Card Funding, LLC, as Transferor, FIA Card Services, National Association (formerly known as MBNA America Bank, National Association), as Servicer, and The Bank of New York, as Trustee (the “Trustee”), a summary of certain of the pertinent provisions of which is set forth hereinbelow.

To the extent not defined herein, the capitalized terms used herein have the meanings assigned to them in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Holder by virtue of the acceptance hereof assents and by which the Holder is bound.

This Certificate has not been registered or qualified under the Securities Act of 1933, as amended, or any state securities law. No sale, transfer or other disposition of this Certificate shall be permitted other than in accordance with the provisions of Section 6.03, 6.09 or 7.02 of the Pooling and Servicing Agreement.

The Receivables consist of Principal Receivables which arise generally from the purchase of goods and services and of amounts advanced to cardholders as cash advances, and of Finance Charge Receivables which arise generally from Periodic Finance Charges and other fees and charges, as more fully specified in the Pooling and Servicing Agreement.

This Certificate is the Transferor Certificate (the “Certificate”), which represents an Undivided Interest in the Trust, including the right to receive the Collections and other amounts at the times and in the amounts specified in the Pooling and Servicing Agreement to be paid to the Holder of the Transferor Certificate. The aggregate interest represented by this Certificate in the Principal Receivables in the Trust shall not at any time exceed the Transferor Interest at such time. In addition to this Certificate, Series of Investor Certificates will be issued to investors pursuant to the Pooling and Servicing Agreement, each of which will represent an Undivided Interest in the Trust. This Certificate shall not represent any interest in the Investor Accounts, any Series Accounts or any Credit Enhancement, except to the extent provided in the Pooling and Servicing Agreement. The Transferor Interest on any date of determination will be an amount equal to the aggregate amount of Principal Receivables at the end of the day immediately prior to such date of determination minus the Aggregate Investor Interest at the end of such day.

The Servicer shall deposit all Collections in the Collection Account as promptly as possible after the Date of Processing of such Collections, but in no event later than the second Business Day following such Date of Processing (except as provided below and except as provided in any Supplement to the Pooling and Servicing Agreement). Unless otherwise stated in any Supplement, throughout the existence of the Trust, the Servicer shall allocate to the Holder of the Certificate an amount equal to the product of (A) the Transferor Percentage and (B) the aggregate amount of such Collections allocated to Principal Receivables and Finance Charge Receivables, respectively, in respect of each Monthly Period. Notwithstanding the first sentence of this paragraph, the Servicer need not deposit this amount or any other amounts so allocated to the Certificate pursuant to the Pooling and Servicing Agreement into the Collection Account and shall pay, or be deemed to pay, such amounts as collected to the Holder of the Certificate.

FIA Card Services, National Association, as Servicer, is entitled to receive as servicing compensation a monthly servicing fee. The portion of the servicing fee which will be allocable to the Holder of the Certificate pursuant to the Pooling and Servicing Agreement will be payable by the Holder of the Certificate and neither the Trust nor the Trustee or the Investor Certificateholders will have any obligations to pay such portion of the servicing fee.

This Certificate does not represent an obligation of, or any interest in, the Transferor or the Servicer, and neither the Certificates nor the Accounts or Receivables are insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency. This Certificate is limited in right of payment to certain Collections respecting the Receivables, all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

Upon the termination of the Trust pursuant to Section 12.01 of the Pooling and Servicing Agreement, the Trustee shall assign and convey to the Holder of the Certificate (without recourse, representation or warranty) all right, title and interest of the Trustee in the Receivables, whether then existing or thereafter created, all monies due or to become due with respect thereto (including all accrued interest theretofore posted as Finance Charge Receivables) and all proceeds thereof and Insurance Proceeds relating thereto and Interchange allocable to the Trust pursuant to any Supplement, except for amounts held by the Trustee pursuant to Section 12.03(b) of the Pooling and Servicing Agreement. The Trustee shall execute and deliver such instruments of transfer and assignment, in each case without recourse, as shall be reasonably requested by the Holder of the Certificate to vest in such Holder all right, title and interest which the Trustee had in the Receivables.

Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement, or be valid for any purpose.

This Certificate shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflict of law principles thereof.

IN WITNESS WHEREOF BA Credit Card Funding, LLC has caused this Certificate to be duly executed under its official seal.

By:
Authorized Officer

[SEAL]

Trustee’s Certificate of Authentication

CERTIFICATE OF AUTHENTICATION

This is the Transferor Certificate referred to in the within-mentioned Pooling and Servicing Agreement.

THE BANK OF NEW YORK,
as Trustee

By:
Authorized Officer

EXHIBIT B

FORM OF ASSIGNMENT OF RECEIVABLES IN ADDITIONAL ACCOUNTS

ASSIGNMENT No.              OF RECEIVABLES IN ADDITIONAL ACCOUNTS, dated as of                     ,                           (this “Assignment”), by and among FIA Card Services, National Association, a national banking association, as Servicer (the “Servicer”), BA CREDIT CARD FUNDING, LLC, a Delaware limited liability company (“Funding”), and THE BANK OF NEW YORK, a banking corporation organized and existing under the laws of the State of New York (the “Trustee”), pursuant to the Pooling and Servicing Agreement referred to below.

W I T N E S S E T H:

WHEREAS, Funding, the Servicer and the Trustee are parties to the Second Amended and Restated Pooling and Servicing Agreement, dated as of October 20, 2006 (hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the “Pooling and Servicing Agreement”);

WHEREAS, pursuant to the Pooling and Servicing Agreement, Funding wishes to designate Additional Accounts of Funding to be included as Accounts and to convey the Receivables of such Additional Accounts, whether now existing or hereafter created, to the Trustee as part of the corpus of the Trust (as each such term is defined in the Pooling and Servicing Agreement); and

WHEREAS, the Trustee is willing to accept such designation and conveyance subject to the terms and conditions hereof;

NOW, THEREFORE, Funding, the Servicer and the Trustee hereby agree as follows:

1. Defined Terms. All terms defined in the Pooling and Servicing Agreement and used herein shall have such defined meanings when used herein, unless otherwise defined herein.

“Addition Date” shall mean, with respect to the Additional Accounts designated hereby,                     ,             .

“Notice Date” shall mean, with respect to the Additional Accounts designated hereby,                     ,              (which shall be a date on or prior to the fifth Business Day prior to the Addition Date with respect to additions pursuant to subsection 2.06(a) of the Pooling and Servicing Agreement and the tenth Business Day prior to the Addition Date with respect to additions pursuant to subsection 2.06(b) of the Pooling and Servicing Agreement).

2. Designation of Additional Accounts. Funding shall deliver to the Trustee not later than five Business Days after the Addition Date, an Account Schedule containing a true and complete list of each MasterCard®, VISA® and American Express® account which as of the Addition Date shall be deemed to be an Additional Account, such accounts being identified by account number and by the amount of Receivables in such accounts as of the close of business on the Addition Date. Such list shall be delivered five Business Days after the date of this Agreement and shall be marked as Schedule 1 to this Assignment and, as of the Addition Date, shall be incorporated into and made a part of this Assignment and the Pooling and Servicing Agreement.

3. Conveyance of Receivables.

(a) Funding does hereby transfer, assign, set-over and otherwise convey to the Trustee for the benefit of the Certificateholders, without recourse on and after the Addition Date, all right, title and interest of Funding in and to the Receivables now existing and hereafter created in the Additional Accounts (including all related Transferred Accounts) designated hereby, all monies due or to become due with respect thereto (including all Finance Charge Receivables) all Interchange allocable to the Trust as provided in the Pooling and Servicing Agreement, and all proceeds of such Receivables, Insurance Proceeds and Recoveries relating to such Receivables and the proceeds thereof.

(b) In connection with such transfer, Funding agrees to record and file, at its own expense, a financing statement with respect to the Receivables now existing and hereafter created in the Additional Accounts designated hereby (which may be a single financing statement with respect to all such Receivables) for the transfer of accounts as defined in the Delaware UCC meeting the requirements of applicable state law in such manner and such jurisdictions as are necessary to perfect the assignment of such Receivables to the Trustee, and to deliver a file-stamped copy of such financing statement or other evidence of such filing (which may, for purposes of this Section 3, consist of telephone confirmation of such filing) to the Trustee on or prior to the date of this Agreement.

(c) In connection with such transfer, Funding further agrees, at its own expense, on or prior to the date of this Assignment to indicate in its books and records (including the appropriate computer files) that Receivables created in connection with the Additional Accounts designated hereby and the related Trust assets have been transferred to the Trustee pursuant to this Assignment for the benefit of the Certificateholders.

(d) In connection with such transfer, the Servicer, as Account Owner, agrees to identify the Additional Accounts in the Pool Index File with the designation “1994-MT”.

(e) The parties hereto intend that each transfer of Receivables and other property pursuant to this Assignment constitute a sale, and not a secured borrowing, for accounting purposes. If, and to the extent that, notwithstanding such intent the transfer pursuant to this Assignment is not deemed to be a sale, the Transferor shall be deemed hereunder to have granted and does hereby grant to the Trustee a first priority perfected security interest in all of the Transferor’s right, title and interest in, to and under the Receivables now existing and hereafter created in the Additional Accounts designated hereby, all moneys due or to become due with respect thereto (including all Finance Charge Receivables) and all proceeds of such Receivables, all Insurance Proceeds and Recoveries relating to such Receivables and the proceeds thereof, and this Assignment shall constitute a security agreement under applicable law.

4. Acceptance by Trustee. The Trustee hereby acknowledges its acceptance on behalf of the Trust for the benefit of the Certificateholders of all right, title and interest previously held by Funding in and to the Receivables now existing and hereafter created, and declares that it shall maintain such right, title and interest, upon the Trust herein set forth, for the benefit of all Certificateholders.

5. Representations and Warranties of Funding. Funding hereby represents and warrants to the Trustee as of the Addition Date:

(a) Legal Valid and Binding Obligation. This Assignment constitutes a legal, valid and binding obligation of Funding enforceable against Funding in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and the rights of creditors in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

(b) Eligibility of Accounts and Receivables. Each Additional Account designated hereby is an Eligible Account and each Receivable in such Additional Account is an Eligible Receivable.

(c) Selection Procedures. No selection procedures believed by Funding to be materially adverse to the interests of the Investor Certificateholders were utilized in selecting the Additional Accounts designated hereby from the available Eligible Accounts.

(d) Insolvency. Funding is not insolvent and, after giving effect to the conveyance set forth in Section 3 of this Assignment, will not be insolvent.

(e) Security Interest. This Assignment constitutes either: (i) a valid sale to the Trustee of the Receivables in the Additional Accounts or (ii) a grant of a security interest in favor of the Trustee in the Receivables in the Additional Accounts, and that sale or security interest is perfected under the Delaware UCC.

(f) Additional Representations and Warranties of Funding. Funding, as Transferor, hereby makes the following additional representations and warranties. Such representations and warranties shall survive until the termination of the Pooling and Servicing Agreement. Such representations and warranties speak as of the date that the Collateral (as defined below) is transferred to the Trustee but shall not be waived by any of the parties to this Assignment unless each Rating Agency shall have notified Funding, the Servicer and the Trustee in writing that such waiver will not result in a reduction or withdrawal of the rating of any outstanding Series or Class to which it is a Rating Agency.

(i) This Assignment creates a valid and continuing security interest (as defined in the Delaware UCC) in favor of the Trustee in the Receivables described in Section 3(a) hereof (the “Collateral”), which security interest is prior to all other liens, and is enforceable as such as against creditors of and purchasers from Funding.

(ii) The Collateral constitutes “accounts” within the meaning of the Delaware UCC.

(iii) At the time of the transfer and assignment of the Collateral to the Trustee pursuant to this Assignment, Funding owned and had good and marketable title to such Collateral free and clear of any lien, claim or encumbrance of any Person.

(iv) Funding has caused or will have caused, within ten days of the initial execution of this Assignment, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the related Collateral granted to the Trustee pursuant to this Assignment.

(v) Other than the security interest granted to the Trustee pursuant to this Assignment, Funding has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed the Collateral. Funding has not authorized the filing of and is not aware of any financing statements against Funding that include a description of the Collateral other than any financing statement relating to the security interest granted to the Trustee pursuant to this Assignment or that has been terminated. Funding is not aware of any judgment or tax lien filings against Funding.

6. Conditions Precedent. The acceptance by the Trustee set forth in Section 4 and the amendment of the Pooling and Servicing Agreement set forth in Section 7 are subject to the satisfaction, on or prior to the Addition Date, of the following conditions precedent:

(a) Officer’s Certificate. Funding shall have delivered to the Trustee a certificate of a Vice President or more senior officer substantially in the form of Schedule 2 hereto, certifying that (i) all requirements set forth in Section 2.06 of the Pooling and Servicing Agreement for designating Additional Accounts and conveying the Principal Receivables of such Account, whether now existing or hereafter created, have been satisfied and (ii) each of the representations and warranties made by Funding in Section 5 is true and correct as of the Addition Date. The Trustee may conclusively rely on such Officer’s Certificate, shall have no duty to make inquiries with regard to the matters set forth therein, and shall incur no liability in so relying.

(b) Opinion of Counsel. Funding shall have delivered to the Trustee an Opinion of Counsel with respect to the Additional Accounts designated hereby substantially in the form of Exhibit E to the Pooling and Servicing Agreement.

(c) Additional Information. Funding shall have delivered to the Trustee such information as was reasonably requested by the Trustee to satisfy itself as to the accuracy of the representation and warranty set forth in subsection 5(d) to this Assignment.

7. Amendment of the Pooling and Servicing Agreement. The Pooling and Servicing Agreement is hereby amended to provide that all references therein to the “Pooling and Servicing Agreement,” to “this Agreement” and “herein” shall be deemed from and after the Addition Date to be a dual reference to the Pooling and Servicing Agreement as supplemented by this Assignment. Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions to the Pooling and Servicing Agreement shall remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with its terms and except as expressly provided herein shall not constitute or be deemed to constitute a waiver of compliance with or a consent to noncompliance with any term or provisions of the Pooling and Servicing Agreement.

8. Counterparts. This Assignment may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

9. Governing Law. This Assignment shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflict of laws. The parties hereto declare that it is their intention that this Assignment shall be regarded as made under the laws of the State of Delaware and that the laws of said State shall be applied in interpreting its provisions in all cases where legal interpretation shall be required. Each of the parties hereto agrees (a) that this Assignment involves at least $100,000.00, and (b) that this Assignment has been entered into by the parties hereto in express reliance upon 6 DEL. C. § 2708. Each of the parties hereto hereby irrevocably and unconditionally agrees (a) to be subject to the jurisdiction of the courts of the State of Delaware and of the federal courts sitting in the State of Delaware, and (b)(1) to the extent such party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such party’s agent for acceptance of legal process, and (2) that, to the fullest extent permitted by applicable law, service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service, and that service made pursuant to (b)(1) or (2) above shall, to the fullest extent permitted by applicable law, have the same legal force and effect as if served upon such party personally within the State of Delaware.

IN WITNESS WHEREOF, the undersigned have caused this Assignment of Receivables in Additional Accounts to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

FIA CARD SERVICES, NATIONAL ASSOCIATION

By:
Name:
Title:

BA CREDIT CARD FUNDING, LLC

By:
Name:
Title:

THE BANK OF NEW YORK, as Trustee

By:
Name:
Title:

Schedule 1

to Assignment of

Receivables in

Additional Accounts

ADDITIONAL ACCOUNTS

Schedule 2

to Assignment of

Receivables in

Additional Accounts

BA Credit Card Funding, LLC

BA Master Credit Card Trust II

Officer’s Certificate

                                    , a duly authorized officer of BA Credit Card Funding, LLC, a Delaware limited liability company (“Funding”), hereby certifies and acknowledges on behalf of Funding that to the best of his knowledge the following statements are true on                     ,         , (the “Addition Date”), and acknowledges on behalf of Funding that this Officer’s Certificate will be relied upon by The Bank of New York as Trustee (the “Trustee”) of the BA Master Credit Card Trust II in connection with the Trustee entering into Assignment No.          of Receivables in Additional Accounts, dated as of the Addition Date (the “Assignment”), by and among FIA Card Services, National Association, a national banking association, as Servicer (the “Servicer”) Funding and the Trustee, in connection with the Second Amended and Restated Pooling and Servicing Agreement, dated as of October 20, 2006, as heretofore supplemented and amended (the “Pooling and Servicing Agreement”) pursuant to which Funding, as Transferor, the Servicer, and the Trustee are parties. The undersigned hereby certifies and acknowledges on behalf of Funding that:

(a) On or prior to the Addition Date, Funding has delivered to the Trustee the Assignment (including an acceptance by the Trustee on behalf of the Trust for the benefit of the Investor Certificateholders) and Funding has indicated in its computer files that the Receivables created in connection with the Additional Accounts have been transferred to the Trustee and within five Business Days after the Addition Date Funding shall deliver to the Trustee an Account Schedule containing a true and complete list of all Additional Accounts identified by account number and the aggregate amount of the Receivables in such Additional Accounts as of the Addition Date, which Account Schedule shall be as of the date of such Assignment, incorporated into and made a part of such Assignment and the Pooling and Servicing Agreement.

(b) Legal, Valid and Binding Obligation. The Assignment constitutes a legal, valid and binding obligation of Funding, enforceable against Funding in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and the rights of creditors in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

(c) Eligibility of Accounts. Each Additional Account designated pursuant to the Assignment is an Eligible Account and each Receivable in such Additional Account is an Eligible Receivable.

(d) Selection Procedures. No selection procedures believed by Funding to be materially adverse to the interests of the Investor Certificateholders were utilized in selecting the Additional Accounts designated hereby from the available Eligible Accounts.

(e) Insolvency. Funding is not insolvent and, after giving effect to the conveyance set forth in Section 3 of the Assignment, will not be insolvent.

(f) Security Interest. This Assignment constitutes either: (i) a valid sale to the Trustee of the Receivables in the Additional Accounts; or (ii) a grant of a security interest in favor of the Trustee in the Receivables in the Additional Accounts, and that sale or security interest is perfected under the Delaware UCC.

(g) Requirements of Pooling and Servicing Agreement. All requirements set forth in Section 2.06 of the Pooling and Servicing Agreement for designating Additional Accounts and conveying the Principal Receivables of such Accounts, whether now existing or hereafter created, have been satisfied.

Initially capitalized terms used herein and not otherwise defined are used as defined in the Pooling and Servicing Agreement.

IN WITNESS WHEREOF, I have hereunto set my hand this          day of                     ,         .

BA Credit Card Funding, LLC

By:
Name:
Title:

EXHIBIT C

FORM OF MONTHLY SERVICER’S CERTIFICATE

BA CREDIT CARD FUNDING, LLC

BA MASTER CREDIT CARD TRUST II

1.	Capitalized terms used in this Certificate have their respective meanings set forth in the Pooling and Servicing Agreement; provided, that the “preceding Monthly Period” shall mean the Monthly Period immediately preceding the calendar month in which this Certificate is delivered. This Certificate is delivered pursuant to subsection 3.04(b) of the Pooling and Servicing Agreement. References herein to certain sections and subsections are references to the respective sections and subsections of the Pooling and Servicing Agreement.

2.	FIA is Servicer under the Pooling and Servicing Agreement.

3.	The undersigned is a Servicing Officer.

4.	The date of this Certificate is a Determination Date under the Pooling and Servicing Agreement.

5.	The aggregate amount of Collections processed during the preceding Monthly Period was equal to (excluding [Annual Membership Fees and] Interchange)	$

6.	The Aggregate Investor Percentage of Receivables processed by the Servicer during the preceding Monthly Period was equal to	$

7.	The Aggregate Investor Percentage of Collections of Finance Charge Receivables processed by the Servicer during the preceding Monthly Period was equal to (excluding [Annual Membership Fees and] Interchange)	$

8.	The aggregate amount of Receivables processed by the Servicer as of the end of the last day of the preceding Monthly Period	$

9.	Of the balance on deposit in the Finance Charge Account, the amount attributable to the Aggregate Investor Percentage of Collections processed by the Servicer during the preceding Monthly Period	$

10.	Of the balance on deposit in the Principal Account, the amount attributable to the Aggregate Investor Percentage of Collections processed by the Servicer during the preceding Monthly Period	$

11.	The aggregate amount, if any, of withdrawals, drawings or payments under any Credit Enhancement, if any, required to be made with respect to any Series outstanding for the preceding Monthly Period	$

12.	The Aggregate Investor Percentage of Collections of Principal Receivables processed by the Servicer during the current month is equal to	$

13.	The aggregate amount of Interchange to be deposited in the Finance Charge Account on the Transfer Date of the current month is equal to	$

14.	The aggregate amount of all sums payable to the Investor Certificateholder of each Series on the succeeding Distribution Date with respect to Certificate Principal	$

15.	The aggregate amount of all sums payable to the Investor Certificateholder of each Series on the succeeding Distribution Date with respect to Certificate Interest	$

16.	To the knowledge of the undersigned, there are no Liens on any Receivables in the Trust except as described below:

[If applicable, insert “None.”]

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this certificate this          day of                     ,         .

FIA CARD SERVICES, NATIONAL ASSOCIATION, Servicer

By:
Name:
Title:

Schedule to Monthly

Servicer’s Certificate*

BA CREDIT CARD FUNDING, LLC

BA MASTER CREDIT CARD TRUST II

*	A separate schedule is to be attached for each Series, with appropriate changes and additions to reflect the specifics of the related Series Supplement.

EXHIBIT D

FORM OF ANNUAL SERVICER’S CERTIFICATE

BA CREDIT CARD FUNDING, LLC

BA MASTER CREDIT CARD TRUST II

The undersigned, a duly authorized representative of FIA Card Services, National Association (formerly known as MBNA America Bank, National Association) (“FIA”), as Servicer pursuant to the Second Amended and Restated Pooling and Servicing Agreement dated as of June 10, 2006 (the “Pooling and Servicing Agreement”) by and among FIA, as Servicer, BA Credit Card Funding, LLC, as Transferor, and The Bank of New York, as trustee (the “Trustee”) does hereby certify that:

1. FIA is Servicer under the Pooling and Servicing Agreement.

2. The undersigned is duly authorized pursuant to the Pooling and Servicing Agreement to execute and deliver this Certificate to the Trustee.

3. This Certificate is delivered pursuant to Section 3.05 of the Pooling and Servicing Agreement.

4. A review of the activities of the Servicer’s activities during [the period from the Closing date until] [the twelve-month period ended] June 30,          and of its performance under the Pooling and Servicing Agreement has been conducted under my supervision.

5. To the best of my knowledge, based on such review, the Servicer has fulfilled all its obligations under the Pooling and Servicing Agreement in all material respects throughout such period [and no default in the performance of such obligations has occurred or is continuing except as set forth in paragraph 6 below].

6. [The following is a description of each default in the performance of the Servicer’s obligations under the provisions of the Pooling and Servicing Agreement, including any Supplement, known to the undersigned to have been made during such period which sets forth in detail (i) the nature of each such default, (ii) the action taken by the Servicer, if any, to remedy each such default and (iii) the current status of each such default:

[If applicable, insert “None.”]]

D-1

IN WITNESS WHEREOF, the undersigned has duly executed this certificate this          day of                     ,         .

Name:
Title:

D-2

EXHIBIT E

FORM OF OPINION OF COUNSEL REGARDING ADDITIONAL ACCOUNTS

PROVISIONS TO BE INCLUDED IN OPINION OF COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 2.06(c)(vi)

OF THE AMENDED AND RESTATED POOLING AND SERVICING AGREEMENT

The opinions set forth below may be subject to certain qualifications, assumptions, limitations and exceptions taken or made in the opinion of Transferor’s counsel with respect to similar matters delivered on the Closing Date.

1. The Assignment has been duly authorized, executed and delivered by the Transferor and constitutes the legal, valid and binding agreement of the Transferor, enforceable against the Transferor in accordance with its terms subject to (A) the effect of bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation and other similar laws relating to or affecting the rights and remedies of creditors generally, and (B) the application of principles of equity (regardless of whether considered and applied in a proceeding in equity or at law).

2. The financing statement(s) referred to in such opinion (the “Financing Statement”) is in an appropriate form for filing in the State of Delaware (the “State”) and has been duly filed in the appropriate filing office in the State and the fees and document taxes, if any, payable in connection with the said filing of the Financing Statement have been paid in full.

3. If the Assignment does not constitute a sale of the Receivables in the Additional Accounts designated by the Assignment, (A) the Pooling and Servicing Agreement creates a valid security interest (as defined in the Uniform Commercial Code of the State (the “UCC”)) in favor of the Trustee for the benefit of the Investor Certificateholders in such Receivables, (B) the security interest created under the Pooling and Servicing Agreement by the conveyance of the Receivables in Additional Accounts designated by the Assignment and in the proceeds thereof (as defined in the UCC), is a first priority perfected security interest in and against such Receivables now existing and hereafter created in the Additional Accounts designated by the Assignment and all monies due or to become due with respect thereto, including proceeds thereof, and (C) such perfection and priority of the Trustee for the benefit of the Investor Certificateholders in such Receivables, and the proceeds thereof, would not be affected by an increase or decrease in the relative interests in the Receivables in the Additional Accounts designated by the Assignment of the holder of the Transferor Certificate and of the Investor Certificateholders.

In connection with the opinion set forth in this paragraph 3 relating to the priority of security interests, such counsel may express no opinion as to the priority of any security interest over (i) any lien, claim or other interest that arises by operation of law or does not require any filing with the Secretary of State of the State in order to take priority over any security interest which is perfected by filing with the Secretary of State of the State, and (ii) any claim or lien in favor of any government or any agency or instrumentality thereof.

4. If the Assignment constitutes a sale of the Receivables in the Additional Accounts designated by the Assignment, based upon a certificate of an officer of the Transferor that (i) the Transferor originated the Receivables in the Additional Accounts designated by the Assignment, (ii) the Transferor has not transferred any interest in or caused any Lien to be imposed upon the Receivables in the Additional Accounts designated by the Assignment, and (iii) the Transferor will originate all Receivables to be subsequently created in the Additional Accounts designated by the Assignment, then (A) the Trustee has acquired, or will acquire in the case of the Receivables hereafter created in Additional Accounts designated by the Assignment, all right, title and interest of the Transferor in and to the Receivables now existing and hereafter created in Additional Accounts designated by the Assignment, and all proceeds thereof (as defined in the UCC), and (B) such property will be held by the Trustee free and clear of any Lien or interest of any Person claiming through or under the Transferor, and the Trustee owns such Receivables in the Additional Accounts designated by the Assignment and the proceeds thereof free of any lien or interest, in each case, except for (x) Liens permitted under subsection 2.05(b) of the Pooling and Servicing Agreement, (y) the interest of the holder of the Transferor Certificate, and (z) the Transferor’s right to receive interest accruing on, and investment earnings in respect of, the Finance Charge Account and the Principal Account [or any Series Account] as provided in the Pooling and Servicing Agreement.

In addition, in connection with the opinions set forth in paragraph 3 and this paragraph 4, no opinion is expressed herein with respect to Receivables or the proceeds thereof other than the Receivables in the Additional Accounts designated by the Assignment and the proceeds thereof, or with respect to the perfection or priority of security interests in the proceeds of, or Insurance Proceeds relating to, the Receivables in the Additional Accounts designated by the Assignment, except to the extent such proceeds (as defined in the UCC) consist of amounts held by the Transferor in accordance with the terms of the Pooling and Servicing Agreement for less than twenty days following receipt of such proceeds by the Transferor, and except to the extent that such proceeds consist of either (i) amounts held in an Investor Account [or a Series Account] maintained by the Trustee in the name of the Trust in accordance with the terms of the Pooling and Servicing Agreement, or (ii) Permitted Investments held by or on behalf of the Trustee in accordance with the terms of the Pooling and Servicing Agreement and any Supplement. Further, in connection with the opinions set forth in paragraph 3 and this paragraph 4, no opinion is expressed with respect to the perfection or priority of security interests in the proceeds of, or Insurance Proceeds relating to, the Receivables in the Additional Accounts designated by the Assignment until such proceeds are deposited in the Collection Account in accordance with the terms of the Pooling and Servicing Agreement. Amounts that are payments by or on behalf of Obligors in respect of the Receivables, and held in the Collection Account or in an Investor Account or invested in Permitted Investments, and maintained or held in accordance with the terms of the Pooling and Servicing Agreement, are “proceeds” of Receivables within the meaning of Section 9-102(a)(64) of the UCC.

With respect to the opinions expressed in paragraph 3 and this paragraph 4, we note that the effectiveness of the Financing Statement will terminate (i) unless appropriate continuation statements are filed within the period of six months prior to the expiration of five year anniversary dates from the date of the original filing of the Financing Statement, (ii) if the Transferor changes its name, identity or corporate structure, unless new appropriate financing statements or amendments indicating the new name, identity or corporate structure of the Transferor are properly filed before the expiration of four months after the Transferor changes its name, identity or corporate structure, and (iii) four months after the Transferor changes its location to a jurisdiction outside the State, unless such security interest is perfected in such new jurisdiction within such time. Other than as discussed in this paragraph, no action is required to maintain the perfection, as described in paragraph 3 and this paragraph 4, of the interests of the Trustee on behalf of the Investor Certificateholders in the Receivables in the Additional Accounts designated by the Assignment and the proceeds thereof (as defined in the UCC).

The opinions expressed in paragraph 3 and this paragraph 4 are limited to the interests of the Investor Certificateholders under the Pooling and Servicing Agreement and the related Supplement. In connection with paragraph 3 and this paragraph 4, we express no opinion as to the interests of the Transferor under the Pooling and Servicing Agreement or any Supplement. The opinions expressed in paragraph 3 and this paragraph 4 are subject to the interests of the Transferor or the holder of the Transferor Certificate arising under the Pooling and Servicing Agreement, which interests of the Transferor will not detract from the interest and priority of the interest held by the Trustee for the benefit of the Investor Certificateholders.

5. In the course of such counsel’s representation of the Transferor in connection with the matter to which this opinion relates, and without independent investigation, under the laws of the State, such counsel has not become aware of any right, lien or interest which has been asserted against the Receivables in the Additional Accounts designated by the Assignment and the proceeds thereof, other than under the Pooling and Servicing Agreement.

EXHIBIT F

FORM OF ANNUAL OPINION OF COUNSEL

The opinions set forth below, which are to be delivered pursuant to subsection 13.02(d)(ii) of the Pooling and Servicing Agreement, may be subject to certain qualifications, assumptions, limitations and exceptions taken or made in the opinion of counsel to the Transferor with respect to similar matters delivered on the Closing Date.

1. The financing statement is in an appropriate form for filing in the State of Delaware (the “State”) and has been duly filed in the appropriate filing office in the State and the fees and document taxes, if any, payable in connection with the said filing of the financing statement have been paid in full.

2. If the Pooling and Servicing Agreement does not constitute a sale of the Receivables, (A) the Pooling and Servicing Agreement creates a security interest (as defined in the Uniform Commercial Code as in effect in the State (the “UCC”)) in favor of the Trustee, (B) the security interest created under the Pooling and Servicing Agreement by the conveyance of the Receivables (other than Receivables in Additional Accounts) and in the proceeds thereof (as defined in the UCC), is a first priority perfected security interest in and against such Receivables and proceeds, and (C) changes under the Pooling and Servicing Agreement in the percentage of the Receivables and the proceeds thereof securing the Investor Certificates will not affect the said perfection and priority.

In connection with the opinion set forth in paragraph 2 relating to the priority of security interests, no opinion need be expressed as the priority of any security interest over (i) any lien, claim or other interest that arises by operation of law or does not require any filing with the Secretary of State of the State in order to take priority over any security interest which is perfected by filing with the Secretary of State of the State, and (ii) any claim or lien in favor of any government or any agency or instrumentality thereof.

3. If the Pooling and Servicing Agreement constitutes a sale of the Receivables, (A) the Trustee has acquired, or will acquire in the case of the Receivables hereafter created (other than Receivables in Additional Accounts), all right, title and interest of the Transferor in and to the Receivables now existing and hereafter created (other than Receivables in Additional Accounts), and all proceeds thereof (as defined in the UCC), and (B) such property will be held by the Trustee free and clear of any lien or interest of any Person claiming through or under the Transferor, and the Trustee owns such Receivables and the proceeds thereof free of any lien or interest, in each case, except for (x) Liens permitted under subsection 2.05(b) of the Pooling and Servicing Agreement, (y) the interest of the holder of the Transferor Certificate, and (z) the Transferor’s right to receive interest accruing on, and investment earnings in respect of, the Finance Charge Account and the Principal Account [or any Series Account] as provided in the Pooling and Servicing Agreement. The opinion with respect to Receivables and proceeds thereof hereafter created which do not arise from the sale of goods or the rendering of services may be qualified in its entirety by the qualifications set forth in the opinion of counsel rendered on the Closing Date.

In addition, in connection with the opinions set forth in paragraph 2 and this paragraph 3, no opinion is expressed herein with respect to Receivables in Additional Accounts or the proceeds thereof, or with respect to the perfection or priority of security interests in the proceeds of, or Insurance Proceeds relating to, the Receivables, except to the extent such proceeds (as defined in the UCC) consist of amounts held by the Transferor in accordance with the terms of the Pooling and Servicing Agreement for less than twenty days following receipt of such proceeds by the Transferor, and except to the extent that such proceeds consist of either (i) amounts held in an Investor Account [or a Series Account] maintained by the Trustee in the name of the Trust in accordance with the terms of the Pooling and Servicing Agreement and any Supplement or (ii) Permitted Investments held by or on behalf of the Trustee in accordance with the terms of the Pooling and Servicing Agreement and any Supplement. Further, in connection with the opinions set forth in paragraph 2 and this paragraph 3, no opinion is expressed with respect to the perfection or priority of security interests in the proceeds of, or Insurance Proceeds relating to, the Receivables until such proceeds are deposited in the Collection Account in accordance with the terms of the Pooling and Servicing Agreement. Amounts that are payments by or on behalf of Obligors in respect of the Receivables, and held in the Collection Account, an Investor Account or a Series Account or invested in Permitted Investments, and maintained or held in accordance with the terms of the Pooling and Servicing Agreement and any Supplement, are “proceeds” of Receivables within the meaning of Section 9-102(a)(64) of the UCC (such counsel may note, however, that, subject to the discussion elsewhere in this paragraph 3, the UCC does not apply to the sale of general intangibles or proceeds thereof).

Further, in connection with the opinions set forth in paragraph 2 and this paragraph 3, no opinion is expressed concerning (i) Interchange and the proceeds (as defined in the UCC) relating to Interchange, (ii) Receivables and the proceeds (as defined in the UCC) thereof in Defaulted Accounts or Zero Balance Accounts, (iii) Receivables that have been charged-off as uncollectible and the proceeds (as defined in the UCC) of such Receivables, including recoveries, or (iv) Receivables and the proceeds (as defined in the UCC) thereof that are removed from the Trust and reassigned to the Transferor pursuant to the Pooling and Servicing Agreement.

With respect to the opinions expressed in paragraph 2 and this paragraph 3, we note that the effectiveness of the financing statement will terminate (i) unless appropriate continuation statements are filed within the period of six months prior to the expiration of five year anniversary dates from the date of the original filing of the financing statement, (ii) if the Transferor changes its name, identity or corporate structure, unless new appropriate financing statements or amendments indicating the new name, identity or corporate structure of the Transferor are properly filed before the expiration of four months after the Transferor changes its name, identity or corporate structure, and (iii) four months after the Transferor changes its location to a jurisdiction outside the State, unless such security interest is perfected in such new jurisdiction within such time. Other than as discussed in this paragraph and compliance with the Pooling and Servicing Agreement, no action is required to maintain the perfection, as described in paragraph 2 and this paragraph 3, of the interests of the Trustee on behalf of the Investor Certificateholders in the Receivables (other than Receivables in Additional Accounts) and the proceeds thereof (as defined in the UCC). We note that the provisions of Section 13.02 of the Pooling and Servicing Agreement require the Transferor to give certain notices and to take certain actions upon the occurrence of certain events discussed in this paragraph so as to preserve and protect the right, title and interest of the Trustee under the Pooling and Servicing Agreement to all property comprising the Trust.

The opinions expressed in paragraph 2 and this paragraph 3 are limited to the interests of the Investor Certificateholders under the Pooling and Servicing Agreement. In connection with paragraph 2 and this paragraph 3, we express no opinion as to the interests of the Transferor or the holder of the Transferor Certificate under the Pooling and Servicing Agreement. The opinions expressed in paragraph 2 and this paragraph 3 are subject to the interests of the Transferor arising under the Pooling and Servicing Agreement, which interests of the Transferor will not detract from the interest and priority of the interest held by the Trustee for the benefit of the Investor Certificateholders.

[4. Except for the financing statement referenced above, no other financing statement covering the Accounts (other than Receivables in Additional Accounts) or the Trustee’s interest in the Accounts (other than Receivables in Additional Accounts) is on file in the office of the Secretary of State of the State (Uniform Commercial Code Division).]

[5. In the course of such counsel acting as special counsel to the Transferor in connection with the matter to which this opinion relates, and without independent investigation, under the laws of the State, such counsel has not become aware of any right, lien or interest which has been asserted against the Receivables and the proceeds thereof, other than under the Pooling and Servicing Agreement.]

EXHIBIT G

FORM OF REASSIGNMENT OF RECEIVABLES

REASSIGNMENT NO.              OF RECEIVABLES, dated as of                     ,              (this “Reassignment”), by and among FIA CARD SERVICES, NATIONAL ASSOCIATION, a national banking association, as Servicer (the “Servicer”), BA CREDIT CARD FUNDING, LLC, a Delaware limited liability company (“Funding”), and THE BANK OF NEW YORK, a banking corporation organized under the laws of the State of New York (the “Trustee”) pursuant to the Pooling and Servicing Agreement referred to below.

W I T N E S S E T H:

WHEREAS, Funding, the Servicer, and the Trustee are parties to the Second Amended and Restated Pooling and Servicing Agreement, dated as of October 20, 2006 (hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the “Pooling and Servicing Agreement”);

WHEREAS, pursuant to the Pooling and Servicing Agreement, Funding wishes remove all Receivables from certain designated Accounts of Funding (the “Removed Accounts”) and to cause the Trustee to reconvey the Receivables of such Removed Accounts, whether now existing or hereafter created, from the Trustee to Funding (as each such term is defined in the Pooling and Servicing Agreement); and

WHEREAS, the Trustee is willing to accept such designation and to reconvey the Receivables in the Removed Accounts subject to the terms and conditions hereof;

NOW, THEREFORE, Funding and the Trustee hereby agree as follows:

1. Defined Terms. All terms defined in the Pooling and Servicing Agreement and used herein shall have such defined meanings when used herein, unless otherwise defined herein.

“Removal Date” shall mean, with respect to the Removed Accounts designated hereby,                     ,             .

“Removal Notice Date” shall mean, with respect to the Removed Accounts designated hereby,                     ,              (which shall be a date on or prior to the fifth Business Day prior to the Removal Date).

2. Designation of Removed Accounts. Funding shall deliver to the Trustee, not later than five Business Days after the Removal Date, a computer file or microfiche list containing a true and complete list of each MasterCard®, VISA® and American Express® account which as of the Removal Date shall be deemed to be a Removed Account, such accounts being identified by account number and by the aggregate amount of Receivables in such accounts as of the close of business on the Removal Date. Such list shall be marked as Schedule 1 to this Reassignment and shall be incorporated into and made a part of this Reassignment and the Pooling and Servicing Agreement as of the Removal Date.

3. Conveyance of Receivables.

(a) The Trustee does hereby reconvey to Funding, without recourse on and after the Removal Date, all right, title and interest of the Trustee in and to the Receivables now existing and hereafter created in the Removed Accounts designated hereby, all monies due or to become due with respect thereto (including all Finance Charge Receivables), all proceeds (as defined in the Delaware UCC) of such Receivables, Insurance Proceeds relating to such Receivables and the proceeds thereof.

(b) In connection with such transfer, the Trustee agrees to authorize and deliver to Funding on or prior to the date of this Reassignment, a termination statement with respect to the Receivables now existing and hereafter created in the Removed Accounts designated hereby (which may be a single termination statement with respect to all such Receivables) evidencing the release by the Trustee of its Lien on the Receivables in the Removed Accounts, and meeting the requirements of applicable state law, in such manner and such jurisdictions as are necessary to remove such Lien.

4. Representations and Warranties of Funding. Funding hereby represents and warrants to the Trust as of the Removal Date:

(a) Legal Valid and Binding Obligation. This Reassignment constitutes a legal, valid and binding obligation of Funding enforceable against Funding in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

(b) Selection Procedures. No selection procedures believed by Funding to be materially adverse to the interests of the Investor Certificateholders were utilized in selecting the Removed Accounts designated hereby.

5. Conditions Precedent. The amendment of the Pooling and Servicing Agreement set forth in Section 6 hereof is subject to the satisfaction, on or prior to the Removal Date, of the following condition precedent:

Funding shall have delivered to the Trustee an Officer’s Certificate certifying that (i) as of the Removal Date, all requirements set forth in Section 2.07 of the Pooling and Servicing Agreement for designating Removed Accounts and reconveying the Receivables of such Removed Accounts, whether now existing or hereafter created, have been satisfied, and (ii) each of the representations and warranties made by Funding in Section 4 hereof is true and correct as of the Removal Date. The Trustee may conclusively rely on such Officer’s Certificate, shall have no duty to make inquiries with regard to the matters set forth therein, and shall incur no liability in so relying.

6. Amendment of the Pooling and Servicing Agreement. The Pooling and Servicing Agreement is hereby amended to provide that all references therein to the “Pooling and Servicing Agreement,” to “this Agreement” and “herein” shall be deemed from and after the Removal Date to be a dual reference to the Pooling and Servicing Agreement as supplemented by this Reassignment. Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions to the Pooling and Servicing Agreement shall remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with its terms and except as expressly provided herein shall not constitute or be deemed to constitute a waiver of compliance with or a consent to non-compliance with any term or provision of the Pooling and Servicing Agreement.

7. Counterparts. This Reassignment may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

8. Governing Law. This Reassignment shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflict of laws. The parties hereto declare that it is their intention that this Reassignment shall be regarded as made under the laws of the State of Delaware and that the laws of said State shall be applied in interpreting its provisions in all cases where legal interpretation shall be required. Each of the parties hereto agrees (a) that this Reassignment involves at least $100,000.00, and (b) that this Reassignment has been entered into by the parties hereto in express reliance upon 6 DEL. C. § 2708. Each of the parties hereto hereby irrevocably and unconditionally agrees (a) to be subject to the jurisdiction of the courts of the State of Delaware and of the federal courts sitting in the State of Delaware, and (b)(1) to the extent such party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such party’s agent for acceptance of legal process, and (2) that, to the fullest extent permitted by applicable law, service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service, and that service made pursuant to (b)(1) or (2) above shall, to the fullest extent permitted by applicable law, have the same legal force and effect as if served upon such party personally within the State of Delaware.

IN WITNESS WHEREOF, the undersigned have caused this Reassignment of Receivables to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

BA CREDIT CARD FUNDING, LLC

By:
Name:
Title:

THE BANK OF NEW YORK, as Trustee

By:
Name:
Title:

Schedule 1

to Reassignment

of Receivables

REMOVED ACCOUNTS

EXHIBIT H

FORM OF RECONVEYANCE OF RECEIVABLES

RECONVEYANCE OF RECEIVABLES, dated as of                                  ,              (this “Reconveyance”), by and among FIA Card Services, National Association, a national banking association, as Servicer (the “Servicer”), BA Credit Card Funding, LLC, a Delaware limited liability company (the “Transferor”), and The Bank of New York, a banking corporation organized and existing under the laws of New York (the “Trustee”) pursuant to the Pooling and Servicing Agreement referred to below.

W I T N E S S E T H:

WHEREAS, the Transferor, the Servicer, and the Trustee are parties to the Second Amended and Restated Pooling and Servicing Agreement dated as of October 20, 2006 (hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the “Pooling and Servicing Agreement”);

WHEREAS, pursuant to the Pooling and Servicing Agreement, the Transferor wishes to cause the Trustee to reconvey all of the Receivables and proceeds thereof, whether now existing or hereafter created, from the Trust to the Transferor pursuant to the terms of Section 12.04 of the Pooling and Servicing Agreement upon termination of the Trust pursuant to subsection 12.01(a) of the Pooling and Servicing Agreement (as each such term is defined in the Pooling and Servicing Agreement);

WHEREAS, the Trustee is willing to reconvey Receivables subject to the terms and conditions hereof;

NOW, THEREFORE, the Transferor and the Trustee hereby agree as follows:

1. Defined Terms. All terms defined in the Pooling and Servicing Agreement and used herein shall have such defined meanings when used herein, unless otherwise defined herein.

“Reconveyance Date” shall mean                     ,             .

2. Return of Lists of Accounts. The Trustee shall deliver to the Transferor, not later than three Business Days after the Reconveyance Date, each and every computer file or microfiche list of Accounts delivered to the Trustee pursuant to the terms of the Pooling and Servicing Agreement.

3. Conveyance of Receivables. (a) The Trustee does hereby reconvey to the Transferor, without recourse, on and after the Reconveyance Date, all right, title and interest of the

Trust in and to each and every Receivable now existing and hereafter created in the Accounts, all monies due or to become due with respect thereto (including all Finance Charge Receivables), all proceeds (as defined in the Delaware UCC) of such Receivables and Insurance Proceeds relating to such Receivables and any Interchange, except for amounts, if any, held by the Trustee pursuant to subsection 12.03(b) of the Pooling and Servicing Agreement.

(b) In connection with such transfer, the Trustee agrees to authorize and deliver to the Transferor on or prior to the date of this Reconveyance, such UCC termination statements as the Transferor may reasonably request, evidencing the release by the Trustee of its lien on the Receivables.

4. Counterparts. This Reconveyance may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

5. Governing Law. This Reconveyance shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflict of laws. The parties hereto declare that it is their intention that this Reconveyance shall be regarded as made under the laws of the State of Delaware and that the laws of said State shall be applied in interpreting its provisions in all cases where legal interpretation shall be required. Each of the parties hereto agrees (a) that this Reconveyance involves at least $100,000.00, and (b) that this Reconveyance has been entered into by the parties hereto in express reliance upon 6 DEL. C. § 2708. Each of the parties hereto hereby irrevocably and unconditionally agrees (a) to be subject to the jurisdiction of the courts of the State of Delaware and of the federal courts sitting in the State of Delaware, and (b)(1) to the extent such party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such party’s agent for acceptance of legal process, and (2) that, to the fullest extent permitted by applicable law, service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service, and that service made pursuant to (b)(1) or (2) above shall, to the fullest extent permitted by applicable law, have the same legal force and effect as if served upon such party personally within the State of Delaware.

IN WITNESS WHEREOF, the undersigned have caused this Reconveyance of Receivables to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

BA CREDIT CARD FUNDING, LLC

By:
Name:
Title:

THE BANK OF NEW YORK, as Trustee

By:
Name:
Title:

SCHEDULE 1

LIST OF ACCOUNTS

Delivered to Trustee only

[Deemed Incorporated]

Schedule 10-1

Schedule 2

Series Supplements

Series 1996-M Supplement dated as of November 26, between MBNA, as Seller and Servicer, and the Trustee, as amended, supplemented or otherwise modified from time to time

Series 1997-B Supplement dated as of February 27, 1997, between MBNA, as Seller and Servicer, and the Trustee, as amended, supplemented or otherwise modified from time to time

Series 1997-D Supplement dated as of May 22, 1997, between MBNA, as Seller and Servicer, and the Trustee, as amended, supplemented or otherwise modified from time to time

Series 1997-H Supplement dated as of August 6, 1997, between MBNA, as Seller and Servicer, and the Trustee, as amended, supplemented or otherwise modified from time to time

Series 1997-O Supplement dated as of December 23, 1997, between MBNA, as Seller and Servicer, and the Trustee, as amended, supplemented or otherwise modified from time to time

Series 1998-B Supplement dated as of April 14, 1998, between MBNA, as Seller and Servicer, and the Trustee, as amended, supplemented or otherwise modified from time to time

Series 1998-E Supplement dated as of August 11, 1998, between MBNA, as Seller and Servicer, and the Master Trust Trustee, as amended, supplemented or otherwise modified from time to time

Series 1999-B Supplement dated as of March 26, 1999, between MBNA, as Seller and Servicer, and the Trustee, as amended, supplemented or otherwise modified from time to time

Series 1999-J Supplement dated as of September 23, 1999, between MBNA, as Seller and Servicer, and the Trustee, as amended, supplemented or otherwise modified from time to time

Series 2000-D Supplement dated as of May 11, 2000, between MBNA, as Seller and Servicer, and the Trustee, as amended, supplemented or otherwise modified from time to time

Series 2000-E Supplement dated as of June 1, 2000, between MBNA, as Seller and Servicer, and the Trustee, as amended, supplemented or otherwise modified from time to time

Schedule 2-1

Series 2000-H Supplement dated as of August 23, 2000, between MBNA, as Seller and Servicer, and the Trustee, as amended, supplemented or otherwise modified from time to time

Series 2000-J Supplement dated as of October 12, 2000, between MBNA, as Seller and Servicer, and the Trustee, as amended, supplemented or otherwise modified from time to time

Series 2000-L Supplement dated as of December 13, 2000, between MBNA, as Seller and Servicer, and the Trustee, as amended, supplemented or otherwise modified from time to time

Series 2001-B Supplement dated as of March 8, 2001, between MBNA, as Seller and Servicer, and the Trustee, as amended, supplemented or otherwise modified from time to time

Series 2001-C Supplement dated as of April 25, 2001, between MBNA, as Seller and Servicer, and the Trustee, as amended, supplemented or otherwise modified from time to time

Schedule 2-2